Exhibit 10.14

BAY PARK PLAZA

BAY PARK PLAZA II

BURLINGAME, CALIFORNIA

OFFICE LEASE AGREEMENT

BETWEEN

EOP-BAY PARK PLAZA, L.L.C., a Delaware limited liability company

(“LANDLORD”)

AND

BEST AIR HOLDINGS, INC., a Delaware corporation

(“TENANT”)

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (the “Lease”) is made and entered into as of the 9th day of December, 2005, by and between EOP-BAY PARK PLAZA, L.L.C., a Delaware limited liability company (“Landlord”) and BEST AIR HOLDINGS, INC., a Delaware corporation (“Tenant”). The following exhibits and attachments are incorporated into and made a part of this Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter), Exhibit D (Commencement Letter), Exhibit E (Building Rules and Regulations), Exhibit F (Additional Provisions), Exhibit G (Parking Agreement), Exhibit H (Form of Letter of Credit) and Exhibit I (Additional Required Removables).

1.	Basic Lease Information.

1.01 “Building” shall mean the building located at 555 Airport Boulevard, Burlingame, California, commonly known as Bay Park Plaza II. “Rentable Square Footage of the Building” is deemed to be 117,158 square feet.

1.02 “Premises” shall mean the area shown on Exhibit A to this Lease. The Premises are located on the 1st 2nd and 4th floors and known as suites 120, 200 and 450. Suite 450 of the Premises is sometimes referred to herein as “Suite 450”. Suites 120 and 200 of the Premises are sometimes collectively referred to herein as “Suite 120 and 200”. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The “Rentable Square Footage of the Premises” is deemed to be 41,875 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

1.03 “Base Rent”:

Months of Term	Annual Rate Per Square Foot	Monthly Base Rent
Months 1 - 3	$5.10	$17,796.88
Months 4 - 9	$10.20	$35,593.75
Months 10 - 12	$15.30	$53,390.63
Months 13 - 24	$21.01	$73,316.15
Months 25 – 36	$21.64	$75,514.58
Months 37 – 48	$22.28	$77,747.92
Months 49 – 60	$22.95	$80,085.94
Months 61 – 72	$23.64	$82,493.75
Months 73 – 84	$24.35	$84,971.35
Months 85 – 96	$25.08	$87,518.75
Months 97 – 120	$25.83	$90,135.94

1.04 “Tenant’s Pro Rata Share”: 35.74%.

1.05 “Base Year” for Taxes (defined in Exhibit B): 2005; “Base Year” for Expenses (defined in Exhibit B): 2005.

1.06 “Term”: A period of 120 months. Subject to Section 3, the Term shall commence on October 8, 2005 (the “Commencement Date”) and, subject to Section 3, unless terminated early in accordance with this Lease, end on October 7, 2015 (the “Termination Date”).

1.07 Allowance: $1,256,250.00, as more fully described in the Work Letter attached hereto as Exhibit C.

1.08 “Security Deposit”: In accordance with the terms of this Lease.

1.09 “Guarantor(s)”: As of the date of this Lease, there are no Guarantors.

1.10 “Broker(s)”: CB Richard Ellis, Inc.

1.11 “Permitted Use”: General office and administrative, classroom and training uses, including without limitation, a 24 hour per day, 7 days per week, 365 days per year airline operations center (“Operations Center”), including without limitation, flight crew check-in, and a flight operations center with emergency capabilities, and ancillary and incidental uses related thereto [which may include, without limitation, training facilities, a fuselage (“Fuselage”), a kitchen, cafeteria and pantry facilities, health and exercise facilities, messenger and mailroom facilities, and computer and other data processing equipment rooms] for the use by Tenant and Tenant’s guests and employees, and any other legal use related to the airline industry. However, in no event may the use of the Premises under this Lease be utilized for any use: (a) involving the handling, storage or use of Hazardous Materials in violation of Laws; or (b) which is in violation of any Laws; or (c) which increases the amount of the premium for any type of insurance carried by Landlord on the Building or the Property (unless the amount of the increase in such premium is paid by Tenant, in which case, such use of the Premises shall not be deemed a violation of the Permitted Use as provided hereunder, except that, to the extent that the amount of the premium for any type of insurance carried by Landlord on the Building or the Property is increased as a result of Tenant operating the Operations Center as frequently as 24 hours per day, 7 days per week, 365 days per year, the amount of such increase shall be at no cost or expense to Tenant, and such use of the Operations Center shall not be deemed a violation of the Permitted Use as provided hereunder). Further, it is the intention of the parties that only the Operations Center (and no other portion of the Premises) will be operated on a regular basis by Tenant 24 hours per day, 7 days per week, 365 days per year, provided, however, Tenant shall have access to the entire Premises on a 24 hours per day, 7 days per week, 365 days per year basis.

1.12 “Notice Address(es)”:

Landlord:	Tenant:

EOP-Bay Park Plaza, L.L.C. c/o Equity Office Management, L.L.C. 950 Tower Lane Suite 950 Foster City, California 94404 Attention: Property Manager	At the Premises With a copy to: Best Air Holdings, Inc. 520 Broadway New York, NY 10012 Attention: Vice President, Guest Services and Airports

A copy of any notices to Landlord shall be sent to Equity Office, One Market, Spear Street Tower, Suite 600, San Francisco, California 94105, Attn: San Francisco Regional Counsel.

With a copy of any notices whereby Landlord is notifying Tenant of a Tenant Default under this Lease, or notifying Tenant of, or responding to Tenant with respect to, any option rights of Tenant under this Lease (as opposed to routine notices concerning the operation of the Building) to:

Kriss, Feuerstein and Katz LLP, 360 Lexington Avenue, Suite 1300, New York, NY 10017 Attn: Alan Katz, Esq..

1.13 “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day following Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. “Building Service Hours” are 8:00 a.m. to 7:00 p.m. on Business Days.

1.14 “Landlord Work” means the work that Landlord is obligated to perform in the Premises pursuant to a separate agreement (the “Work Letter”) attached to this Lease as Exhibit C.

1.15 “Property” means the Building and the parcel(s) of land on which it is located and the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

1.16 “Letter of Credit”: $550,000.00, as more fully described in Section 2 of Exhibit H.

2.	Lease Grant.

The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the “Common Areas”). In addition, Tenant is also granted the rights granted to Tenant and contained in the Parking Agreement attached hereto as Exhibit G and in Section 2 of Exhibit F to this Lease (Generator).

3.	Adjustment of Commencement Date; Possession.

3.01 Landlord shall Substantially Complete (defined below) the Landlord Work prior to delivering the Premises to Tenant. Accordingly, the date set forth in Section 1.06 as the Commencement Date shall be defined as the “Target Commencement Date” and the actual Commencement Date shall be the date on which the Landlord Work is Substantially Complete and the Premises are delivered to Tenant in broom clean condition free of other tenants or occupants; and the Termination Date will be the last day of the Term as determined based upon the actual Commencement Date. Landlord’s failure to Substantially Complete the Landlord Work by the Target Commencement Date shall not be a default by Landlord or otherwise render Landlord liable for damages. Notwithstanding the foregoing, in the event that, on or before June 8, 2005, Tenant shall not have: (X) executed and delivered to Landlord this Lease together with any required prepaid rents, security deposits and the Letter of Credit, and/or (Y) delivered to Landlord the Plans (as defined in Exhibit C to this Lease), the actual Commencement Date shall be adjusted on a day-for-day basis working backwards from the date of Substantial Completion and delivery of the Premises to Tenant, for each day from and after June 8, 2005 until the later of (i) date of Tenant’s execution and delivery of this Lease to Landlord together with any required prepaid rents, security deposits and the Letter of Credit, and (ii) the date Tenant delivers to Landlord the Plans. For example, if on June 18, 2005 Tenant executes this Lease and delivers to Landlord this Lease, the Plans, and any required prepaid rents, security deposits and the Letter of Credit, and the date of Substantial Completion and delivery of the Premises to Tenant as required by the terms of this Lease is October 1, 2005, then, the Commencement Date shall be adjusted from October 1, 2005 to September 21, 2005. Promptly after the determination of the actual Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as Exhibit D. If the Termination Date does not fall on the last day of a calendar month, Landlord and Tenant may elect to adjust the Termination Date to the last day of the calendar month in which the Termination Date occurs by the mutual execution of a commencement letter agreement setting forth such adjusted date. The Landlord Work shall be deemed to be “Substantially Complete” on the date that all of the Landlord Work has been performed, other than any non-material details of construction, mechanical adjustment or any other so-called “punch-list” items, the non-completion of which does not materially interfere with Tenant’s use or occupancy of the Premises. If Landlord is actually delayed in the performance of the Landlord Work as a result of the acts or omissions of Tenant, the Tenant Related Parties (defined in Section 13) or their respective contractors or vendors, including, without limitation, due to changes requested by Tenant to approved plans, Tenant’s failure to comply with any of its obligations under this Lease, or the specification of any materials or equipment with long lead times (a “Tenant Delay”), the Landlord Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Landlord Work absent any Tenant Delay but only to the extent resulting from any such Tenant Delay.

3.02 Subject to Landlord’s obligation, if any, to perform Landlord Work, and except as otherwise expressly provided herein, the Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. Tenant’s acceptance of the Premises shall be subject to Landlord’s obligation to correct portions of the Landlord Work as set forth on a construction punch list prepared by Landlord and Tenant in accordance with the terms hereof. Within 15 days after Substantial Completion of the Landlord Work (as defined in the Work Letter attached to this Lease as Exhibit C), Landlord and Tenant shall together conduct an inspection of the Premises and prepare a “punch list” setting forth any portions of the Landlord Work that are not in conformity with the Plans (as defined in Exhibit C to this Lease) respecting the Landlord Work, as required by the terms of this Lease. Notwithstanding the foregoing, at the request of Landlord, such construction punch list shall be mutually prepared by Landlord and Tenant prior to the date on which Tenant first begins to move its furniture, equipment or other personal property into any portion of the Premises. Landlord, as part of the Landlord Work, shall use commercially reasonable, good faith efforts to correct all such items within a reasonable time following the completion of the punch list, but in no event later than 60 days following the preparation of the subject punch list (provided that if any such punch list items cannot reasonably be completed within said 60 day period, Landlord shall not be in breach or default of this Lease if Landlord timely commenced the correction of such punch list items and diligently pursues same). Landlord shall not be liable for a failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of the Premises or such other space by another party, however Landlord shall use commercially reasonable efforts to obtain possession of the Premises and such other space. The Commencement Date for the Premises in such event shall be postponed until the date Landlord delivers possession of the Premises to Tenant free from occupancy by any party and with the Landlord Work for the Premises Substantially Complete, as provided herein. If Tenant takes possession of the Premises before the Commencement Date, such possession shall be subject to all of the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section 4.01) to Landlord for each day of possession before the Commencement Date. However, except for the cost of services requested by Tenant, Tenant shall not be required to pay Rent for any days of possession before the Commencement Date during which Tenant, with the approval of Landlord, is in possession of the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property. Landlord shall not impose additional fees upon Tenant for Building freight elevator usage, but only during such period of early access before the Commencement Date and/or with respect to Tenant’s move-in to the Premises.

However, notwithstanding the foregoing but subject to the terms of this Section 3.02, and so long as Landlord has received all required prepaid rents, letters of credit and/or security deposits and certificates evidencing all of Tenant’s insurance coverages of the Premises as required under this Lease, Landlord grants Tenant the right to enter the Premises, at Tenant’s sole risk, commencing on the date that is fourteen (14) calendar days prior to Landlord’s reasonable estimation of the actual Commencement Date, solely for the purpose of installing equipment, furnishings and other personalty. Landlord may withdraw such permission to enter any portion of the Premises prior to the Commencement Date at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, or if Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with the completion of Landlord’s Work at the earliest possible date.

3.03 If the actual Commencement Date has not occurred on or before the Outside Completion Date (defined below in this Section 3.03), in addition to the adjustment of the Commencement Date under Section 3.01 herein, Tenant shall be entitled to an abatement in Base Rent (but not in Additional Rent) following the actual Commencement Date of two (2) days for every one (1) day in the period beginning on the Outside Completion Date and ending on the actual Commencement Date. Further, if the actual Commencement Date has not occurred on or before the thirtieth (30th) day after the Outside Completion Date (the “Termination Completion Date”), in addition to the adjustment of the Commencement Date under Section 3.01 herein and the abated Base Rent under this Section 3.03, Tenant, upon notice delivered to Landlord within 10 Business Days after the Termination Completion Date, may terminate this Lease as of the date of Landlord’s receipt of such notice, whereupon this Lease shall cease and terminate, and, so long as Tenant is not in default under the terms and conditions of this Lease, Landlord shall return to Tenant any unapplied prepaid rents and security deposits (including, without limitation, the Letter of Credit) and neither Landlord nor Tenant shall have any further obligation or liability to the other under this Lease, except as otherwise expressly provided herein to survive such termination. The “Outside Completion Date” shall mean the date which 150 days after the date on which the later of the following conditions is satisfied: (a) this Lease is properly executed and delivered by Tenant; (b) all prepaid Rent and Additional Rent, the Security Deposit and the Letter of Credit required under this Lease are delivered to Landlord; and (c) Tenant has submitted to Landlord for Landlord’s approval the Plans (as defined in Exhibit C) necessary to construct the Landlord Work. Landlord and Tenant acknowledge and agree that: (i) the determination of the actual Commencement Date shall take into consideration the effect of any Tenant Delays by Tenant; and (ii) the Outside Completion Date shall be postponed by the number of days the actual Commencement Date is delayed due to events of Force Majeure.

In addition to the foregoing, but subject to the terms of this Section 3.03, within thirty (30) days following the later of (i) mutual execution of this Lease and (ii) the date Landlord has received all required prepaid rents, letters of credit and/or security deposits and certificates evidencing Tenant’s insurance coverages of Suite 450 of the Premises, Landlord shall grant Tenant the right to enter Suite 450 of the Premises (and provide such access to Tenant), at Tenant’s sole risk, for the purpose of installing equipment, furnishings and other personalty and conducting Tenant’s business operations therein. If Tenant takes possession of Suite 450 of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease, except that, Tenant shall not be obligated to pay Base Rent with respect to Suite 450 of the Premises.

4.	Rent.

4.01 Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord. Tenant shall pay Landlord an administration fee equal to 3% of all past due Rent, provided that Tenant shall be entitled to a grace period of 5 Business Days for the first 2 late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest an annual interest rate of the lesser of three (3%) percent over the prime rate as listed in the Wall Street Journal (or if the Wall Street Journal no longer lists a prime rate, the prime rate of another respected national publication) and the maximum rate permitted by applicable Law. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

4.02 Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

5.	Compliance with Laws; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant. “Base Building” shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9). If there is a conflict between this Lease and any rules and regulations enacted after the date of this Lease, the terms of this Lease shall control. The rules and regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Building. As of the date hereof, Landlord has not received notice from any governmental agencies that the Building is in violation of any Laws respecting Hazardous Materials (as defined herein). Further, Landlord represents that Landlord has no actual knowledge of any Hazardous Materials present in the Premises in amounts and conditions which are in violation of applicable Environmental Laws. For purposes of this Section, “Landlord’s actual knowledge” and “knowledge” shall be deemed to mean and limited to the current actual knowledge of Michelle Hernandez, Property Manager, at the time of execution of this Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any Landlord Related Parties and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

As used in this Lease, “Hazardous Materials” shall mean any material or substance that is now or hereafter prohibited or regulated by any statute, law, rule, regulation or ordinance or that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment including but not limited to (i) oil and petroleum products, (ii) radioactive materials, (iii) asbestos and asbestos-containing materials, (iv) polychlorinated biphenyls and (v) substances defined as “hazardous substances”, “hazardous materials”, or “toxic substances” in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.; the

Hazardous Materials Transportation Act, 49 U.S.C. §§1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§2601, et seq.; the Clean Water Act, 33 U.S.C. §§1251 et seq.; the California Hazardous Waste Control Act, Health and Safety Code §§25330, et seq.; the California Safe Drinking Water and Toxic Enforcement Act, Health and Safety Code §§25249.5, et seq.; California Health and Safety Code §§25280, et seq. (Underground Storage of Hazardous Substances); the California Hazardous Waste Management Act, Health and Safety Code §§25170, et seq. (Hazardous Materials Release Response Plans and Inventory); the California Porter-Cologne Water Quality Control Act, Water Code §§13000, et seq.; all as amended.

Landlord, at its sole cost and expense, shall be responsible for correcting any violations of Laws (as the same are interpreted, enforced and in effect on the date of this Lease) with respect to the Premises and the Common Areas of the Building but only to the extent the same prevent Tenant from occupying the Premises and/or obtaining required permits for Tenant’s initial Alterations in the Premises prior to Tenant’s commencement of its business operations in the Premises; provided, however, that Landlord’s obligation with respect to the Premises shall be limited to such violations that arise out of either: (a) the Landlord Work; (b) the acts of Landlord or Landlord’s agents, employees or contractors; and/or (c) the condition of the Premises prior to the installation of any furniture, equipment and other personal property of Tenant. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the Americans with Disabilities Act (“ADA”) other than Title III, the specific nature of Tenant’s business in the Premises (other than general office use), the acts or omissions of Tenant, its agents, employees or contractors, Tenant’s arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant (other than the Landlord Work) and any design or configuration of the Premises specifically requested by Tenant after being informed that such design or configuration may not be in strict compliance with the ADA. However, subject to the terms hereof and so long as no liens or other encumbrances are placed upon the Building or Property in connection therewith, Tenant shall have the right to contest any of the foregoing alleged violations in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. If Tenant elects to contest the violation, Tenant and Landlord will proceed as follows: except to the extent that Tenant has obtained a deferment or other extension of the due date, Tenant will timely pay the costs associated with the violation under protest. Landlord will not be required to join in any proceeding or contest brought by Tenant, unless the provisions of any Law require that the proceeding or contest be brought by or in the name of Landlord or the owner of the Premises. If required by Law, Landlord will join in the proceeding or contest or permit such proceeding or contest to be brought in Landlord’s name as long as Landlord is not required to bear any out-of-pocket cost or costs or incur any liability therefor. Any proceeding or contest will be conducted at Tenant’s sole cost and expense. If Landlord receives a refund of any compliance costs paid by Tenant, Landlord will reimburse Tenant its reasonable cost incurred up to the amount of the payment received by Landlord.

6.	Security Deposit.

The Security Deposit, if any, shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use all or a portion of the Security Deposit to satisfy past due Rent or to cure any Default (defined in Section 18) by Tenant. If Landlord uses any portion of the Security Deposit, Tenant shall, within 5 Business Days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. If Tenant is not in default at the termination of this Lease, Landlord shall return any unapplied balance of the Security Deposit to Tenant within 45 days after Tenant surrenders the Premises to Landlord in accordance with this Lease. In addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a good faith estimate of any unreconciled Expenses and/or Taxes as of the Termination Date and to deduct any anticipated shortfall from the Security Deposit. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

7.	Building Services.

7.01 Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building lavatories; (b) customary heat and air conditioning in season during Building Service Hours. Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord; provided, however, that Tenant shall be entitled to use up to ten (10) hours of additional HVAC service beyond Building Service Hours without charge for each full calendar month of the Term. As of the date of this Lease, Landlord’s charge for after hours heating and air conditioning service is $59.00 per hour with a 2 hour minimum, subject to change from time to time (Landlord agrees that any increases in such charge for after-hours HVAC service shall be limited to increases in Landlord’s actual, reasonable costs of supplying the after-hours HVAC services); (c) standard janitorial service on Business Days; (d) Elevator service; (e) Electricity in accordance with the terms and conditions in Section 7.02; (f) Access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease, and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property. With respect to clause (b) above, so long as the ALC System (as defined below) is in effect and servicing the Premises and the Building, notwithstanding anything to the contrary contained in this Section 7.01, the only prior notice that shall be necessary will be for Tenant to telephone into the Building’s ALC Energy Management System (the “ALC System”) from any touch-tone telephone to request immediate service and invoices therefor will be generated by the ALC System. If Tenant requires heat or air conditioning during hours other than Business Service Hours, charges for such services will be prorated by Landlord between each requesting user-tenant (if more than one tenant in the same service zone requests additional heat or air conditioning at the same time) and the proration shall be based on the area of the Building leased to such tenants and their respective periods of use. In addition, Tenant may install, at its sole expense, supplemental heat, ventilation and air-conditioning systems and equipment, subject to Landlord’s approval in accordance with Section 9.03 of this Lease, such approval not to be unreasonably withheld or delayed. Tenant shall be responsible for the repair and maintenance of such supplemental systems, if any.

7.02 Electricity used by Tenant in Suite 120 of the Premises shall be measured by an electric meter or submeter, which shall be separately dedicated to Suite 120 of the Premises (but not other portions of the Premises). Tenant shall apply to the applicable utility company to connect and install such meter or submeter, all of the costs of the installation and connection of such meter or submeter shall be paid for by Tenant, at Tenant’s sole cost and expense (the installation and operation of which Tenant agrees to have completed on or before the Commencement Date), and electricity usage for Suite 120 of the Premises shall be paid for by Tenant by separate charge billed by the applicable utility company and payable directly by Tenant, including all utility hookup, connection and impact fees and permits. Further, although electricity service for Suite 120 of the Premises is to be separately metered as of the Commencement Date, Tenant acknowledges and agrees that electricity costs for the Common Areas and the other portions of the Building (including, but not limited to, the other portions of the Premises) shall be included in Expenses chargeable to Tenant. If Tenant fails to pay any utility bill within 45 days after the due date, Landlord may, but shall not be obligated to, pay such bills (without any duty to investigate the validity thereof), in which event Tenant shall immediately reimburse Landlord, as Additional Rent, for the amount paid by Landlord plus interest at the rate equal to the lesser of (1) 18% per annum or (2) the greatest per annum rate of interest permitted from time to time under applicable Law. All utility connections and tie-ins to the base building systems by or on behalf of Tenant are to be performed by a licensed contractor reasonably approved by Landlord and must be coordinated with Landlord’s Building Manager. At Tenant’s cost, the contractor shall make all connections (and pay all connection, tap-on or fixture fees or similar fees arising in connection with utilities supplied to Suite 120 of the Premises), furnish any necessary extensions from such point of connection to Suite 120 of the Premises or as otherwise required, and remove any temporary connections upon completion of the work. The contractor will provide the Building Manager verification that all tie-ins and connections are correct. All connections and tie-ins for electricity required in Suite 120 of the Premises by Tenant shall be connected to the main switch gear for the Building, or such other location as Landlord may otherwise specify.

If at any time during the Term, an electric meter or submeter is not operating and separately dedicated to any portion of the Premises (including, but not limited to, Suite 120 of the Premises), electricity used by Tenant in such portion(s) of the Premises shall be paid for by Tenant through inclusion in Expenses, or Landlord may charge Tenant directly for a portion of the cost of electricity based on (i) the square footage of such portion(s) of the Premises as a percentage of the total square footage of the tenants in the Building using electricity for their spaces and/or (ii) Landlord’s reasonable estimate of Tenant’s usage of electricity. If Landlord charges Tenant directly for any utility (including, but not limited to, electricity), such charge shall be payable by Tenant to Landlord within 30 days after billing by Landlord, plus Landlord’s reasonable administrative costs. Electricity used by Tenant in the balance of the Premises (other than Suite 120) shall be paid for by Tenant through inclusion in Expenses.

Without the consent of Landlord, Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, overall load, or (with respect to the balance of the Premises other than Suite 120 or if at any time during the Term, an electric meter or submeter is not operating and separately dedicated to Suite 120 of the Premises) use beyond Building Service Hours, or that which Landlord reasonably deems to be standard for the Building, which at the time of the execution of this Lease is a total of 5.0 watts per rentable square foot of the Premises (which total amount is comprised of 1.5 watts per rentable square foot applicable to lighting and 3.5 watts per rentable square foot applicable to other power services), and such amount shall not be reduced during the Term of this Lease. Landlord shall have the right to measure electrical usage by commonly accepted methods. With respect to the balance of the Premises other than Suite 120 (and if at any time during the Term, an electric meter or submeter is not operating and separately dedicated to Suite 120 of the Premises), if it is determined that Tenant is using excess electricity, Tenant shall pay Landlord for the cost of such excess electrical usage as Additional Rent.

7.03 Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, and notwithstanding the foregoing or any other provision of this Lease, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated. For purposes of this Section 7.03, the term “material portion” shall mean either: (a) at least five percent (5%) of the rentable square feet in the operations center within the Premises; or (b) at least twenty-five percent (25%) of the aggregate rentable square feet of the Premises. Further, a Service Failure shall expressly exclude any failure in the performance or service of the Generator (as defined in Section 2 of Exhibit F to this Lease).

7.04 Subject to the terms of this Lease, Tenant will have the right, during the Term of this Lease, at Tenant’s sole cost and expense, to arrange for its own telecommunications services to be brought into the Building and distributed directly to the Premises. Tenant may contract for the provision of telecommunications services with the supplier providing telecommunications services to the Building as of the date of this Lease or with an alternative provider reasonably acceptable to Landlord, provided that in the event Tenant’s telecommunications provider is not the current provider, such telecommunications provider shall, at Landlord’s request, enter into Landlord’s standard license agreement for the intended purpose. Landlord hereby approves Sprint as Tenant’s telecommunications provider. Landlord will make available to Tenant, without additional charge, such riser space sufficient to install two (2), two-inch (2”) conduits running from the basement of the Building to the Premises. Subject to the terms and conditions of this Lease (and any license agreement entered into by Landlord and Tenant’s telecommunications provider, if any) Tenant shall have the right to route its conduits through at least two (2) diverse riser shafts for the purposes of redundancy. All work in connection with the installation of such conduit, including core drilling, if required, shall be performed by Tenant at Tenant’s sole cost and expense and in accordance with the terms and conditions of this Lease, including, without limitation, Section 9.03.

8.	Leasehold Improvements.

All improvements in and to the Premises, including any Alterations (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant. Subject to Section 9.03, Landlord, however, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove (a) any Cable (defined in Section 9.01) installed by or for the benefit of Tenant, and (b) any Landlord Work or Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. However, it is agreed that Required Removables shall not include any usual office improvements, such as without limitation, gypsum board, partitions, ceiling grids and tiles, fluorescent lighting panels, Building standard doors and non-glued down carpeting. Following Landlord’s receipt of final, approved plans for the Landlord Work (as defined in Exhibit C attached to this Lease) which plans are sufficient to obtain all required permits for the construction of all of the Landlord Work, Tenant may request in writing and Landlord shall respond within 30 days following Landlord’s receipt of such written request, which items of the Landlord Work, if any, shall be deemed Required Removables. Notwithstanding anything to the contrary contained in this Lease, and in addition to the components of designated Required Removables set forth above in this Section 8, Tenant shall also remove from the Premises (and the same shall be deemed additional components of Required Removables for all purposes under this Lease), all of those items of furniture, fixtures, equipment and personal property set forth in Exhibit I (Additional Required Removables) to this Lease. The designated Required Removables and the Additional Required Removables set forth in Exhibit I shall all be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the Alteration are Required Removables.

9.	Repairs and Alterations.

9.01 Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions (but Tenant’s failure to provide any such notice shall not relieve Landlord of its obligations under the terms and conditions of this Lease). Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted and, except to the extent caused or exacerbated by Tenant or any Tenant Related party, damage by the elements excepted so long as Tenant uses reasonable efforts to protect the Premises from such damage. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building to the extent caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 2% of the cost of the repairs. Notwithstanding the foregoing, if the repair to be performed by Tenant cannot reasonably be completed within 15 days after Landlord’s notice to Tenant, Landlord shall not exercise its right to make such repair on Tenant’s behalf so long as Tenant commences such repair within 5 days after notice from Landlord and is diligently pursuing the same to completion.

9.02 Landlord shall keep and maintain in good repair and working order (and in a manner consistent with comparable Class A buildings (as defined below)) and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible. Landlord shall be responsible for repairs necessitated by Landlord’s negligence or willful misconduct. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect. For purposes of the foregoing, “Class A buildings” shall mean the buildings and projects similar to the Building and the project in which the Building is located and located in the Burlingame, California geographic area.

9.03 Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. In addition and notwithstanding the foregoing, Tenant shall have the right, without consent of, but upon at least ten (10) Business Days’ prior written notice to, Landlord, to make non-structural, Alterations within the interior of the Premises (and which are not visible from the outside of the Premises), which do not impair the value of the Building or affect the Building systems or Base Building, and which cost, in the aggregate, less than Fifty Thousand Dollars ($50,000.00) in any twelve (12) month period during the Term of this Lease (a “Permitted Alteration”), provided that such Alterations shall nevertheless be subject to all of the remaining requirements of this Section 9.03 other than the requirement of Landlord’s prior consent. Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed Alteration contains the following statement in large, bold and capped font “PURSUANT TO SECTION 9.03 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any Alterations, if it so does, Tenant shall also be notified whether or not the subject Alteration shall be deemed a Required Removable. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to so notify Tenant whether the subject Alteration shall be a Required Removable, it shall be assumed that such Alteration shall be a Required Removable. In addition, with respect to Cosmetic Alterations and Permitted Alterations, prior to the date Tenant commences construction of the same, Tenant may request in writing whether such Cosmetic Alterations and/or Permitted Alterations shall be Required Removables and so long as such written request is consistent with the form and substance of the above-described written request by Tenant (modified for the change in factual circumstances), Tenant shall be notified whether or not the subject Cosmetic Alteration and or Permitted Alteration shall be deemed a Required Removable. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to so notify Tenant whether the subject Cosmetic Alteration and/or Permitted Alteration shall be a Required Removable, it shall be assumed that such Cosmetic Alteration and/or Permitted Alteration shall be a Required Removable. However, it is agreed that Required Removables shall not include any usual office improvements, such as without limitation, gypsum board, partitions, ceiling grids and tiles, fluorescent lighting panels, Building standard doors and non-glued down carpeting. With respect to Cosmetic Alterations, notwithstanding anything to the contrary contained in this Section 9.03, Tenant shall not be required to provide to Landlord for its prior review and approval any plans and specifications.

Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord. So long as the same shall be consistent with Landlord’s expected and intended use for the Building and in no way interferes with Landlord’s use or operation of the Building or Property or the use or occupancy of the Building or Property by any other parties, and does not create any additional requirements of Landlord or any other party, Landlord shall make commercially reasonable efforts to cooperate with Tenant in connection with Tenant’s obtaining of such required permits and approvals, provided that in no event shall

Landlord be required to expend any funds in connection with such efforts. Tenant shall bear the cost of any third-party fees incurred by Landlord in connection with the foregoing. Changes to the plans and specifications must also be submitted to Landlord for its approval. Notwithstanding anything to the contrary contained in this Section 9.03, Landlord shall approve, disapprove or otherwise act with respect to plans and specifications submitted to Landlord by Tenant in connection with Alterations or Permitted Alterations within ten (10) Business Days after Landlord’s receipt thereof. If Landlord rejects such plans and specifications, in whole or in part, Landlord shall specify in reasonable detail the reason for such rejection. Landlord shall approve, disapprove or otherwise act with respect to any resubmissions of such plans and specifications within five (5) Business Days after receipt by Landlord. If Landlord shall fail to approve, disapprove or otherwise respond within the ten (10) Business Day time period set forth above with respect to initial submission of plans and specifications, or within the five (5) Business Day time period for resubmissions set forth above, Tenant may deliver to Landlord a second written request (in large, capped and bolded font) for such approval that (A) specifically refers to the provisions of this Section 9.03 and (B) states that such consent would be deemed given upon Landlord’s failure to respond within such ten (10) Business Day or five (5) Business Day period, as applicable. If Landlord fails to respond within five (5) Business Days of Landlord’s receipt of such second written request from Tenant, Landlord shall be deemed to have approved such plans and specifications or resubmissions, as applicable.

Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord. Tenant shall reimburse Landlord for any reasonable sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations equal to 1% of the cost of the Alterations. Upon completion, Tenant shall furnish “as-built” plans for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10.	Entry by Landlord.

Landlord may enter the Premises to inspect, clean or show to potential lenders, investors and/or buyers the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building, or, during the last 9 month of the Term of this Lease, to show the Premises to prospective tenants. Except in emergencies (as reasonably determined by Landlord) or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use commercially reasonable efforts to minimize any interference with Tenant’s use of the Premises and Tenant shall be entitled to have an employee of Tenant accompany the person(s) entering the Premises, provided Tenant makes such employee available at the time Landlord or such other party reasonably desires to enter the Premises. Notwithstanding the foregoing, except in emergencies or during any period of Tenant Default, Landlord shall exercise reasonable efforts to perform any entry into the Premises during Building Service Hours. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies (as reasonably determined by Landlord), Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

Notwithstanding the foregoing, Tenant, at its own expense, may provide its own locks to all or any portion of the Operations Center within the Premises (the “Secured Area”). Tenant need not furnish Landlord with a key, but upon the Termination Date or earlier expiration or termination of Tenant’s right to possession, Tenant shall surrender all such keys to Landlord. If Landlord must gain access to a Secured Area in a non-emergency situation, Landlord shall contact Tenant, and Landlord and Tenant shall arrange a mutually agreed upon time for Landlord to have such access. Landlord shall comply with all reasonable security measures pertaining to the Secured Area. If Landlord determines in its sole discretion that an emergency in the Building or the Premises, including, without limitation, a suspected fire or flood, requires Landlord to gain access to the Secured Area, Tenant hereby authorizes Landlord to forcibly enter the Secured Area. In such event, Landlord shall have no liability whatsoever to Tenant, and Tenant shall pay all reasonable expenses incurred by Landlord in repairing or reconstructing any entrance, corridor, door or other portions of the Premises damaged as a result of a forcible entry by Landlord. Landlord shall provide janitorial service and cleaning service in the Secured Area, provided that Tenant’s personnel are available to provide access to the Secured Area to Landlord’s janitorial and cleaning personnel during the regular hours that Landlord provides janitorial service and cleaning service to the other tenants in the Building. However, Tenant acknowledges and agrees that Landlord shall have no liability or responsibility whatsoever for not providing janitorial service or cleaning service to the Secured Area if Tenant’s personnel are not so available to provide access or deny access to the Secured Area to Landlord’s janitorial and cleaning personnel during the regular hours that Landlord provides janitorial service and cleaning service to the other tenants in the Building.

11.	Assignment and Subletting.

11.01 Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. If the entity which controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee. Tenant shall not be entitled to receive any consequential, special or indirect damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer. Notwithstanding the Tenant’s waiver of the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, instead of consequential, special or indirect damages, any such claim of Tenant shall be limited to the foreseeable, direct and actual damages incurred by Tenant. Any attempted Transfer in violation of this Section is voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

11.02 Tenant shall provide Landlord with financial statements for the proposed transferee, a copy of the proposed assignment agreement (which shall in no event be modified prior to its execution in relation to the form or substance of the copy of such agreement delivered to Landlord for review as provided herein, except to the extent expressly stated herein), sublease or other Transfer documentation (or alternatively, a copy of a term sheet indicating the material terms and conditions of the transaction), and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord, in which event Tenant may enter into the subject, approved Transfer; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or of a subletting of 100% of the Rentable Area of the Premises under a proposed sublease which terminates during the final six (6) month period of the Term of this Lease (or if Tenant has exercised any renewal option prior to requesting Landlord’s consent to the proposed sublease, during the final six (6) month period of such renewal period), recapture the portion of the Premises that Tenant is proposing to Transfer. In the event that Landlord exercises its right under clause (a) above to consent to the subject proposed Transfer, Tenant may enter into the subject assignment or sublease that substantially conforms to the terms and conditions of the proposed sublease or assignment delivered to Landlord in accordance with the first sentence of this Section 11.02. For purposes of the foregoing sentence, “substantially conforms” shall mean that there may be variances between the terms of the sublease or assignment delivered to Landlord in accordance with the first sentence of this Section 11.02 and the terms of the actual sublease or assignment of no more than five (5%) percent with respect to the value of the aggregate “bottom line” economic terms of the subject transaction. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer. Tenant shall pay Landlord a review fee of $750.00 for Landlord’s review of any Permitted Transfer or requested Transfer.

11.03 Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord’s share of the excess within 30 days after Tenant’s receipt of the excess. Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer, including, without limitation, reasonable brokers’ commission, attorneys’ fees and tenant improvement performed solely in connection with the subject Transfer. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

11.04 Tenant may (x) assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an “Ownership Change”) or (y) assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (each of (x) and (y), a “Permitted Transfer” and the transferee in connection with any such Permitted Transfer, a “Permitted Transferee”):

(a) Tenant is not in Default; (b) in the event of an Ownership Change, Tenant’s successor shall own substantially all of the assets of Tenant and have a net worth which is at least equal to Tenant’s net worth as of the day prior to the proposed Ownership Change; (c) the Permitted Use does not allow the Premises to be used for retail purposes; and (d) Tenant shall give Landlord written notice at least 15 Business Days prior to the effective date of the Permitted Transfer. Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant. In addition, any shareholder of Tenant, any entity which controls Tenant or any guarantor of Tenant’s obligations hereunder, may transfer its interest in Tenant, such entity and/or such guarantor to any one or more of the other shareholders of Tenant, such entity and/or such guarantor, whether in one or a series of transfers, without the consent of Landlord and such transfer shall also be deemed a “Permitted Transfer” and shall not be deemed a “Transfer” under this Lease. Further, for the purposes of either: (i) complying with current or future Federal Aviation Administration or other federal regulations or requirements with respect to the ownership of domestic United States airlines by foreign entities or individuals (collectively, the “Regulations”); or (ii) to increase the ownership interest in the Tenant of Virgin Group and/or any Affiliate of Virgin Group, to the extent required by any newly promulgated Regulations or related Laws, Tenant may sell or transfer any beneficial interest in Tenant or in any entity which controls the Tenant (a “Compliance Transfer”), and any such sale or transfer shall not be deemed a “Transfer” under this Lease, notwithstanding the provisions of this Article 11 or any other provision of this Lease. Any such Permitted Transfer or Compliance Transfer shall not require the written consent of Landlord, but shall be described in a written notice to Landlord, and may only be made on the further conditions that (A) Tenant is not in Default under this Lease, (B) Tenant’s successor shall own substantially all of the assets of Tenant and shall have a net worth which is at least equal to Tenant’s net worth as of the date of this Lease and (C) the Premises shall not be used for retail purposes. The provisions of 11.02(c) of this Article and the provisions of 11.03 of this Article shall not apply to any Permitted Transfer or Compliance Transfer.

11.05 Notwithstanding anything in this Article 11 to the contrary, Tenant shall be permitted from time to time to permit its clients (“Approved Users”) to temporarily occupy space within the Premises while Tenant is performing consulting or other services for such client in order to make such client more accessible to Tenant, provided that (a) Tenant does not separately demise such space and the Approved Users utilize, in common with Tenant, one common entryway to the Premises as well as certain shared central services, such as reception, photocopying and the like; (b) the Approved Users shall not occupy, in the aggregate, more than 10% of the rentable area in the Premises; (c) the Approved Users occupy space in the Premises for the Permitted Use and for no other purpose; (d) all Approved Users shall be clients of Tenant and shall occupy space in the Premises only so long as Tenant is providing consulting or other services to such Approved Users; and (e) Tenant notifies Landlord, in writing, of the identity of any such Approved Users prior to occupancy of any portion of the Premises by such Approved Users. If any Approved Users occupy any portion of the Premises as described herein, it is agreed that (i) the Approved Users must comply with all provisions of this Lease, and a default by any Approved Users shall be deemed a default by Tenant under this Lease; (ii) all notices required of Landlord under this Lease shall be forwarded only to Tenant in accordance with the terms of this Lease and in no event shall Landlord be required to send any notices to any Approved Users; (iii) in no event shall any use or occupancy of any portion of the Premises by any Approved User release or relieve Tenant from any of its obligations under this Lease; (iv) the Approved User and its employees, contractors and invitees visiting or occupying space in the Premises shall be deemed contractors of Tenant for purposes of Tenant’s indemnification obligations in Article 13; and (v) in no event shall the occupancy of any portion of the Premises by Approved Users be deemed to create a landlord/tenant relationship between Landlord and such Approved Users, and, in all instances, Tenant shall be considered the sole tenant under this Lease notwithstanding the occupancy of any portion of the Premises by the Approved Users.

12.	Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 Business Days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any actual out-of-pocket amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.

13.	Indemnity and Waiver of Claims.

Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord. Notwithstanding the foregoing, except as provided in Article 15 to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant’s business) where such loss or damage is due to the negligence or willful misconduct of Landlord or any Landlord Related Parties. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease.

Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties or any of Tenant’s transferees, contractors or licensees.

Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall, subject to Article 15 of this Lease, indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”) harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord’s contractors or licensees.

14.	Insurance.

Tenant shall maintain the following insurance (“Tenant’s Insurance”): (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b) either Extra Expense Coverage or Property/Business Interruption Insurance, in either case, written on an All Risk or Special Perils form, with coverage for broad form water damage including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises (“Tenant’s Property”) and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers’ Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than A- and VIII. All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor), EOP Operating Limited Partnership, Equity Office Properties Trust and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear. All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days’ advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance. Landlord shall maintain so called All Risk property and liability insurance on the Building at replacement cost value as such phrase is commonly understood in the insurance industry and as reasonably estimated by Landlord. As of the date of this Lease, Landlord maintains earthquake insurance covering the Building. So long as the same is available and otherwise commercially reasonable, and so long as Landlord’s affiliate is able to carry such insurance coverage with respect to its portfolio (which portfolio includes the Building) generally, Landlord shall maintain such earthquake insurance coverage for the Building in amounts and coverages as determined by Landlord.

15.	Subrogation.

Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

16.	Casualty Damage.

16.01 If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a “Casualty”), Landlord, with reasonable promptness, shall cause a reputable and independent third party general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”). If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 270 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building occurs. In addition to Landlord’s right to terminate as provided herein, Tenant shall have the right to terminate this Lease if: (a) a substantial portion of the Premises has been damaged by a Casualty, or if the Common Areas are damaged such that Tenant is unable to access the Premises, and such damage cannot reasonably be repaired within 60 days after Tenant’s receipt of the Completion Estimate; (b) there is less than 1 year of the Term remaining on the date of such Casualty; (c) the Casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (d) Tenant provides Landlord with written notice of its intent to terminate within 30 days after the date that Tenant receives the Completion Estimate. If Landlord has the right to terminate this Lease pursuant to this Section 16.01, Landlord agrees to exercise such right in a nondiscriminatory fashion among tenants in the Building. Consideration of the following factors in arriving at its decision shall not be deemed discriminatory: the length of the Term remaining on this Lease, time needed to repair and restore, costs of repair and restoration not covered by insurance proceeds, Landlord’s plans to repair and restore Common Areas serving the Premises, Landlord’s plans for repair and restoration of the Building, and other relevant factors of Landlord’s decision, as long as they are applied to Tenant in the same manner as other tenants affected by the Casualty.

16.02 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises (including, without limitation, the Landlord Work) and the Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, or if the Common Areas are damaged such that Tenant is unable to access the Premises, the Rent shall abate for the portion of the Premises that is untenantable and/or for the period that Tenant is unable to access the Premises, and the Premises are not used by Tenant.

16.03 The provisions of this Lease, including this Section 16, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Property, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Property.

17.	Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. If Landlord has the right to terminate this Lease pursuant to this Article 17, Landlord agrees to exercise such right in a nondiscriminatory fashion among leases affecting the Building. Consideration of the following factors in arriving at its decision shall not be deemed discriminatory: the length of the Term remaining on this Lease, time needed to repair and restore, costs of repair and restoration not covered by condemnation proceeds, Landlord’s plans to repair and restore Common Areas serving the Premises, Landlord’s plans for repair and restoration of the Building, and other relevant factors of Landlord’s decision as long as they are applied to Tenant in the same manner as other tenants affected by the Taking. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective on the date the physical taking occurs. If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Laws.

18.	Events of Default.

Each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for 3 Business Days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 10 days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within 10 days, Tenant shall be allowed additional time (not to exceed 90 days, however, such 90 day period shall be extended one day for every one day that an event of Force Majeure prevents Tenant from curing such failure) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 10 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease. However, if Tenant’s failure to comply creates a hazardous condition, Tenant shall immediate consult with Landlord and Landlord may elect, at Tenant’s sole cost and expense, to (i) require Tenant to immediately perform whatever remediation, safety procedures or other work that is necessary to protect persons and property from harm as a result of such hazardous condition as determined by Landlord, or (ii) Landlord shall perform such work at Tenant’s sole cost and expense. Tenant shall reimburse Landlord for all costs and expenses associated with the foregoing within 10 days following demand by Landlord; (c) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (d) the leasehold estate is taken by process or operation of Law; (e) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises; or (f) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property. If Landlord provides Tenant with notice of a Monetary Default on 3 separate occasions during any 12 month period (the “Initial 12 Month Period”), Tenant’s subsequent Monetary Default(s) during the Initial 12 Month Period or during the 12 month period immediately following the expiration of the Initial 12 Month Period shall, at Landlord’s option, result in Landlord no longer having any obligation to provide the 3 Business Days’ notice required under subsection (a) of this Article 18. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19.	Remedies.

19.01 Upon the occurrence of any Default under this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, except for those notices specifically required pursuant to the terms of Section 18 or this Section 19, and waives any and all other notices or demand requirements imposed by applicable law):

(a)	Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

(i)	The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

(ii)	The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

(iii)	The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

(iv)	Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v)	All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts (i) and (ii) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (A) the greatest per annum rate of interest permitted from time to time under applicable law, or (B) the Prime Rate plus 5%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in part (iii), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

(b)	Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

(c)	Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Paragraph 19.01(a).

19.02 The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

19.03 TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMIITED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

19.04 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

19.05 If Tenant is in Default of any of its non-monetary obligations under this Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord.

19.06 This Section 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

20.	Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 50% OF THE VALUE OF THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY

FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. FOR PURPOSES HEREOF, “INTEREST OF LANDLORD IN THE PROPERTY” SHALL INCLUDE RENTS DUE FROM TENANTS, INSURANCE PROCEEDS, PROCEEDS FROM CONDEMNATION OR EMINENT DOMAIN PROCEEDINGS (PRIOR TO THE DISTRIBUTION OF SAME TO ANY PARTNER OR SHAREHOLDER OF LANDLORD OR ANY OTHER THIRD PARTY), AND PROCEEDS FROM THE SALE OF THE PROPERTY; PROVIDED, HOWEVER, THAT WITH RESPECT TO PROCEEDS FROM THE SALE OF THE PROPERTY, LANDLORD’S LIABILITY SHALL EXTEND ONLY TO ADJUDICATED CLAIMS WHICH ARISE DURING LANDLORD’S PERIOD OF OWNERSHIP AND DURING THE TERM OF THIS LEASE BUT ONLY AFTER LANDLORD FIRST APPLIES ANY SUCH SALE PROCEEDS TO ANY OUTSTANDING MORTGAGES AND/OR ANY OTHER ENCUMBRANCES EXISTING UPON OR OTHERWISE AFFECTING THE PROPERTY (INCLUDING ANY GROUND LEASE PAYMENTS) AND ANY TAX LIABILITY RESPECTING THE PROPERTY.

21.	Intentionally Omitted.

22.	Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 125% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 30 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23.	Subordination to Mortgages; Estoppel Certificate.

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease. Notwithstanding the foregoing in this Article to the contrary, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under this Lease and is not otherwise in default under this Lease beyond any applicable cure period, its right to possession and the other terms of this Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee, including, without limitation, additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Base Rent, Additional Rent, or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of this Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the Property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; and (c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord). Landlord represents to Tenant that, as of the date of this Lease, there is no Mortgage encumbering Landlord’s title to the Building.

Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable.

24.	Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1. Each notice shall be deemed to have been received on the earlier to occur of the Business Day of actual delivery or the Business Day on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 5 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.	Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property within 2 days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the reasonable and actual expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord.

26.	Miscellaneous.

26.01 This Lease shall be interpreted and enforced in accordance with the Laws of the State of California and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

26.02 If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default, shall not constitute a waiver of the default, nor shall it constitute an estoppel.

26.03 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

26.04 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease.

26.05 Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Equity Office Properties Management Corp. (“EOPMC”) is an affiliate of Landlord and represents only the Landlord in this transaction. Landlord represents that it has dealt with no other brokers (other than Broker and EOPMC to the extent EOPMC’s services are consistent with that of a broker) as a broker in connection with this Lease. Any assistance rendered by any agent or employee of EOPMC in connection with this Lease or any subsequent amendment or modification hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

26.06 Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

26.07 Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

26.08 This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

[SIGNATURES ARE ON FOLLOWING PAGE]

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

EOP-BAY PARK PLAZA, L.L.C., a Delaware limited liability company

By:	EOP Operating Limited Partnership, a Delaware limited partnership, its sole member

	By:	Equity Office Properties Trust, a Maryland real estate investment trust, its general partner

		By:	/s/ illegible

Name:

Title:

TENANT:

BEST AIR HOLDINGS, INC., a Delaware corporation

By:	/s/ Robert B. Dana
Name:	Robert B. Dana
Title:	Chief Financial Officer

By:
Name:
Title:

Tenant’s Tax ID Number (SSN or FEIN)

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

SUITE 120

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

SUITE 200

EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Lease by and between EOP-BAY PARK PLAZA, L.L.C., a Delaware limited liability company (“Landlord”) and BEST AIR HOLDINGS, INC., a Delaware corporation (“Tenant”) for space in the Building located at 555 Airport Boulevard, Burlingame, California.

1.	Payments.

1.01	Tenant shall pay Tenant’s Pro Rata Share of the amount, if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the “Expense Excess”) and also the amount, if any, by which Taxes (defined below) for each calendar year during the Term exceed Taxes for the Base Year (the “Tax Excess”). If Expenses or Taxes in any calendar year decrease below the amount of Expenses or Taxes for the Base Year, Tenant’s Pro Rata Share of Expenses or Taxes, as the case may be, for that calendar year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of both the Expense Excess and Tax Excess. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. Such estimate shall be determined by Landlord reasonably and in good faith. If Landlord does not provide Tenant with an estimate of the Expense Excess or the Tax Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate.

1.02	As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year is more than the actual Expense Excess or actual Tax Excess, as the case may be, for the prior calendar year, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year is less than the actual Expense Excess or actual Tax Excess, as the case may be, for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses or Taxes, any underpayment for the prior calendar year. With respect to Expenses only, any such statement may be sent to Tenant, and all such rights and obligations shall survive, for a period of two (2) years after the conclusion of the subject calendar year, including the calendar year in which the Lease expires or is otherwise terminated. The foregoing shall in no event apply to Taxes.

2.	Expenses.

2.01

“Expenses” means all customary and reasonable costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property. Landlord agrees to act in a commercially reasonable manner in incurring Expenses, taking into consideration the nature of the Building. Expenses include, without limitation: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits for personnel at or below the level of general manager; provided that if any employee performs services in connection with the Building and other buildings, costs associated with such employee may be proportionately included in Expenses based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Building; (b) management fees, provided that such management fees shall not exceed 3% of gross office Rents and all other collections for the Building; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs incurred in connection with the operation of the Building or the preparation of statements required pursuant to the Lease; (e) the cost of services (provided that such services are of a nature customarily included as components of operating expenses in other leases for similar or comparable buildings in San Mateo County, California) and utilities provided to the Building; (f) rental and purchase cost of parts, supplies, tools and equipment; provided however, if any such parts, supplies, tools or equipment would be deemed a capital expenditure under generally accepted accounting principles, then the determination of whether the rental or purchase cost of such item may be properly included in Expenses shall be governed by the terms of clause (i) below; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs; and (i) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Base Year which are: (1) performed primarily to reduce current or future operating expense costs, upgrade Building security or otherwise improve the operating efficiency of the Property; or (2) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of the Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord substantially in accordance with generally accepted accounting principles. The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement.

“Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under the Lease; provided that the cost of any such services shall not exceed the cost that would have been incurred had Landlord entered into an arms-length contract for such services with an unaffiliated entity of comparable skill and experience. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

2.02	Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; principal and interest payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; any penalties or damages that Landlord pays to Tenant under the Lease or to other tenants in the Building under their respective leases; or any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials in or about the Building, Common Area or Property, including, without limitation, hazardous substances in the ground water or soil, except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building, Common Area or Property.

The following items are also excluded from Expenses:

(a)	Sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section 2.01 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience.

(b)	Any fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees.

(c)	Advertising and promotional expenditures.

(d)	Landlord’s charitable and political contributions.

(e)	Ground lease rental.

(f)	Attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building.

(g)	The cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant.

(h)	All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building).

(i)	Any expenses for which Landlord has received actual reimbursement (other than through Expenses).

(j)	Costs incurred by Landlord (i) for the repair of damage caused to the Building or Property solely resulting from Landlord’s gross negligence or willful misconduct, and (ii) in connection with the correction of defects in design and original construction of the Building or Property.

(k)	Expenses for the replacement of any item covered under warranty, unless Landlord has not received payment under such warranty and it would not be fiscally prudent to pursue legal action to collect on such warranty.

(l)	Fines or penalties incurred as a result of violation by Landlord of any applicable Laws.

(m)	The cost of complying with any Laws in effect (and interpreted and enforced) on the date of the Lease, provided that if any portion of the Building that was in compliance with all applicable Laws on the date of the Lease becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Expenses unless otherwise excluded pursuant to the terms hereof.

(n)	All items (including repairs) and services for which Tenant or other tenants pay directly to third parties or for which Tenant or other tenants reimburse Landlord (other than through Expenses).

(o)	Taxes.

(p)	The cost of installing, operating and maintaining any specialty services, such as an observatory, broadcasting and or telecommunication facility, data processing facility, luncheon club, retail store, sundries shop, newsstand, concession, concierge service, athletic or recreational club.

(q)	Wages, salaries or other compensation and benefits of any offsite employees of Landlord, provided however Expenses shall include Landlord’s reasonable allocation (based on time spent in connection with the Building) of compensation paid for the wages, salary, and other compensation and benefits paid to such employees, if offsite, who are assigned part-time to the operation, management, maintenance, or repair of the Building (it being understood and agreed that in no event shall Landlord allocate more than 100% of the compensation and benefits for any single employee among the properties being serviced by such employee).

(r)	that portion of any Expenses paid to any entity affiliated with Landlord which is in excess of the amount which would otherwise be paid at then existing market rates to an entity which is not affiliated with Landlord for the provision of the same service.

Notwithstanding the foregoing, for purposes of computing Tenant’s Pro Rata Share of Expenses, the Controllable Expenses (hereinafter defined) shall not increase by more than 6% per calendar year on a compounding and cumulative basis over the course of the Term. In other words, Controllable Expenses for the first calendar year after the Base Year shall not exceed 106% of the Controllable Expenses for the Base Year. Controllable Expenses for the second calendar year after the Base Year shall not exceed 106% of the limit on Controllable Expenses for the first calendar year after the Base Year, etc. By way of illustration, if Controllable Expenses were $10.00 per rentable square foot for the Base Year, then Controllable Expenses for the first calendar year following the Base Year shall not exceed $10.60 per rentable square foot, and Controllable Expenses for the second calendar year following the Base Year shall not exceed $11.24 per rentable square foot. “Controllable Expenses” shall mean all Expenses exclusive of the cost of insurance, utilities and capital improvements and further shall exclude Taxes.

2.03	If at any time during a calendar year the Building is not at least 95% occupied or Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building, Expenses shall, at Landlord’s option, be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building. If Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined in such manner. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

3.

“Taxes” shall mean: (a) all real property taxes and other assessments on the Building and/or Property (exclusive of penalties or interest incurred as a result of Landlord’s negligence or willful misconduct), including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any reasonable costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. In addition, Taxes shall not include franchise, income, profit, or similar taxes imposed upon or measured by the income or profits of Landlord; provided, however, if due to a future change in the method of taxation, any franchise, income or profit or other tax shall be levied in substitution in whole or in part or in lieu of any tax which would otherwise constitute a Tax under the Lease, such franchise, income, profit or other tax shall be deemed to be Tax for the purposes of the Lease. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant’s receipt of a statement from Landlord. Upon written request from Tenant, Landlord will provide Tenant with a copy of the then current tax bill and any other tax bill reasonably requested by Tenant and within Landlord’s possession.

4.

Audit Rights. Tenant, within 365 days after receiving Landlord’s statement of Expenses, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year to which the statement applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located. Notwithstanding the foregoing, Landlord agrees that Tenant may retain a third party agent to review Landlord’s books and records which is not a CPA firm, so long as the third party agent retained by Tenant shall have expertise in and familiarity with general industry practice with respect to the operation of and accounting for a first class office building and whose compensation shall in no way be contingent upon or correspond to the financial impact on Tenant resulting from the review. Tenant shall be solely responsible for all of Tenant’s costs, expenses and fees incurred for the audit. However, notwithstanding the foregoing, if Landlord and Tenant determine that Expenses for the Building for the year in question were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by

Tenant. Within 90 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 90 day period or fails to provide Landlord with a Review Notice within the 365 day period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Landlord and Tenant determine that Expenses and Taxes for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses and Taxes for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. The records obtained by Tenant shall be treated as confidential and, at Landlord’s or Tenant’s request, in the event of any such inspection of Landlord’s books and records, the parties shall enter into a commercially reasonable confidentiality agreement, which agreement shall include industry standard exclusions (such as, for example, compliance with Laws disclosure requirements). In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due. With respect to Expenses only, all such rights and obligations shall survive, for a period of two (2) years after the conclusion of the subject calendar year, including the calendar year in which the Lease expires or is otherwise terminated. The foregoing shall in no event apply to Taxes.

EXHIBIT C

WORK LETTER

This Exhibit is attached to and made a part of the Lease by and between EOP-BAY PARK PLAZA, L.L.C., a Delaware limited liability company (“Landlord”) and BEST AIR HOLDINGS, INC., a Delaware corporation (“Tenant”) for space in the Building located at 555 Airport Boulevard, Burlingame, California.

As used in this Work Letter, the “Premises” shall be deemed to mean the Premises, as initially defined in the attached Lease.

1.	This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed in Suites 120 and 200 and in Suite 450 for Tenant’s use. All improvements described in this Work Letter to be constructed in and upon the Suites 120 and 200 by Landlord are hereinafter referred to as the “Suite 120 and 200 Landlord Work.” All improvements described in this Work Letter to be constructed in and upon the Suite 450 by Landlord are hereinafter referred to as the “Suite 450 Landlord Work.” The Suite 120 and 200 Landlord Work and the Suite 450 Landlord Work are sometimes collectively referred to herein as the “Landlord Work”. Landlord shall complete the Landlord Work in a good and workmanlike manner. Landlord hereby agrees that a part of the Suite 120 and 200 Landlord Work shall be the construction of one (1) direct exterior entry to Suite 120 of the Premises. It is agreed that construction of the Landlord Work will be completed at Tenant’s sole cost and expense, subject to the Allowance (as defined below). Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord, which Landlord and Tenant agree may be any one of the following general contractors: Venture Builders; South Bay Construction; Webcor; or BCCI. In addition, subject to the terms of this Section 1, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work. Landlord, or its general contractor, shall obtain bids (on an “open book” basis with respect to Tenant and its approved contractors) for any major subtrade in the construction of the Landlord Work from at least 3 qualified subcontractors. The subcontractor that presents the lowest bid shall be selected to perform the subject portion of the Landlord Work unless either Landlord or Tenant reasonably objects to such subcontrator.

2.

Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications (called “Plans”) necessary to construct the Landlord Work, which plans shall be subject to approval by Landlord and Landlord’s architect and engineers and which approval shall not be unreasonably withheld or delayed provided that such plans shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. If requested by Tenant, Landlord’s architect will prepare the Plans necessary for such construction at Tenant’s cost. Whether or not the layout and Plans are prepared with the help (in whole or in part) of Landlord’s architect, Tenant agrees to remain solely responsible for the timely preparation and submission of the Plans and for all elements of the design of such Plans and for all costs related thereto. The timing and the respective responsibilities of Landlord and Tenant and their respective affiliates, agents, contractors and employees with respect to the Plans and the completion of the Landlord Work are set forth in the Project Schedule (the “Project Schedule”), attached hereto as Exhibit C-1, and made a part hereof. Tenant has assured itself by direct communication with the architect and engineers (Landlord’s or its own, as the case may be) that the final Plans can be delivered to Landlord for Landlord’s review and approval on or before the date of the Lease (the “Plans Due Date”), provided that Tenant promptly furnishes complete information concerning its requirements to said architect and engineers as and when requested by them. Landlord shall approve, disapprove or otherwise act with respect to plans and specifications submitted to Landlord by Tenant in connection with the Landlord Work within seven (7) Business Days after Landlord’s receipt thereof. If Landlord rejects such plans and specifications, in whole or in part, Landlord shall specify in reasonable detail the reason for such rejection. Landlord shall approve, disapprove or otherwise act with respect to any resubmissions of such plans and specifications within five (5) Business Days after receipt by Landlord. If Landlord shall fail to approve, disapprove or otherwise respond within the seven (7) Business Day time period set forth above with respect to the initial submission of such plans and specifications, or within the five (5) Business Day time period for resubmissions set forth above, Tenant may deliver to Landlord a second written request (in large, capped and bolded font) for such approval that (a) specifically refers to the provisions of this Section 2 of the Work Letter and (b) states that such consent will be deemed given upon Landlord’s failure to respond within such seven (7) Business Day or five (5) Business Day period, as applicable. If Landlord fails to respond within five (5) Business Days after Landlord’s receipt of such second written notice from Tenant, Landlord shall be deemed to have approved such plans and specifications or resubmissions, as applicable, effective as of the expiration of such second five (5) Business Day period. Tenant covenants and agrees to cause said final, approved Plans to be delivered to Landlord on or before said Plans Due Date and to devote such time as may be reasonably necessary in consultation with said architect and engineers to enable them to complete and submit the Plans within the required time limit. Time is of the essence in respect of preparation and submission of Plans by Tenant and with compliance with the Project Schedule by Landlord and Tenant. If the Plans are not fully completed and approved by Landlord by the Plans Due Date, Tenant shall be responsible for one day of Tenant Delay (as defined in the Lease to which this Work Letter is attached), as the sole remedy for not meeting such deadline, for each day during the period beginning on the day following the Plans Due Date and ending on the date completed Plans are approved. The word “architect” as used in this Work Letter shall mean an architect licensed in the State of California.

3.

Landlord shall provide to Tenant a written and reasonably detailed estimate of the total cost of the Landlord Work (“Landlord’s Estimate”). Landlord shall submit Landlord’s Estimate to Tenant prior to commencement of the Landlord Work. Landlord shall make commercially reasonable efforts to provide to Tenant Landlord’s Estimate within 30 days following the date the Plans are final and approved by Landlord. If Landlord’s Estimate shall exceed the Allowance, Landlord, prior to commencing any construction of Landlord Work, shall submit to Tenant a reasonably detailed written estimate setting forth the anticipated cost of the Landlord Work, including but not limited to labor and materials, contractor’s fees and permit fees. Within 7 Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of Landlord’s Estimate, or specify in reasonable written detail its objections thereto and any desired changes (but such changes at such point in time are not required to be in the form of final, approved plans) to the proposed Landlord Work. If Tenant so notifies Landlord of such objections and desired changes, Tenant and Landlord shall work together in good faith to reach a mutually acceptable alternative Landlord’s Estimate. Tenant shall be liable for the actual cost of construction of the Landlord Work which exceeds the Allowance regardless of Landlord’s Estimate.

4.	If Landlord’s Estimate (following approval by Tenant) and/or the actual cost of construction shall exceed the Allowance, if any (such amounts exceeding the Allowance being herein referred to as the “Excess Costs”), Tenant shall pay to Landlord such Excess Costs, plus any applicable state sales or use tax thereon, as follows: 50% of all such Excess Costs within 21 days following Landlord’s written demand therefor and the remaining 50% within 21 days following Landlord’s reconciliation of the total costs and expenses of the completed Landlord Work. The statements of costs (including reasonable back-up documentation) submitted to Landlord by Landlord’s contractors shall be conclusive for purposes of determining the actual cost of the items described therein, unless such statements are clearly erroneous. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

5.	If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord, Landlord shall have such revisions to the drawings prepared by the architect, and Tenant shall reimburse Landlord for the cost thereof, plus any applicable state sales or use tax thereon, within ten (10) days following demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within three (3) Business Days after receipt of such written determination of increased cost, shall notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant’s decision, in which event Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting therefrom. If such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Allowance, such increased estimate or costs shall be deemed Excess Costs pursuant to Paragraph 4 hereof and Tenant shall pay, pursuant to Paragraph 4 hereof, such Excess Costs, plus any applicable state sales or use tax thereon, within ten (10) days following demand.

6.	Following approval of the Plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause the Landlord Work to be constructed in a good and workmanlike manner and substantially in accordance with the approved Plans. Landlord shall notify Tenant of Substantial Completion of the Landlord Work. Landlord shall use reasonable efforts to provide Tenant with advance notice (which may be given orally) of the estimated Commencement Date at least 1 week prior to such estimated Commencement Date, but, except as specifically provided under the Lease, Landlord’s failure to accurately estimate the Commencement Date shall in no manner affect the Commencement Date or any other obligations of Landlord or Tenant hereunder.

7.	Landlord, provided Tenant is not in Default under the Lease, agrees to provide Tenant with an allowance (the “Allowance”) in an amount not to exceed $1,256,250.00 (i.e., $30.00 per rentable square foot of the Premises) to be applied toward the cost of the Landlord Work in the Premises (including, without limitation, space planning and design services, permits and fees, construction materials and labor costs (including the installation of any uninterrupted power source(s) and the Generator, 27 hour/7 days per week heating, ventilating and air conditioning units for Tenant’s operations center and any IT rooms and the cost and expense of Tenant’s Building Signage (as defined in Exhibit F to the Lease). If the Allowance shall not be sufficient to complete the Landlord Work, Tenant shall pay the Excess Costs, plus any applicable state sales or use tax thereon, as prescribed in Paragraph 4 above. Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord’s oversight of the Landlord Work in an amount equal to 3% of the amount of the Allowance utilized for the Landlord Work (expressly excluding from the Allowance any Remaining Allowance (as defined herein below)).

If the cost of the Landlord Work is less than the Allowance, Tenant, provided it is not in default under the Lease, shall be entitled to apply the total of the remaining allowance (the “Remaining Allowance”) toward the cost of purchasing and installing telephone and computer cabling in the Premises architectural and project management consultation fees, furniture costs and moving costs (such as reprinting stationery on hand, moving Tenant’s furniture, equipment and other personal property into the Premises). All such costs, as evidenced by invoices for same, are referred to herein as the “Tenant Work Costs”. Any unused portion of the Remaining Allowance that is in excess of the Tenant Work Costs shall accrue to the sole benefit of Landlord, it being understood and agreed that Tenant shall not be entitled to receive any credit or abatement in connection therewith. Landlord shall disburse the Remaining Allowance, or applicable portion thereof (not to exceed the actual Tenant Work Costs), to Tenant within forty-five (45) days after the later to occur of (i) receipt of paid invoices from Tenant with respect to Tenant’s actual Tenant Work Costs, and (ii) completion of the Landlord Work. However, in no event shall Landlord have any obligation to disburse any portion of the Remaining Allowance after the date which is 6 months after the Commencement Date.

8.	Landlord and Tenant agree to cooperate with each other in order to enable the Landlord Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant’s business as is reasonably possible. Except as specifically provided in the Lease to the contrary, any delay in the completion of the Landlord Work or inconvenience suffered by Tenant during the performance of the Landlord Work shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease.

9.	This Work Letter shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

EXHIBIT C-1

PROJECT SCHEDULE

C-1-1

C-1-2

EXHIBIT D

COMMENCEMENT LETTER

(EXAMPLE)

Date

Tenant
Address

Re:	Commencement Letter with respect to that certain Lease dated as of the day of , , by and between EOP-BAY PARK PLAZA, L.L.C., a Delaware limited liability company, as Landlord, and BEST AIR HOLDINGS, INC., a Delaware corporation, as Tenant, for 41,875 rentable square feet on the 1st, 2nd and 4th floors of the Building located at 555 Airport Boulevard, Burlingame, California.

Dear                     :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.	The Commencement Date of the Lease is ;

2.	The Termination Date of the Lease is .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

Authorized Signatory

Agreed and Accepted:

Tenant:

By:
Name:
Title:
Date:

D-1

EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control. Capitalized terms have the same meaning as defined in the Lease.

1.	Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.	Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees shall be paid for by Tenant and Landlord shall not be responsible for the damage.

3.	Except as provided under the Lease, no signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building; provided, however, that the cost of Tenant’s initial suite entry door and directory signs (including the installation thereof) shall be borne by Landlord. Except in connection with the hanging of lightweight pictures and wall decorations and other similar art, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4.	Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing. Tenant shall be entitled to Tenant’s Pro Rata Share of any such directory listings in a manner consistent with Landlord’s signage practices for the Building as the same is generally applied to all tenants.

5.

Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys. All keys shall be returned to

Landlord at the expiration or early termination of the Lease. Landlord acknowledges that Tenant may identify certain portions of the Premises as secured areas and Landlord shall access such portions of the Premises only in accordance with the terms of the Lease.

6.	All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

7.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.

8.	Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

9.	Corridor doors, when not in use, shall be kept closed.

10.	Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.	No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.

No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13.	Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14.	Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.	Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.	Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17.	Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.	Landlord may from time to time adopt systems and procedures for the security and safety of the Building and the Property, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.	Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.	Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21.	Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22.	Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.	The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease by and between EOP-BAY PARK PLAZA, L.L.C., a Delaware limited liability company (“Landlord”) and BEST AIR HOLDINGS, INC., a Delaware corporation (“Tenant”) for space in the Building located at 555 Airport Boulevard, Burlingame, California.

1.	Letter of Credit.

1.01	General Provisions. Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under the Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under the Lease, including, but not limited to, any post lease termination damages under section 1951.2 of the California Civil Code, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) in the form of Exhibit J to the Lease and containing the terms required herein. The total face amount of the Letter of Credit shall be $550,000.00 (the “Letter of Credit Amount”). Concurrent with Tenant’s execution and delivery to Landlord of the Lease, Tenant shall deliver to Landlord the Letter of Credit in with an initial face amount equal to the Letter of Credit Amount (i.e., $550,000.00). The Letter of Credit shall name Landlord as beneficiary, be issued (or confirmed) by a financial institution acceptable to Landlord in Landlord’s sole discretion, shall permit multiple and partial draws thereon, and otherwise be in the form attached hereto as Exhibit H. Landlord hereby approves of JP Morgan Chase Bank among acceptable issuing banks for the Letter of Credit. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is 60 days after the scheduled expiration date of the Term or any renewal Term. If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than 30 days prior to the expiration date of the Letter of Credit then held by Landlord. Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Section 1, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.

1.02

Drawings under Letter of Credit. Landlord shall have the immediate right to draw upon the Letter of Credit, in an amount necessary to cure a Tenant Default, and to reimburse Landlord for any costs or expenses incurred by Landlord in connection with such Default, at any time and from time to time: (i) If a Default occurs; or (ii) If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), and Tenant fails to deliver to Landlord, at least 30 days prior to the expiration date of the Letter of Credit then held by Landlord, a renewal or substitute Letter of Credit that is in effect and that complies with the provisions of this Section 1. No condition or term of the Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant hereby acknowledges and agrees that Landlord is entering into the Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any Default by Tenant under the Lease or upon the occurrence of any of the other events described above in this Section 1.02.

1.03	Use of Proceeds by Landlord. The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (i) against any Rent payable by Tenant under the Lease that is not paid when due; (ii) against all losses and damages that Landlord has suffered as a result of any Default by Tenant under the Lease, including any damages arising under section 1951.2 of the California Civil Code following termination of the Lease; (iii) against any costs incurred by Landlord in connection with the Lease (including attorneys’ fees); and (iv) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s Default. Provided Tenant has performed all of its obligations under the Lease, Landlord agrees to pay to Tenant within 30 days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under the Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

1.04	Additional Covenants of Tenant. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within 7 Business Days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 1.04, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in the Lease, the same shall constitute a Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

1.05	Transfer of Letter of Credit. Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity to which it transfers Landlord’s interest in the Building, including Landlord’s mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s Mortgagee. If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be reasonably necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within 20 days after Landlord’s written request therefor.

1.06

Reduction in Letter of Credit Amount. Tenant has represented to Landlord that proximately following the parties’ execution of this Lease, Tenant shall receive interim funding in the approximate amount of $70,000,000.00 (the “Interim Funding”) which Interim Funding shall be replaced and/or supplemented by permanent funding (which permanent funding is referred to herein as the Capital Investment, as more particularly described below) to finance, in part, Tenant’s business operations at the Premises. Within 5 days of Tenant’s receipt of the Interim Funding, Tenant shall evidence to Landlord Tenant’s receipt of the Interim Funding by: (1) delivery to Landlord of a written certification by Tenant’s Chief Financial Officer in the form attached hereto as Schedule 1, and (2) delivery to Landlord of a full set of transaction documents with respect to and reasonably evidencing the closing of the transaction or transactions which conveyed (or with respect to the Capital Investment, will convey) to Tenant both the Interim Funding and the Capital Investment (redacted as reasonably appropriate with respect to certain proprietary matters so long as the remaining portion of such documentation unequivocally evidences Tenant’s receipt of the Interim Funding and future receipt of the Capital Investment subject only to regulatory approval). Provided no material Default by Tenant has occurred under the Lease and is continuing, and provided further that Tenant has received the Capital Investment (as opposed to the Interim Funding) from its significant shareholders (whether in the form of equity, common stock, preferred stock or other securities, including, without limitation, subordinated debt, the right of repayment of which is subordinated to Landlord’s right to receive any and all payments due under the terms of this Lease) on an unrestricted basis to fund

Tenant’s normal business operations in an aggregate amount equal to no less than $150,000,000.00 (the “Capital Investment”), and Tenant delivers to Landlord a statement from Tenant’s Chief Financial Officer in the form attached hereto as Schedule 1 certifying Tenant’s receipt thereof, Tenant may either: (a) reduce the Letter of Credit Amount to an amount equal to $90,135.94; or (b) at Tenant’s option, Tenant may deposit with Landlord a cash sum in the amount of $90,135.94, to be held by Landlord as a Security Deposit in accordance with Section 6 of the Lease (in which event under this clause (b), Tenant shall no longer have an obligation to maintain a Letter of Credit under this Paragraph 1). The reduction in the Letter of Credit Amount under clause (a), if it occurs, shall be accomplished by Tenant providing Landlord with a substitute for the Letter of Credit (which complies with all of the terms of this Section 1) in the reduced amount.

1.07	Nature of Letter of Credit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded (“Security Deposit Laws”), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 1 above and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of the Lease or the acts or omission of Tenant or any other Tenant Related Parties, including any damages Landlord suffers following termination of the Lease.

2.	Generator.

2.01

Tenant, subject to Landlord’s review and approval of Tenant’s plans therefor, shall have the right to install a supplemental generator with a capacity not to exceed 400 kilowatt (the “Generator”) and an above ground fuel tank (the “Tank”) to provide emergency additional electrical capacity to the Premises during the Term. If, during the Term of this Lease, Tenant reasonably determines in its business judgment that the 400 kilowatt capacity is insufficient for Tenant’s standard business operations at the Premises, Landlord and Tenant shall in good faith (and at no additional cost or expense to Landlord) work together to reasonably determine if the 400 kilowatt capacity of the Generator may be increased and, if so, the terms and conditions applicable to any such increase. Tenant’s plans for the Generator and the Tank shall include a secondary containment system to protect against and contain any release of hazardous materials. The Generator and the Tank shall be placed at the location outlined on Schedule 2 attached hereto and made a part hereof (the “Generator Area”). Notwithstanding the foregoing, Tenant’s right to install the Generator and the Tank shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, of the manner in which the Generator and the Tank is installed, the manner in which any fuel pipe is installed, the manner in which any ventilation and exhaust systems are installed, the manner in which any cables are run to and from the Generator to the Premises and the measures that will be taken to eliminate any vibrations or sound disturbances from the operation of the Generator, including, without limitation, any necessary 2 hour rated enclosures or sound installation. Landlord shall have the right to require an acceptable enclosure to hide or disguise the existence of the Generator and the Tank and to minimize any adverse effect that the installation of the Generator and/or the Tank may have on the appearance of the Building and Property. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing of the Generator and the Tank. Tenant shall not install or operate the Generator or the Tank until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses and authorizations necessary for the installation and operation of the Generator and the Tank, and Landlord shall cooperate with Tenant in all commercially reasonable respects in connection therewith. In addition to, and without limiting Tenant’s obligations under the Lease, Tenant shall comply with all applicable environmental and fire prevention Laws pertaining to Tenant’s use of the Generator Area. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Generator and the Tank.

2.02

Tenant shall be responsible for assuring that the installation, maintenance, operation and removal of the Generator and the Tank shall in no way damage any portion of the Building or Property. To the maximum extent permitted by Law, the Generator, the Tank and all appurtenances in the Generator Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant if the Generator, the Tank or any appurtenances installations are damaged for any reason. Tenant agrees to be responsible for any damage caused to the Building or Property in connection with the installation, maintenance, operation or removal of the Generator and/or the Tank and, in accordance with the terms of Section 13 of the Lease, to indemnify, defend and hold Landlord and the Landlord Related Parties harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects’ and attorneys’ fees (if and to the extent permitted by Law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties in connection with the installation, maintenance, operation or removal of the Generator and the Tank, including, without limitation, any environmental and hazardous materials claims, but excluding any claims to the extent due to the negligence or willful misconduct of Landlord or the Landlord Related Parties. If for any reason, the installation or use of the Generator, the Tank and/or the appurtenances shall result in an increase in the amount of the premiums for the insurance coverage for the Building, then Tenant shall be liable for the full amount of any such increase.

2.03	Tenant shall be responsible for the installation, operation, cleanliness, maintenance and removal of the Generator, the Tank and appurtenances, all of which shall remain the personal property of Tenant, are components of the Required Removables, and shall be removed by Tenant at its own expense at the expiration or earlier termination of the Lease. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the Generator, Tank and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant shall take the Generator Area “as is” in the condition in which the Generator Area is in as of the Commencement Date, without any obligation on the part of Landlord to prepare or construct the Generator Area for Tenant’s use or occupancy. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of the Generator Area for the installation and operation of the Generator and/or the Tank. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to the Generator Area (other than with respect to the repair of the existing Generator or the replacement of the existing Generator with a new Generator of no greater size) without Landlord’s prior written consent. Tenant agrees to maintain the Generator and the Tank, including without limitation, any enclosure installed around the Generator and the Tank in good condition and repair. Tenant shall be responsible for performing any maintenance and improvements to any enclosure surrounding the Generator and the Tank so as to keep such enclosure in good condition.

2.04	Tenant, upon prior notice to Landlord and subject to the rules and regulations enacted by Landlord, shall have access to the Generator and the Tank and its surrounding area for the purpose of installing, repairing, maintaining and removing said Generator and Tank.

2.05	Tenant shall only test the Generator before or after Building Service Hours and at a time mutually agreed to in writing by Landlord and Tenant in advance. Tenant shall be permitted to use the Generator Area solely for the maintenance and operation of the Generator and the Tank, and the Generator and the Tank and Generator Area are solely for the benefit of Tenant, any Permitted Transferees, and any third party assignee or subtenant of Tenant to whom Tenant has assigned the Lease or subleased the entire Premises (collectively, the “Permitted Generator Users”). All electricity generated by the Generator may only be consumed by the Permitted Generator Users in the Premises.

2.06	Landlord shall have no obligation to provide any services, including, without limitation, electric current, to the Generator Area.

2.07	Tenant shall have no right to sublet the Generator Area or to assign its interest hereunder, except to another Permitted Generator User.

2.08	Notwithstanding anything to the contrary contained herein, if at any time during the Term the Generator, the Tank and/or any appurtenances thereto or the operations thereof violate, or there exists a condition that solely with the passage of time will violate, any Law or Laws, then Tenant shall cease any further operation of the Generator and the Tank. Tenant shall have no further right to operate the Generator and the Tank unless and until Tenant shall have redesigned and modified the Generator and the Tank and/or any appurtenances thereto in a manner in order to comply with all applicable Laws. However, such redesign and modification shall constitute the mere right of Tenant to operate the Generator and the Tank in compliance with all applicable Laws, which right shall in no event be construed to abrogate or diminish Landlord’s rights or Tenant’s obligations under the other provisions of this Section 2 or the Lease.

2.09	During the Term, Tenant shall not be obligated to pay Landlord any Additional Rent or fee for the use of the Generator Area.

3.	Roof Rights.

3.01

Tenant (or a transferee in connection with a Permitted Transfer) shall have the right to lease space on the roof of the Building for the purpose of installing (in accordance with 9.03 of the Lease), operating and maintaining up to six (6) 24 inch dish/antennae or other communication devices approved by the Landlord including all reasonable mountings and supports for the foregoing (collectively, the “Dish/Antenna”) and to run new lines and conduits and cables in locations determined by Landlord in its reasonable discretion, of the size, type and quality thereof, reasonably necessary for the operation of the Dish/Antenna from the location thereof into the Premises. The exact location of the space on the roof to be leased by Tenant shall be designated by Landlord and shall not exceed three (3) feet in diameter and ten (10) feet in height per Dish/Antenna (the “Roof Space”). Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Term. Landlord’s designation shall take into account Tenant’s use of the Dish/Antenna. Notwithstanding the foregoing, Tenant’s right to install the Dish/Antenna shall be subject to the approval rights of Landlord and Landlord’s architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The precise specifications and a general description of the Dish/Antenna along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the “Plans and Specifications”) shall be submitted to Landlord for Landlord’s written approval no later than 20 days before Tenant commences to install the Dish/Antenna. Landlord shall approve, disapprove or otherwise act with respect to the Plans and Specifications submitted to Landlord within seven (7) Business Days after Landlord’s receipt thereof. If Landlord rejects such Plans and Specifications, in whole or in part, Landlord shall specify in reasonable detail the reason for such rejection. Landlord shall approve, disapprove or otherwise act with respect to any resubmissions of such Plans and Specifications within five (5) Business Days after receipt by Landlord. If Landlord shall fail to approve, disapprove or otherwise respond within the seven (7) Business Day time period set forth above with respect to the initial submission of such Plans and Specifications, or within the five (5) Business Day time period for resubmissions set forth above, Tenant may deliver to Landlord a second written request (in large, capped and bolded font) for such approval that (a) specifically refers to the provisions of this Section 3.01 of this Exhibit F and (b) states that such consent will be deemed given upon Landlord’s failure to respond within such seven (7) Business Day or five (5) Business Day period, as applicable. If Landlord fails to respond within five (5) Business Days after Landlord’s receipt of such second written notice from Tenant, Landlord shall be deemed to have approved such Plans and Specifications or resubmissions, as applicable, effective as of the expiration of such second five (5) Business Day period. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord reasonably determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant promptly shall cure the defects. If the Tenant fails to promptly cure the defects, Tenant shall pay to Landlord within 10 days of demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the “Aesthetic Screening”).

3.02	Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be approved by Landlord (which approval shall not be unreasonably withheld or delayed), at Tenant’s sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

3.03	It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

3.04	Tenant agrees to install only equipment of types and frequencies which will not cause unreasonable interference to Landlord or existing tenants of the Building. In the event Tenant’s equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the reasonable judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space to a different location on the roof that does not cause such interference, taking into account and reasonable “line of sight” requirements of Tenant. At no cost to Landlord, Landlord agrees to reasonably cooperate with Tenant to avoid or eliminate unreasonable interference from new tenants or occupants of the Building or others to which Landlord grants Building roof rights subsequent to the date of Tenant’s installation of any of the Dish/Antenna.

3.05	Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under the Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant’s equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord’s power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

3.06	The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of the Lease or Tenant’s right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant’s equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord’s sole discretion. Such maintenance and operation by or on behalf of Tenant shall be performed: (a) in a manner to avoid any interference with the satellite dishes of any other tenants or occupants of the Building (which satellite dishes are located on the roof of the Building as of the date of the Lease); (b) in a manner to avoid any interference with the satellite dishes of Landlord (regardless of the date such satellite dishes are located on the roof of the Building); and (c) in a manner using commercially reasonable efforts to avoid any interference with the satellite dishes of any other tenants or occupants of the Building (which satellite dishes are initially located on the roof of the Building after the date of the Lease). Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant’s agents, employees or contractors.

3.07	In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant’s option, to perform such work in conjunction with Tenant’s contractor. In the event the Landlord contemplates roof repairs that could affect Tenant’s Dish/Antenna, or which may result in an interruption of the Tenant’s telecommunication service, Landlord shall formally notify Tenant at least 30 days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

3.08	Tenant shall not allow any provider of telecommunication, video, data or related services (“Communication Services”) to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

3.09	Tenant acknowledges that Landlord may at some time establish a standard license agreement (the “License Agreement”) with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into any such commercially reasonable License Agreement with Landlord provided that such agreement does not materially alter the rights of Tenant hereunder with respect to the Roof Space.

3.10	Tenant specifically acknowledges and agrees that the terms and conditions of Article 13 of the Lease (Indemnity and Waiver of Claims) shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

3.11	If Tenant defaults under any of the terms and conditions of this Section or the Lease, and Tenant fails to cure said default as provided by Article 19 of the Lease, Landlord shall be permitted to exercise all remedies provided under the terms of the Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default as provided above, Tenant shall be liable for all out-of-pocket costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any.

4.	Renewal Options.

4.01	Grant of Option; Conditions. Tenant shall have the right to extend the Term (the “Renewal Option”) for two (2) additional periods of five (5) years with the first such renewal period commencing on the day following the Termination Date of the initial Term and ending on the fifth (5th) anniversary of the Termination Date and the second such renewal period commencing on the day following the expiration of the first renewal period and ending on the fifth (5th) annual anniversary of the expiration of the first renewal period (each a “Renewal Term”), if:

(i)	With respect to each such Renewal Option, Landlord receives notice of exercise (“Initial Renewal Notice”) not less than 9 full calendar months prior to the expiration of the then-current Term and not more than 12 full calendar months prior to the expiration of the then-current Term; and

(ii)	Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below); and

(iii)	Not more than 25% of the Premises is sublet (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

(iv)	The Lease has not been assigned (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice.

(v)	With respect to the second Renewal Option, Tenant validly exercised its first Renewal Option.

4.02	Terms Applicable to Premises During Subject Renewal Term.

(i)	The initial Base Rent rate per rentable square foot for the Premises during a subject Renewal Term shall equal 95% of the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises as of the commencement of the applicable Renewal Term. Base Rent during the subject Renewal Term shall increase in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Article 4 of the Lease.

(ii)	Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Premises during the subject Renewal Term in accordance with Article 4 and Exhibit B to the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant’s share of Taxes and Expenses, shall be some of the factors considered in determining the Prevailing Market rate for the subject Renewal Term.

4.03

Initial Procedure for Determining Prevailing Market. Within 30 days after receipt of Tenant’s Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Renewal Term. Tenant, within 20 Business Days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s exercise of its Renewal Option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15 Business Day period, Tenant’s Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Renewal Term. Upon agreement, Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Prevailing Market rate within 30 days after the date Tenant provides Landlord with the Rejection Notice, Tenant, by written notice to Landlord (the “Arbitration Notice”) within 5 Business Days after the expiration of such 30 day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section (d) below. If Landlord and Tenant fail to agree upon the Prevailing Market rate within the 30 day period described and Tenant fails to timely exercise its right to arbitrate, Tenant’s Renewal Option shall be deemed to be null and void and of no further force and effect.

4.04	Arbitration Procedure.

(i)	If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within 10 Business Days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 10 Business Days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in Burlingame, California, with working knowledge of current rental rates and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

(ii)

Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the 10 Business Day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within 20 days after their appointment, then, within 10 Business Days after the expiration of such 20 day period, the two appraisers shall, in good faith and using reasonable efforts, select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 Business Days, the arbitrator shall make his determination of which one of the two Estimates (but only one of the two Estimates and not any compromise or other estimate or calculation) most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

(iii)	If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

4.05	Renewal Amendment. If Tenant is entitled to and properly exercises a Renewal Option hereunder, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms (including a modification of the Base Year to be the calendar year in which the applicable Renewal Term commences). The Renewal Amendment shall be sent to Tenant within a reasonable time after receipt of the Binding Notice and Landlord and Tenant shall negotiate in good faith such Renewal Amendment (provided that the terms and conditions thereof shall comply with this Section 5) and Tenant shall make reasonable and good faith efforts to execute and return the Renewal Amendment to Landlord within 20 days after Tenant’s receipt of same, but, upon final determination of the Prevailing Market rate applicable during the Renewal Term as described herein, an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

4.06	Definition of Prevailing Market. For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under new and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Burlingame, California area. The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

5.	Right of First Refusal.

5.01	Grant of Option; Conditions. Tenant shall have a continuing right of first refusal (the “Right of First Refusal”) with respect to all or any portion of the rentable space in the Building that is vacated by any prior tenant and becomes available for lease (the “Refusal Space”). Tenant’s Right of First Refusal shall be exercised as follows: when Landlord has a prospective tenant, other than the existing tenant in the subject portion of the Refusal Space, (the “Prospect”) which has made a bona fide offer (as evidenced by reasonable written documentation indicating the material terms of such offer) to lease a subject portion of the Refusal Space, Landlord shall advise Tenant (the “Advice”) of the terms of such offer and Tenant may lease the subject portion of the Refusal Space, under such terms (except as expressly provided herein), by providing Landlord with written notice of exercise (the “Notice of Exercise”) within 10 Business Days after the date of the Advice, except that Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with an Advice if:

(1)	Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or

(2)	more than 25% of the Premises is sublet (other than pursuant to a Permitted Transfer, as defined in Article 11 of the Lease) at the time Landlord would otherwise deliver the Advice; or

(3)	the Lease has been assigned (other than pursuant to a Permitted Transfer, as defined in Article 11 of the Lease) prior to the date Landlord would otherwise deliver the Advice; or

(4)	the subject portion of the Refusal Space is not intended for the exclusive use of Tenant during the Term; or

(5)	the Tenant or a Permitted Transferee (as defined in Article 11 of the Lease) is not occupying the Premises on the date Landlord would otherwise deliver the Advice; or

5.02	Terms for Refusal Space.

(1)	The term for the subject portion of the Refusal Space shall commence upon the commencement date stated in the Advice and thereupon such Refusal Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice, including the termination date set forth in the Advice (subject to the terms hereof) and any work to be performed by Landlord as expressly indicated in the Advice, if any, shall govern Tenant’s leasing of the subject portion of the Refusal Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease shall apply to such Refusal Space. Tenant shall pay Base Rent and Additional Rent for the subject portion of the Refusal Space in accordance with the terms and conditions of the Advice. The term of the Lease for which any Refusal Space shall be leased shall be as follows: (i) if the remaining balance of the Term for the Premises at the time Tenant will take possession of the Refusal Space shall be less than three (3) years then, the term for the Refusal Space shall be as stated in the Advice; and (ii) if the remaining balance of the Term for the Premises (as the same may have been extended by the exercise in accordance with the terms of the Lease of any Renewal Option) at the time Tenant will take possession of the Refusal Space shall be a period of three (3) years or more, then the term for the Refusal Space shall be co-terminus with the Term for the Premises. Notwithstanding the foregoing, if Tenant shall exercise any Renewal Option after the date Tenant delivers the Notice of Exercise with respect to any Refusal Space, the term for the Refusal Space shall be extended to be co-terminus with the Term for the Premises, as so extended.

(2)	The subject portion of the Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Refusal Space or the date the term for such Refusal Space commences, unless the Advice specifies work to be performed by Landlord in the Refusal Space, in which case Landlord shall perform such work in the Refusal Space. If Landlord is delayed delivering possession of the Refusal Space due to the holdover or unlawful possession of such space by any party, Landlord shall use commercially reasonable efforts to obtain possession of the space, and the commencement of the term for the Refusal Space shall be postponed until the date Landlord delivers possession of the Refusal Space to Tenant free from occupancy by any party.

5.03	Termination of Right of First Refusal. The rights of Tenant hereunder with respect to any particular Advice shall terminate on the earlier of: (i) Tenant’s failure to exercise its Right of First Refusal within the 10 Business Day period provided in Section 6.01 above; and (iii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section 6.01 above.

5.04	Refusal Space Amendment. If Tenant exercises its Right of First Refusal, Landlord shall prepare an amendment (the “Refusal Space Amendment”) adding the subject portion of the Refusal Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant’s Pro Rata Share and other appropriate terms. A copy of the Refusal Space Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Landlord and Tenant shall negotiate in good faith such Refusal Space Amendment (provided that the terms and conditions thereof shall comply with this Section 6) and Tenant shall make reasonable and good faith efforts to execute and return the Refusal Space Amendment to Landlord within 20 days after Tenant’s receipt of same, but an otherwise valid exercise of the Right of First Refusal shall be fully effective whether or not the Refusal Space Amendment is executed.

5.05	Subordination. Notwithstanding anything herein to the contrary, Tenant’s Right of First Refusal is subject and subordinate to (i) the renewal or extension rights of any tenant leasing all or any portion of the Refusal Space, and (ii) the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

6.	Acceleration Option.

6.01	Tenant shall have the right to accelerate the Termination Date (“Acceleration Option”) of the Lease, with respect to the entire Premises only, from the expiration of 120th full calendar month of the Term to any date during the Term which occurs after the expiration of the 30th full calendar month of the Term but prior to the expiration of the 60th full month of the Term (the “Accelerated Termination Date”), if:

(1)	Tenant is not in default under the Lease beyond any applicable notice and cure periods at the date Tenant provides Landlord with an Acceleration Notice (hereinafter defined); and

(2)	no part of the Premises is sublet (other than to a Permitted Transferee, as defined in Article 11 of the Lease) for a term extending past the

Accelerated Termination Date, unless the express terms of any such sublease entitle Tenant to immediately (at the time of Tenant’s exercise of the Termination Option) provide notice to subtenant to terminate such sublease which termination is effective prior to the Acceleration Termination Date and Tenant delivers to Landlord documented evidence (fully executed and legally binding on Tenant and the subject subtenant) of such termination or such notice and, if required (as reasonably determined by Landlord), a fully executed and otherwise legally binding termination agreement consistent with the terms hereof and between Tenant and the subject subtenant with respect to such sublease; and

(3)	the Lease has not been assigned (other than to a Permitted Transferee); and

(4)	Landlord receives notice of acceleration which notice shall unequivocally state the precise Accelerated Termination Date (in accordance with this Section 7.01 above) (“Acceleration Notice”) not less than 9 full calendar months prior to the Accelerated Termination Date stated in the Acceleration Notice.

6.02	If Tenant exercises its Acceleration Option, Tenant shall pay to Landlord the sum of the following: (i) the unamortized portion of the Allowance (as defined in the Work Letter attached to the Lease as Exhibit C), plus (ii) the unamortized portion of any brokerage fees incurred by Landlord in connection with the Lease (the “Acceleration Fee”) as a fee in connection with the acceleration of the Termination Date and not as a penalty. Tenant shall pay fifty percent (50%) of the Acceleration Fee to Landlord simultaneously with Tenant’s delivery of the Acceleration Notice, and the remaining (50%) of the Acceleration Fee to Landlord no later than thirty (30) days prior to the Accelerated Termination Date.

Notwithstanding the foregoing, if additional space has been added to the Premises since the date this Acceleration Option was granted to Tenant, then the Acceleration Fee shall be increased by an amount equal to the unamortized portion of any brokerage commissions incurred by Landlord and allowances provided in connection with any such additional space leased by Tenant that is subject to acceleration hereunder, and such additional Acceleration Fee shall be payable upon the demand of Landlord, but in no event earlier than the date Tenant is required to pay the original Acceleration Fee to Landlord. Tenant shall remain liable for all Base Rent, Additional Rent and other sums due under the Lease up to and including the Accelerated Termination Date even though billings for such may occur subsequent to the Accelerated Termination Date. The “unamortized portion” of any of the foregoing shall be determined using an interest rate of 7% per annum.

6.03

If Tenant, subsequent to providing Landlord with an Acceleration Notice, Defaults in any of the provisions of the Lease (including, without limitation, a failure to pay any installment of the Acceleration Fee due hereunder), Landlord, at its option, may (i) declare Tenant’s exercise of the Acceleration Option to be null and void, and any Acceleration Fee paid to Landlord shall be returned to Tenant, after first applying such Acceleration Fee against any past due Rent under the Lease, or (ii) continue to honor Tenant’s exercise of its Acceleration Option, in which case, Tenant shall remain liable for the payment of the Acceleration Fee and for all Base Rent, Additional Rent and other sums due under the Lease up to and including the Accelerated Termination Date even though billings for such may occur subsequent to the Accelerated Termination Date. Landlord shall make such determination and communicate the same to Tenant within 30 days following the date of the commencement of the Default.

6.04	As of the date Tenant provides Landlord with an Acceleration Notice, and so long as Landlord has not rendered Tenant’s exercise of the Acceleration Option null and void as Landlord may in accordance with the terms and conditions of Section 6.03 above, any unexercised rights or options of Tenant to renew the Term of the Lease or to expand the Premises (whether expansion options, rights of first or second refusal, rights of first or second offer, or other similar rights), and any outstanding tenant improvement allowance not claimed and properly utilized by Tenant in accordance with the Lease as of such date, shall immediately be deemed terminated and no longer available or of any further force or effect.

7.	Tenant’s Signage.

7.01

Tenant shall not place, install, affix, paint or maintain any signs, notices, graphics or banners whatsoever or any window decor which is visible in or from public view or corridors, the common areas or the exterior of the Premises or the Building, in or on any exterior window or window fronting upon any common areas or service area without Landlord’s prior written approval which Landlord shall have the right to withhold in its reasonable discretion; provided that Tenant’s name shall be included in any Building-standard door and directory signage, if any, in accordance with Landlord’s Building signage program, including without limitation, payment by Tenant of any fee charged by Landlord for maintaining such signage (which fee is solely for maintaining such signage and not for the privilege of displaying such signage in the Premises, Building or Project, and which fee is currently equal to $0.00), which fee shall constitute Additional Rent under the Lease. Notwithstanding the foregoing, Tenant may, at its sole cost and expense, install the following signs [which signs are subject to the terms hereof, including but not limited to, Tenant obtaining Landlord’s prior written approval as to such signs, and which may include Tenant’s formal logo (collectively, the “Signs”)]: (i) one (1) sign in the elevator lobby of any floor of the Building on which Tenant leases and occupies the full floor and (ii) one (1) sign on the exterior entrance door to Suite 120 of the Premises and (iii) one (1) sign adjacent to Tenant’s main lobby reception area. The Signs shall be consistent with Landlord’s standard building signage program for the Building, shall be subject to Landlord’s prior review and prior written approval and shall comply with all applicable Laws. Tenant shall remove the Signs by the expiration or any earlier termination of the Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal. Any signage rights granted by Landlord to Tenant shall be personal to Tenant and, except in connection with a Permitted Transfer to an Affiliate, such rights shall not be assigned, subleased or otherwise conveyed without the prior written approval of Landlord of which Landlord shall have the right to withhold in its sole discretion.

7.02	In addition, Tenant is entitled to one (1) exterior monument sign at the base of the Building at Tenant’s sole cost; provided that such monument sign shall be subject to Landlord’s prior review and prior written approval, which approval Landlord shall not unreasonably withhold or delay, shall be in strict conformance with Landlord’s building signage program for the Building, and shall be in compliance with all applicable Laws. Furthermore, Tenant shall be entitled to the following (collectively, “Building Signs”), provided that Tenant and/or any Permitted Transferee is, in the aggregate, in possession of at least fifty percent (50%) of the Premises (as initially defined in the Lease): up to three (3) signs to be located on the exterior of the Building (but with no more than one Building Sign per each side of the Building). The Building Signs shall be in compliance with all applicable Laws, and shall also be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, provided that the location of each Building Sign does not detract from the quality of the Property. Subject to all applicable Laws, Landlord hereby consents to the Building Signs containing Tenant’s company name (tentatively, “Virgin America”, but subject to modification in the event that Tenant changes its company name from Virgin America) with each letter in such name on the Building Signs being equal in size (or smaller) as the letters in the “Forbes” Building signage existing on the Building as of the date of the Lease. Such right to the Building Signs is personal to Tenant and an Affiliate in connection with a Permitted Transfer and is subject to the following terms and conditions:

(1)	Tenant shall submit plans and drawings for the Building Signs to the City of Burlingame and to any other public authorities having jurisdiction and shall obtain written approval from each such jurisdiction prior to installation, and shall fully comply with all applicable Laws.

(2)	Tenant shall, at Tenant’s sole cost and expense, design, construct and install the Building Signs.

(3)	The Building Signs shall be subject to Landlord’s prior written approval, which Landlord shall have the right to withhold in its reasonable discretion.

(4)

Tenant shall maintain the Building Signs in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Maintenance shall include, without limitation, cleaning and, if the Building Signs are illuminated, relamping at reasonable intervals. Tenant shall be responsible for any electrical energy used in connection with the Building Signs. Installation of the Building Signs is subject to the terms hereof, provided, that so long as the same is feasible, Tenant may install appropriate electrical lines, if necessary, as reasonably acceptable to Landlord, for the electrical operation, if any, of the Building Signs.

(5)	At Landlord’s option, Tenant’s right to the Building Signage may be revoked and terminated upon occurrence of any of the following events:

a.	Tenant shall be in material Default and shall not have cured said Default for a period of sixty (60) days from the date of Default.

b.	Except with respect to Permitted Transfers, Tenant shall assign the Lease or sublet any portion of the Premises (other than to a Permitted Transferee) without Landlord’s prior written consent in accordance with Article 11, or Tenant and/or any Permitted Transferee leases and/or occupies less than fifty percent (50%) of the Premises (as initially identified in the Lease).

c.	The Lease shall terminate or otherwise no longer be in effect.

Upon the expiration or earlier termination of the Lease or at such other time that Tenant’s signage rights are terminated pursuant to the terms hereof, if Tenant fails to remove its signage and repair the Building in accordance with the terms of the Lease, Landlord shall cause Tenant’s signage to be removed from the Building and the Building to be repaired and restored to the condition which existed prior to the installation of Tenant’s signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with the terms and conditions of the Lease, without further notice from Landlord notwithstanding anything to the contrary contained in the Lease. Tenant shall pay all costs and expenses for such removal and restoration within thirty (30) days following delivery of an invoice therefor.

8.

Barbeque Amenity. Landlord, at Landlord’s cost and expense, shall construct at the Property an outdoor barbeque (the “Barbeque Amenity”). The use of the Barbeque Amenity shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord for the Barbeque Amenity. Such rules and regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Building. In the event that any such rules and regulations conflict with the terms of the Lease, the terms of the Lease shall govern. Landlord and Tenant acknowledge that the use of the Barbeque Amenity by tenant of the project of which the Building is a part shall be at their own risk and that the terms and provisions of Section 14 of the Lease shall apply to Tenant’s use of the Barbeque Amenity. The costs of operating, maintaining and repairing the Barbeque Amenity may be included as part of Expenses. Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Barbeque Amenity throughout the Term of the Lease, and Landlord shall have the right, at Landlord’s sole and absolute discretion, to expand, contract, eliminate or otherwise modify the Barbeque Amenity. No expansion, contraction, elimination or modification of the Barbeque Amenity, and no termination of Tenant’s or other parties’ rights to use the Barbeque Amenity shall entitle Tenant to an abatement or reduction in Rent, or constitute a constructive eviction, or result in an event of default by Landlord under the Lease. Notwithstanding the foregoing, Landlord agrees to maintain the Barbeque Amenity for the first 36 months of the initial Term of the Lease.

9.	Simulator Building. Landlord and Tenant agree to use commercially reasonable efforts in the future to agree as to the terms and conditions possibly allowing Tenant to install a flight simulator building or facility on the Property on the terms and conditions as the parties may agree upon in a separate written agreement; provided, that the terms of such agreement shall include a formula to determine a base rental rate for such building which will provide a 10% return on investment to Landlord for all costs and expenses of such simulator building (including, without limitation, any office/training space and flight simulator space), parking and other site improvements.

SCHEDULE 1

FORM OF CERTIFICATION FOR CAPITAL INVESTMENT

CERTIFICATE OF CHIEF FINANCIAL OFFICER

OF BEST AIR HOLDINGS, INC.

The undersigned, being the Chief Financial Officer of Best Air Holdings, Inc., a Delaware corporation (“Tenant”), hereby warrants, represents and certifies to EOP-Bay Park Plaza, L.L.C., a Delaware limited liability company (“Landlord”), as set forth below in this Certificate (the “Certificate”), in connection with that certain Office Lease Agreement, dated as of     , 2005, between Landlord and Tenant (the “Lease”) with respect to certain premises (the “Premises”) at 555 Airport Boulevard, Burlingame, California (the “Building”), with the understanding that Landlord is relying on such warranties, representations and certifications:

1. The undersigned is the Chief Financial Officer of Tenant and is familiar with the facts set forth herein.

2. Tenant has received that certain [Interim Funding][Capital Investment] (as such term is defined in the Lease) in the amount of [$            ] to finance, in part, Tenant’s business operations at the Premises.

3. The attached is a true, correct and complete set of documents, redacted as appropriate with respect to proprietary matters but with the unredacted portion unequivocally evidencing [the Interim Funding and a commitment to future receipt of the Capital Investment, subject only to regulatory approval][the Capital Investment].

4. This Certificate shall apply and inure to the benefit of Landlord and its, successors and assigns.

Name:

Title:	Chief Financial Officer of Best Air Holdings, Inc.

Date:

SCHEDULE 2

GENERATOR AREA

EXHIBIT G

PARKING AGREEMENT

This Exhibit (the “Parking Agreement”) is attached to and made a part of the Lease by and between EOP-BAY PARK PLAZA, L.L.C., a Delaware limited liability company (“Landlord”) and BEST AIR HOLDINGS, INC., a Delaware corporation (“Tenant”) for space in the Building located at 555 Airport Boulevard, Burlingame, California.

1.	The capitalized terms used in this Parking Agreement shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Parking Agreement. In the event of any conflict between the Lease and this Parking Agreement, the latter shall control.

2.	During the initial Term, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant a total of 128 non-reserved parking spaces and 10 reserved parking spaces (the “Reserved Spaces”) in the parking facility servicing the Building (“Parking Facility”). During the initial Term, Tenant shall pay in advance, concurrent with Tenant’s payment of monthly Base Rent, the prevailing monthly charges established from time to time for parking in the Parking Facility. Such charges shall be payable to Landlord or such other entity as designated by Landlord, and shall be sent to the address Landlord designates from time to time. The charge for such parking spaces during the Term (and any Renewal Term) of the Lease is $0 per non-reserved parking pass, per month. Landlord shall inform Tenant in writing of the location of the Reserved Spaces, which Reserved Spaces are subject to relocation during the Term in Landlord’s reasonable discretion to another comparable location reasonably acceptable to Tenant. No deductions from the monthly charge shall be made for days on which the Parking Facility is not used by Tenant. Tenant may, from time to time request additional parking spaces, and if Landlord shall provide the same, such parking spaces shall be provided and used on a month-to-month basis, and otherwise on the foregoing terms and provisions, and at such prevailing monthly parking charges as shall be established from time to time. The parking spaces allocated are based upon a ratio of 3.3 parking spaces per 1,000 rentable square feet of the Premises. In the event that Tenant expands the Premises, Tenant will be entitled to lease additional parking spaces in accordance with the same 3.3 parking spaces per 1,000 rentable square feet of the Premises parking ratio and otherwise in accordance with the terms of this Parking Agreement. Notwithstanding the foregoing, Landlord hereby agrees to maintain during the Term the visitor parking in the Parking Facility; provided, however, that landlord reserves the right to relocate such visitor parking in the event of a reconfiguration of the Parking Facility in accordance with the terms and conditions of the Lease.

3.

Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Parking Facility. Landlord reserves the right to adopt, modify and enforce reasonable rules (“Rules”) governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. The Rules set forth herein are currently in effect. The Rules shall be generally applicable, and generally applied in the same manner, to all users of the Parking Facility. Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility. If there is a conflict between this Parking Agreement and any Rules enacted after the date of the Lease, the terms of this Parking Agreement shall control.

4.	Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis. Tenant acknowledges that Landlord has no liability for claims arising through acts or omissions of any independent operator of the Parking Facility. Landlord shall have no liability whatsoever for any damage to items located in the Parking Facility, nor for any personal injuries or death arising out of any matter relating to the Parking Facility, except to the extent caused by the gross negligence or willful misconduct of Landlord, and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord’s agents. Subject to the terms and conditions of Paragraph 2 above, Landlord reserves the right to assign specific parking spaces, and to reserve parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, which assignment and reservation or spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any location designated for such assigned or reserved parking spaces. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control. In the performance of any such repairs and/or maintenance, Landlord shall exercise commercially reasonable efforts not to unreasonably interfere with the conduct of the business of Tenant in the Premises. In such event, Landlord shall refund any prepaid parking fee hereunder, prorated on a per diem basis.

5.	If Tenant shall default under this Parking Agreement after the expiration of applicable notice and cure periods (as provided herein or in Article 18 of the Lease), the operator shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability therefor whatsoever. In addition, if Tenant shall default under this Parking Agreement beyond applicable notice and cure periods (as provided herein or in Article 18 of the Lease), Landlord shall have the right to cancel this Parking Agreement on 10 days’ written notice, unless within such 10 day period, Tenant cures such default (provided, however, if Tenant’s failure to comply cannot reasonably be cured within 10 days, Tenant shall be allowed additional time (not to exceed 20 days) as is reasonably necessary to cure the failure so long as Tenant promptly commences (but within 1 Business Day) to cure the failure). Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease (all of which rights and remedies under the Lease are hereby incorporated herein, as though fully set forth).

RULES

(i)	Landlord reserves the right to establish and change general Parking Facility hours from time to time, although Tenant shall have access to the Parking Facility on a 24-hour basis, 7 days a week, subject to the other terms of this Parking Agreement. Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of the operator. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility, or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide the operator with prior notice thereof designating the license plate number and model of such automobile.

(ii)	Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

(iii)	All directional signs and arrows must be observed.

(iv)	The speed limit shall be 5 miles per hour.

(v)	Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

(vi)	Parking is prohibited in all areas not expressly designated for parking, including without limitation:

(a)	Areas not striped for parking

(b)	aisles

(c)	where “no parking” signs are posted

(d)	ramps

(e)	loading zones

(vii)	Parking stickers, key cards or any other devices or forms of identification or entry supplied by the operator shall remain the property of the operator. Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

(viii)	Monthly fees, if any, shall be payable in advance prior to the first day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily parking rate will be due. No deductions or allowances from the monthly rate will be made for days on which the Parking Facility is not used by Tenant or its designees.

(ix)	Parking Facility managers or attendants are not authorized to make or allow any exceptions to these Rules.

(x)	Every parker is required to park and lock his/her own car.

(xi)	Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the Parking Facility manager promptly. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to the office of the Parking Facility promptly.

(xii)	Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking spaces may be used only for parking automobiles.

(xiii)	Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Rules.

6.	TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT’S PROPERTY (INCLUDING, WITHOUT LIMITATION, ANY LOSS OR DAMAGE TO TENANT’S AUTOMOBILE OR THE CONTENTS THEREOF DUE TO THEFT, VANDALISM OR ACCIDENT) ARISING FROM OR RELATED TO TENANT’S USE OF THE PARKING FACILITY OR EXERCISE OF ANY RIGHTS UNDER THIS PARKING AGREEMENT, WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD’S ACTIVE NEGLIGENCE, OR NEGLIGENT OMISSION. THE LIMITATION ON LANDLORD’S LIABILITY UNDER THE PRECEDING SENTENCE SHALL NOT APPLY HOWEVER TO LOSS OR DAMAGE ARISING DIRECTLY FROM LANDLORD’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

7.	Without limiting the provisions of Paragraph 6 above, and except to the extent the same arises directly or indirectly from the gross negligence, active negligence or willful misconduct of Landlord or its agents or contractors, Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action. It is the intention of Tenant by this instrument, to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence. However, the provisions of this Paragraph 7 shall not apply to actions or causes of action for personal injury or property damage arising directly from Landlord’s gross negligence or willful misconduct.

8.	The provisions of Section 20 of the Lease are hereby incorporated by reference as if fully recited.

Tenant acknowledges that Tenant has read the provisions of this Parking Agreement, has been fully and completely advised of the potential dangers incidental to parking in the Parking Facility and is fully aware of the legal consequences of agreeing to this instrument.

EXHIBIT H

FORM OF LETTER OF CREDIT - OPEN

This Exhibit is attached to and made a part of the Lease by and between EOP-BAY PARK PLAZA, L.L.C., a Delaware limited liability company (“Landlord”) and BEST AIR HOLDINGS, INC., a Delaware corporation (“Tenant”) for space in the Building located at 555 Airport Boulevard, Burlingame, California.

_________________________
[Name of Financial Institution]

Irrevocable Standby
Letter of Credit
No.
Issuance Date:
Expiration Date:
Applicant: EOP-BAY PARK PLAZA, L.L.C.

Beneficiary

EOP-BAY PARK PLAZA, L.L.C.,

c/o Equity Office Management, L.L.C.

950 Tower Lane

Suite 950

Foster City, California 94404

Attention: Property Manager

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of                                         U.S. Dollars (                    ) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.	An original copy of this Irrevocable Standby Letter of Credit.

2.	Beneficiary’s dated statement purportedly signed by an authorized signatory or agent reading: “This draw in the amount of U.S. Dollars ($ ) under your Irrevocable Standby Letter of Credit No. represents funds due and owing to us pursuant to the terms of that certain lease by and between EOP-BAY PARK PLAZA, L.L.C., a Delaware limited liability company, as landlord, and BEST AIR HOLDINGS, INC., a Delaware corporation, as tenant, and/or any amendment to the lease or any other agreement or assignment related to the lease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon

H-1

each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: Treasury Department. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at                                                              to the attention of                                         .

Very truly yours,

[name]

[title]

H-2

EXHIBIT I

ADDITIONAL REQUIRED REMOVABLES

This Exhibit is attached to and made a part of the Lease by and between EOP-BAY PARK PLAZA, L.L.C., a Delaware limited liability company (“Landlord”) and BEST AIR HOLDINGS, INC., a Delaware corporation (“Tenant”) for space in the Building located at 555 Airport Boulevard, Burlingame, California.

Security	Proximity scanners, biometrics and related devices Installed Video cameras in the leased space and roof if available. PC equipment related to the security system including video and physical security

Datacenter

Ladder racks/cable trays

Server Racks

Communications racks

Air Conditioning equipment including installed and modified FSD and VAV items

Power equipment (UPS, Transfer Switch, Generator, Static Switch, Power Panels, etc.)

All Server, Router, Switch, PC’s and related networking and server hardware

All printers, Fax machines, Scanners, Copiers and related equipment

All Ethernet and Fiber cabling

Pieces of the FM200 fire suppression system including but not limited to the Control Panel.

Communications equipment

Satellite dishes, (National Weather, TV, Bandwidth dishes)

Cable TV equipment

Wall mounted video units including mounting hardware

Wall mounted smartboards/whiteboards, etc.

Phones and related telecom equipment

Kitchen	Any and all refrigerators, Microwaves, coffee machines, dishwasher, range, small toaster oven, etc. Vending machines that we may purchase

Furnishings

Tables, Chairs, office furniture, desks, file cabinets, shelving, lockers, water coolers

Lamps, coat racks, garbage cans, pictures (artwork), posters

Paper Shredders

Postage meters and related equipment

Toilet paper, Toilet mints, toilet bowl cleaner

Cement pad that supports the generator

Additional Items:	Dropdown projector screens Reception desks (not built-ins) Signage

I-1

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) is made and entered into as of July 1, 2009, by and between CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and VIRGIN AMERICA INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord (as successor in interest to EOP-Bay Park Plaza, L.L.C., a Delaware limited liability company) and Tenant (as successor in interest to Best Air Holdings, Inc., a Delaware corporation) are parties to that certain lease dated December 9, 2005 (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 41,875 rentable square feet (the “Original Premises”) described as (i) Suite 120 consisting of approximately 6,341 rentable square feet located on the first floor; (ii) Suite 200 consisting of approximately 23,870 rentable square feet located on the second floor; and (iii) Suite 450 consisting of approximately 11,664 rentable square feet located on the fourth floor, all such suites being located at the building commonly known as Bay Park Plaza II located at 555 Airport Boulevard, Burlingame, California (the “Building”).

B.	The parties wish to expand the Premises (defined in the Lease) to include additional space, containing approximately 3,963 rentable square feet described as Suite 150 on the first floor of the Building and shown on Exhibit A attached hereto (the “Expansion Space”), on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion; Expansion Effective Date.

1.01.	Effective as of the Expansion Effective Date (defined in Section 1.02 below), the Premises shall be increased from 41,875 rentable square feet on the first, second and fourth floors to 45,838 rentable square feet on the first, second and fourth floors by the addition of the Expansion Space, and, from and after the Expansion Effective , Date, the Original Premises and the· Expansion Space shall collectively be deemed the Premises. The term of the Lease for the Expansion Space (the “Expansion Term”) shall commence on the Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on the last day of the term of the Lease for the Original Premises (which the parties acknowledge is October 7, 2015). From and after the Expansion Effective Date, the Expansion Space shall be subject to all the terms and conditions of the Lease except as expressly modified herein, and except that Tenant shall not be entitled to receive, with respect to the Expansion Space, any allowance, free rent or other financial concession granted with respect to the Original Premises unless such concession is expressly provided for herein with respect to the Expansion Space.

1.02.	As used herein, “Expansion Effective Date” means the earlier to occur of (i) the date on which Tenant first commences to conduct business in the Expansion Space, or (ii) 30 days after the date on which Landlord delivers written notice to Tenant that the Expansion Space may be occupied by Tenant, which occupancy date is anticipated to be August 10, 2009 (such anticipated occupancy date being the “Target Expansion Effective Date”). Tenant acknowledges that the Expansion Effective Date may be delayed for any number of reasons, including, without limitation, the existing tenant’s current occupancy rights, a hold-over by the existing tenant, and Landlord’s discretionary extension of the existing tenancy. Except as otherwise set forth in Section 1.04 below, the adjustment of the Expansion Effective Date and the postponement of Tenant’s obligation to pay rent

June 12, 2009	1

for the Expansion Space shall be Tenant’s sole remedy if the Expansion Effective Date is delayed beyond the Target Expansion Effective Date. If the Expansion Effective Date is delayed for any reason, the termination date under the Lease shall not be similarly extended.

1.03	At any time after the Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days after receiving it. If Tenant fails to execute and return (or reasonably object in writing to) such notice within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

1.04	Notwithstanding any provision herein to the contrary, if the Expansion Effective Date does not occur on or before August 30, 2009 (the “Outside Date”), Tenant, ·as its sole remedy, may terminate this Amendment by delivering notice to Landlord not later than the earlier of (i) the date occurring 5 days after the Outside Date, or (ii) the date immediately preceding the Expansion Effective Date. Notwithstanding any contrary provision herein, if Landlord determines in good faith that it will be unable to cause the Expansion Effective Date to occur by the Outside Date, Landlord may provide Tenant with notice (the “Outside Date Extension Notice”) of such inability, which notice shall set forth the date on which Landlord reasonably estimates that the Expansion Effective Date will occur. Upon receiving the Outside Date Extension Notice, Tenant may terminate this Amendment by delivering notice to Landlord within 5 days after such receipt. If Tenant does not terminate this Amendment pursuant to the preceding sentence, the Outside Date shall automatically be amended to be the date set forth in the Outside Date Extension Notice. The parties acknowledge and agree that the Outside Date shall be extended by one day for each day the Expansion Effective Date is delayed due to events of Force Majeure. If Tenant terminates this Amendment pursuant to this Section, then, the remainder of the Lease will remain in full force and effect.

2.	Base Rent. With respect to the Expansion Space during the Expansion Term, the schedule of Base Rent shall be as follows:

Period During Expansion Term	Annual Rate Per Square Foot	Monthly Base Rent
Expansion Effective Date through last day of 12th full calendar month of Expansion Term	$30.60	$10,105.65
13th through 24th full calendar months of Expansion Term	$31.52	$10,409.48
25th through 36th full calendar months of Expansion Term	$32.46	$10,719.92
37th through 48th full calendar months of Expansion Term	$33.44	$11,043.56
49th through 60th full calendar months of Expansion Term	$34.44	$11,373.81
61st full calendar month of Expansion Term through last day of Expansion Term	$35.47	$11,713.97

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended:

June 12, 2009	2

3.	Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

4.	Tenant’s Pro Rata Share. With respect to the Expansion Space during the Expansion Term, Tenant’s Pro Rata Share shall be 3.3826%.

5.	Expenses and Taxes. With respect to the Expansion Space during the Expansion Term, Tenant shall pay for Tenant’s Pro Rata Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to the Expansion Space during the Expansion Term, the Base Year for Expenses and Taxes shall be 2009.

6.	Improvements to Expansion Space.

6.01.	Condition of Expansion Space. Tenant has inspected the Expansion Space and agrees to accept it “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform or pay for any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

6.02.	Responsibility for Improvements to Expansion Space. Tenant shall be entitled to perform improvements to the Expansion Space, and to receive an allowance from Landlord for such improvements, subject to and in accordance with the Tenant Work Letter attached hereto as Exhibit B.

7.	Early Access to Expansion Space. Tenant may enter the Expansion Space 30 days prior to the Expansion Effective Date, at Tenant’s sole risk, solely for the purpose of installing telecommunications and data cabling, equipment, furnishings and other personalty in the Expansion Space. Other than the obligation to pay Base Rent and Tenant’s Pro Rata Share of any Expense and Taxes, all of Tenant’s obligations hereunder shall apply during any period of such early entry.

8.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

8.01.	Permitted Use. Notwithstanding anything to the contrary contained in this Lease, no portion of the Premises shall be used for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities, or sexual conduct or any other use that, as of the time of the execution hereof, has or could reasonably be expected to have a material adverse effect on the Property or its use, operation or value.

8.02.	Landlord’s Notice Address. The Landlord’s Notice Address set forth in Section 1.12 of the Lease is hereby deleted in its entirety and replaced with the following:

LANDLORD’S NOTICE ADDRESS:

CA-Bay Park Plaza Limited Partnership c/o Equity Office 2655 Campus Drive, Suite 100 San Mateo, California 94403 Attention: Building manager with a copy to:

CA-Bay Park Plaza Limited Partnership

c/o Equity Office

2655 Campus Drive, Suite 100

San Mateo, California 94403

Attention: Managing Counsel

with a copy to:

CA-Bay Park Plaza Limited Partnership

c/o Equity Office

Two North Riverside Plaza, Suite 2100

Chicago, Illinois 60606

Attention: Lease Administration

June 12, 2009	3

Notwithstanding anything to the contrary contained in the Lease, as amended hereby, Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord.

9.	Miscellaneous.

9.01.	This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any free rent, improvement allowance, leasehold improvements, or other work to the Expansion Space, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

9.02.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

9.03.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

9.04.	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

9.05.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

9.06.	Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than Gary Horwitz of Jones Lang LaSalle) claiming to have represented Tenant in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment or any subsequent amendment or modification hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

9.07.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver it on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

June 12, 2009	4

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

	By:	/s/ Kenneth Young
	Name:	Kenneth Young
	Title:	Vice President - Leasing

TENANT:

VIRGIN AMERICA, INC., a Delaware corporation

By:	/s/ Holly Nelson
Name:	Holly Nelson
Title:	SVP & Chief Financial Officer

June 12, 2009	5

EXHIBIT A

OUTLINE AND LOCATION OF EXPANSION SPACE

·

June 12, 2009	1

EXHIBIT B

TENANT WORK LETTER

As used in this Exhibit B (this “Tenant Work Letter”), the following terms shall have the following meanings: “Agreement” means the amendment of which this Tenant Work Letter is a part. “Premises” means the Expansion Space. “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Tenant Work Letter. “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work in the Premises that is necessary to construct the Tenant Improvements.

1.	EXPANSION ALLOWANCE.

1.1 Expansion Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Expansion Allowance”) in the amount of $87,186.00 to be applied toward the Expansion Allowance Items (defined in Section 1.2 below). Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Expansion Allowance Items, to the extent such costs exceed the lesser of (x) the Expansion Allowance, or (y) the aggregate amount that Landlord is then required to disburse for such purpose pursuant to this Tenant Work Letter. Notwithstanding any contrary provision of this Agreement, if Tenant fails to use the entire Expansion Allowance by December 31, 2010, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2 Disbursement of the Expansion Allowance.

1.2.1 Expansion Allowance Items. Except· as otherwise provided in this Tenant Work Letter, the Expansion Allowance shall be disbursed by Landlord only for the following items (the “Expansion Allowance Items”): (a) the fees of the Tenant’s architect and engineers, and any fees reasonably incurred by Landlord for review of Tenant’s plans and specifications (for purposes hereof, the “Expansion Plans”) by Landlord’s third party consultants; (b) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (c) the cost of performing the Tenant Improvement Work, including after hours charges, testing· and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (d) the cost of any change to the base, shell or core of the Premises or Building required by the Expansion Plans (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (e) the cost of any change to the Expansion Plans or Tenant Improvements required by applicable Laws; (f) the oversight and coordination fee set forth in Section 9 of the Lease; (g) sales and use taxes; and (h) all other costs· expended by Landlord in connection with the performance of the Tenant Improvement Work.

1.2.2 Disbursement of Expansion Allowance. Subject to the terms hereof, Landlord shall disburse the Expansion Allowance for Expansion Allowance Items by delivering a check to Tenant within 30 days after the latest of (a) the completion of the Tenant Improvement Work in accordance with the approved plans and specifications; (b) Landlord’s receipt of (i) paid invoices from all parties providing labor or materials to the Premises; (ii) executed unconditional mechanic’s lien releases satisfying California Civil Code § 3262(d) and 3262(d)(4); (iii) if applicable, a certificate from Tenant’s architect, in a form reasonably acceptable to Landlord, certifying that the Tenant Improvements have been substantially completed; (iv) evidence that all governmental approvals required for Tenant to legally occupy the Premises have been obtained; and (v) any other information reasonably requested by Landlord; (c) Tenant’s delivery to Landlord of “as built” drawings (in CAD format, if requested by Landlord); and (d) Tenant’s compliance with Landlord’s standard “close-out” requirements regarding city approvals, closeout tasks, Tenant’s contractor, financial close-out matters, and Tenant’s vendors.· Landlord’s disbursement shall not be deemed Landlord’s approval or acceptance of the Tenant Improvement Work.

June 12, 2009	2

2	MISCELLANEOUS.

2.1 Applicable Lease Provisions. Without limitation, the Tenant Improvement Work shall be subject to the terms of Sections 8, 9 and 12 of the Lease.

2.2 Tenant Default. Notwithstanding any contrary provision of this Agreement, if Tenant defaults under this Agreement before the Tenant Improvement Work is completed, then (a) Landlord’s obligations under this Tenant Work Letter shall be excused, and Landlord may cause Tenant’s contractor to cease performance of the Tenant Improvement Work, until such default is cured, and (b) Tenant shall be responsible for any resulting delay in the’ completion of the Tenant Improvement Work.

2.3 Other. This Tenant Work Letter shall not apply to any space other than the Premises

June 12, 2009	3

EXHIBIT C

NOTICE OF LEASE TERM DATES

, 2009

To:

Re:	First Amendment (the “Amendment”), dated , 2009 to a lease agreement dated December 9, 2005 between CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and VIRGIN AMERICA INC., a Delaware corporation (“Tenant”), concerning Suite 150 on the first floor of the building located at 555 Airport Drive, Burlingame, California (the “Expansion Space”).

Lease ID:

Business Unit Number:

Dear

In accordance with the Lease, Tenant accepts possession of the Expansion Space and confirms that (a) the Expansion Effective Date is                     20         , and (b) the Termination Date is October 7, 2015.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Section 1.03 of the Amendment, if Tenant fails to execute and return (or reasonably object in writing to) this letter within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:

Name:

Title:

June 12, 2009	4

Agreed and Accepted as

of 6/26, 2009

“Tenant”:

VIRGIN AMERICA, INC., a Delaware corporation

By:	/s/ Holly Nelson
Name:	Holly Nelson
Title:	SVP & Chief Financial Officer

June 12, 2009	5

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) is made and entered into as of March 1, 2010, by and between CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and VIRGIN AMERICA INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord (as successor in interest to EOP-Bay Park Plaza, L.L.C., a Delaware limited liability company) and Tenant (as successor in interest to Best Air Holdings, Inc., a Delaware corporation) are parties to that certain lease dated December 9, 2005 (“Original Lease”), as previously amended by instrument(s) dated July 1, 2009 (“First Amendment”) (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 45,838 rentable square feet described as (i) Suite 120 (“Suite 120”) consisting of approximately 6,341 rentable square feet located on the first floor; (ii) Suite 150 (“Suite 150”) consisting of approximately 3,963 rentable square feet located on the first floor; (iii) Suite 200 (“Suite 200”) consisting of approximately 23,870 rentable square feet located on the second floor (Suite 120, Suite 150, and Suite 200, collectively, the “Existing Premises”); and (iv) Suite 450 (“Suite 450”) consisting of approximately 11,664 rentable square feet located on the fourth floor, all such Suites being located at the building commonly known as “Bay Park Plaza II” located at 555 Airport Boulevard, Burlingame, California (the “Building”).

B.	The parties wish to enter into this Amendment in order to:

(i) expand the Premises (defined in the Lease) to include additional space, containing approximately 24,435 rentable square feet described as Suite 500 on the fifth floor of the Building and shown on Exhibit A attached hereto (the “Expansion Space”), in which Expansion Space Landlord shall perform certain tenant improvement work prior to delivery of such Expansion Space to Tenant, all on the terms and conditions set forth in this Amendment (including the “Work Letter,” as that term is defined in Section 1.2 of this Amendment, below);

(ii) reduce the Premises by the deletion of Suite 450, and concurrently provide Tenant an expansion option with respect to Suite 450, on the terms and conditions set forth in this Amendment;

(iii) provide Tenant an expansion option with respect to “Suite 310,” as that term is defined in Section 12.1, below, which Tenant is currently subleasing, on the terms and conditions set forth in this Amendment;

(iv) provide Tenant an expansion option, and a tenant improvement allowance, with respect to Suite 100, on the terms and conditions set forth in this Amendment (the options referred to in sub-clauses (ii), (iii) and (iv) of this Recital B collectively referred to herein as the “Options”); and

(v) amend certain other terms and conditions in the Lease.

C.	In addition, the Lease will expire by its terms on October 7, 2015 (the “Existing Expiration Date”), and the parties wish to extend the term of the Lease on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion.

1.1	Effect of Expansion. Effective as of the Expansion Effective Date (defined in Section 1.2 below), the Premises shall be increased from 45,838 rentable square feet on the first, second, and fourth floors to 58,609 rentable square feet on the first, second and fifth floors by the addition of the Expansion Space and the deletion of Suite 450, and, from and after the Expansion Effective Date, the Existing Premises and the Expansion Space shall collectively be deemed the Premises. The term of the Lease for the Expansion Space (the “Expansion Term”) shall commence on the Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on the Extended Expiration Date (defined in Section 2 below). From and after the Expansion Effective Date, the Expansion Space shall be subject to all the terms and conditions of the Lease except as provided herein, and except that Tenant shall not be entitled to receive, with respect to the Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises (and Suite 450, if applicable) unless such concession is expressly provided for herein with respect to the Expansion Space.

1.2	Expansion Effective Date. As used herein, “Expansion Effective Date” means the earlier to occur of (i) the date on which Tenant first commences to conduct business in the Expansion Space, or (ii) ten (10) business days following the date on which the Expansion Space becomes Ready for Occupancy (defined in the Work Letter attached hereto as Exhibit B (“Work Letter”)), which is anticipated to be October 1, 2010 (the “Target Expansion Effective Date”); provided, however, that in no event shall the Expansion Effective Date occur prior to the “CO Date,” as that term is defined in Section 2.1(b) of the Work Letter. Except as otherwise set forth in Section 1.4, below, the adjustment of the Expansion Effective Date and, accordingly, the postponement of Tenant’s obligation to pay rent for the Expansion Space shall be Tenant’s sole remedy if the Expansion Space is not Ready for Occupancy on the Target Expansion Effective Date. If the Expansion Effective Date is delayed, the expiration date under the Lease shall not be similarly extended.

1.3

Confirmation Letter. At any time after the Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days after receiving it;

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provided that if such notice is not factually correct, then Tenant shall make such changes as are necessary to make such notice factually correct and shall thereafter return such notice to Landlord within said ten (10) business day period. If Tenant fails to execute and return such notice within ten (10) business days and otherwise in accordance with the immediately preceding sentence after receiving it, Tenant shall be deemed to have executed and returned it without exception.

1.4	Temporary Space. Notwithstanding the Target Expansion Effective Date, Landlord hereby agrees to use commercially reasonable efforts to deliver the Expansion Space to Tenant for Tenant’s occupancy on or before July 1, 2010 (the “Accelerated Target Expansion Effective Date”); provided that, if Landlord anticipates so delivering the Expansion Space to Tenant prior to July 1, 2010, Landlord shall provide at least sixty (60) days prior written notice to Tenant thereof. Notwithstanding any provision herein to the contrary, if the Expansion Space is not Ready for Occupancy on or before the Accelerated Target Expansion Effective Date for any reason (including any delay caused by a “Tenant Delay,” as defined in Section 4.2 of the Work Letter), Tenant shall have the right to lease up to 5,000 rentable square feet of temporary space upon written notice (“Temporary Space Notice”) to Landlord.

The Temporary Space Notice shall indicate the amount of temporary space (“Temporary Space”) required by Tenant and the date on which Tenant requires access to such space (provided that such requested delivery date shall in no event be no less than ten (10) days following Tenant’s delivery of the Temporary Space Notice). Notwithstanding any contrary provision hereof, Landlord shall have the right to provide Temporary Space which (A) is not less than ninety percent (90%) of the rentable square feet designated by Tenant in the Temporary Space Notice (but in no event greater than 5,000 rentable square feet), and (B) may be located in either the Building or the adjacent building located at 577 Airport Boulevard, Burlingame, California, as designated by Landlord in Landlord’s sole discretion; provided that, in any event, such Temporary Space shall be configured as contiguous space.

Commencing on the date Landlord delivers the Temporary Space to Tenant (the “Temporary Space Commencement Date”), and ending on the Expansion Effective Date (“Temporary Space Term”), Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the Temporary Space. All of Tenant’s obligations under the Lease, as amended, shall apply to such Temporary Space during the Temporary Space Term, except that (i) Tenant shall not be obligated to pay any Expenses or Taxes attributable to such Temporary Space; and (ii) notwithstanding any provision in the Lease, as amended, to the contrary, Tenant shall be obligated to pay Base Rent for the Temporary Space at a monthly rental rate equal to $1.00 per rentable square foot of the Temporary Space commencing on the Temporary Space Commencement Date and ending on the earlier to occur of (a) the Expansion Effective Date, and (b) October 31, 2010; provided, however, if the Expansion Effective Date does not occur by October 31, 2010 (subject to a day-for-day extension due to Force Majeure or Tenant Delay),

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then from and after November 1, 2010 for the remainder of the Temporary Space Term, Tenant shall not be obligated to pay any Base Rent for such Temporary Space.

2.	Extension. The term of the Lease is hereby extended through October 7, 2017 (the “Extended Expiration Date”). The portion of the term of the Lease commencing on the date immediately following the Existing Expiration Date (the “Extension Date”) and ending on the Extended Expiration Date shall be referred to herein as the “Extended Term”.

3.	Base Rent. Notwithstanding any provision to the contrary set forth in the Lease, with respect to (i) the Existing Premises and Suite 450 during the period commencing on July 1, 2010 and expiring on the day immediately preceding the Expansion Effective Date, and (ii) the Existing Premises and the Expansion Space during the period commencing on the Expansion Effective Date and expiring on the Extended Expiration Date, the schedule of Base Rent shall be as follows:

Period of Term	Annual Base Rent	Monthly Base Rent
July 1, 2010 – the day immediately preceding the Expansion Effective Date	$1,144,116.48	$95,343.04
Expansion Effective Date – December 31, 2010	$1,462,880.64	$121,906.72
January 1, 2011 – December 31, 2011	$1,506,767.06	$125,563.92
January 1, 2012 – December 31, 2012	$1,551,970.07	$129,330.84
January 1, 2013 – December 31, 2013	$1,598,529.17	$133,210.76
January 1, 2014 – December 31, 2014	$1,646,485.05	$137,207.09
January 1, 2015 – December 31, 2015	$1,695,879.60	$141,323.30
January 1, 2016 – December 31, 2016	$1,746,755.99	$145,563.00
January 1, 2017 – October 7, 2017	$1,799,158.67	$149,929.89

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended.

4.

Increased Letter of Credit Amount. Landlord and Tenant hereby acknowledge and agree that the Letter of Credit Amount is hereby increased to One Hundred Twenty Thousand and No/100 Dollars ($120,000.00). Upon Tenant’s execution hereof, Tenant shall deliver to Landlord a replacement or amended Letter of Credit in the form required

4

by Exhibit H attached to the Original Lease, in an amount equal to One Hundred Twenty Thousand and No/100 Dollars ($120,000.00). The parties hereby agree that in connection with Tenant’s exercise of any or all of the Options hereunder, Tenant shall not be obligated to increase the Letter of Credit Amount. In addition, Section 1.06 of Exhibit F attached to the Original Lease is hereby deleted in its entirety and of no further force or effect.

5.	Tenant’s Pro Rata Share. Effective as of the Expansion Effective Date, Tenant’s Pro Rata Share for the entire Premises (i.e., the Existing Premises and the Expansion Space) shall be 50.0256%.

6.	Expenses and Taxes.

6.1	Existing Premises and Suite 450 Prior to Expansion Effective Date. With respect to the Existing Premises and Suite 450 prior to the Expansion Effective Date, Tenant shall pay for Tenant’s Pro Rata Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to the Existing Premises and Suite 450 commencing on July 1, 2010 and continuing through and including the day immediately preceding the Expansion Effective Date, the Base Year for Expenses and Taxes shall be 2010.

6.2	Existing Premises and Expansion Space During Expansion Term. With respect to the Existing Premises and the Expansion Space during the Expansion Term, Tenant shall pay for Tenant’s Pro Rata Share of Expenses and Taxes in accordance with the terms of the Lease, as amended; provided, however, that, with respect to the Existing Premises and Expansion Space during the Expansion Term, the Base Year for Expenses and Taxes shall be 2010.

7.	Improvements to Existing Premises and Expansion Space.

7.1	Condition of Existing Premises and Expansion Space. Tenant acknowledges that it is in possession of the Existing Premises and that it has inspected the Expansion Space, and agrees to accept each such space “as is” without any representation by Landlord regarding its condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment.

7.2	Responsibility for Improvements to Expansion Space. Landlord shall, at its sole cost and expense (except as otherwise specifically set forth in the Work Letter), perform improvements to the Expansion Space in accordance with the Work Letter and shall deliver the Expansion Space to Tenant in broom clean condition.

8.

Early Access to Expansion Space. Tenant may enter the Expansion Space prior to the Expansion Effective Date and simultaneously with Landlord’s construction of the “Tenant Improvement Work,” as defined in the introductory paragraph of the Work Letter, at Tenant’s sole risk and solely for the purposes of installing telecommunications and computer cabling, security systems, equipment, furnishings and other personally

5

(collectively, “Tenant Personal Property”) in the Expansion Space. Other than the obligation to pay Base Rent and Tenant’s Pro Rata Share of any Expenses and Taxes attributable to the Expansion Space, all of Tenant’s obligations under the Lease, as amended, shall apply during any period of such early entry. Notwithstanding the foregoing, Landlord may limit or suspend Tenant’s rights to enter the Expansion Space pursuant to this Section if Landlord reasonably determines that such entry is endangering individuals working in the Expansion Space or is delaying completion of the Tenant Improvement Work.

9.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

9.1	Liability Insurance. Clause (a) of the first sentence of Section 14 of the Original Lease is hereby amended by replacing the amount “$2,000,000” set forth therein with the amount 13,000,000.”

9.2	Waiver of Subrogation. Each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required under the Lease had been carried, would have been) covered by insurance. For purposes of this Section only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance; and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord.

9.3	Compliance with Law. Without limiting Tenant’s obligations under the Lease, if, as a result of Tenant’s performance of any Alteration, Landlord becomes required under Law to perform any inspection or give any notice relating to the Premises or such Alteration, or to ensure that such Alteration is performed in any particular manner, Tenant shall comply with such requirement on Landlord’s behalf and promptly thereafter provide Landlord with reasonable documentation of such compliance.

9.4	Base Year Expenses. Notwithstanding any contrary provision of the Lease, Expenses for the Base Year shall exclude (a) any market-wide cost increases resulting from extraordinary circumstances, including Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, and (b) at Landlord’s option, the cost of any repair or replacement that Landlord reasonably expects will not recur on an annual or more frequent basis.

9.5	Deletion. Section 6 (Acceleration Option) set forth in Exhibit F to the Original Lease is hereby deleted in its entirety and of no further force or effect.

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10.	Deletion of Suite 450; Suite 450 Option.

10.1	Surrender of Suite 450. Except to the extent Tenant exercises its “Suite 450 Option,” as that term is defined in Section 10.3.1, below, Landlord and Tenant hereby acknowledge and agree that, on or before the Expansion Effective Date (the “Give-Back Date”), Tenant shall quit and surrender and deliver exclusive possession to Landlord of Suite 450 in accordance with the terms of the Lease as if the Lease had terminated with respect to Suite 450. Effective as of the Give-Back Date, Tenant’s lease of Suite 450 shall terminate and be of no further force or effect, and Landlord and Tenant shall be relieved of their respective obligations under the Lease with respect to Suite 450, except those obligations under the Lease which relate to the term of Tenant’s lease of Suite 450 and/or which specifically survive the expiration or earlier termination of the Lease with respect to Suite 450, including, without limitation, the payment of all amounts owed by Tenant with respect to Suite 450 up to and including the Give-Back Date. Based upon the foregoing, effective as of the date immediately following the Give-Back Date (the “Effective Date”), (i) Suite 450 shall no longer be a part of the Premises, and (ii) the “Premises” shall consist of only the Existing Premises and the Expansion Space. In the event Tenant does not timely vacate Suite 450 in accordance with the terms hereof, then Tenant shall be deemed to be holding over in Suite 450 without the consent of Landlord and the terms and conditions of Article 22 of the Original Lease shall apply to such holdover.

10.2	Representations and Warranties. Tenant represents and warrants to Landlord that, with respect to Suite 450, (a) Tenant has not heretofore sublet Suite 450 nor assigned all or any portion of its interest in the Lease with respect thereto, nor shall any such transaction be in effect as of the Effective Date, (b) no other person, firm or entity has any right, title or interest in the Lease with respect to Suite 450, (c) Tenant has the full right, legal power and actual authority to enter into this Amendment and to terminate Tenant’s lease of Suite 450 without the consent of any person, firm or entity, and (d) the individuals executing this Amendment on behalf of Tenant have the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof. Tenant further represents and warrants to Landlord that, as of the date hereof, there are no, and as of the Effective Date, there shall be no, mechanic’s liens or other liens encumbering all or any portion of Suite 450 by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors, assigns or subtenants. The representations and warranties set forth in this Section 10.2 shall survive the termination of Tenant’s lease of Suite 450 and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.

10.3	Suite 450 Option.

10.3.1

Grant of Option; Conditions. Notwithstanding any provision to the contrary set forth in this Section 10, Tenant shall have the right (the “Suite 450 Option”) to continue to lease Suite 450 from the Expansion Effective Date through the Extended Expiration Date if Landlord receives

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from Tenant, prior to the anticipated Expansion Effective Date, written notice (“Suite 450 Option Notice”) exercising the Suite 450 Option, and Tenant is not in default under the Lease, as amended, on the date Landlord receives the Suite 450 Option Notice. Notwithstanding the foregoing, in the event Tenant intends to continue to lease Suite 450 but is unable, for any reason, to affirmatively commit to lease Suite 450 by such foregoing notice deadline, Tenant shall have the right to deliver to Landlord written notice of Tenant’s intention to continue to lease Suite 450 (“Intention to Lease Notice”) in lieu of the Suite 450 Option Notice. In the event Tenant delivers an Intention to Lease Notice to Landlord, (i) Tenant shall continue to have the right to lease Suite 450 if Landlord receives from Tenant, prior to the date which is the thirtieth (30th) day following the Expansion Effective Date (such time period, the “Thirty Day Period”), a Suite 450 Option Notice, and Tenant is not in default under the Lease, as amended, on the date Landlord receives such Suite 450 Option Notice, (ii) the defined term “Give-Back Date” in Section 10.1, above, shall instead mean on or before the expiration of the Thirty Day Period, and (iii) during such Thirty Day Period, the terms and conditions of the Lease, as amended, shall apply to Suite 450 in full force and effect, including, without limitation, the payment of Base Rent in accordance with the schedule set forth in Section 10.3.2, below, and Tenant’s Pro Rata Share of Expenses and Taxes with respect to Suite 450.

10.3.2	Suite 450 Amendment. If Tenant validly exercises the Suite 450 Option, Landlord shall prepare an amendment (the “Suite 450 Amendment”) to reflect changes in the rentable square footage, Base Rent, Tenant’s Pro Rata Share and other appropriate terms; provided that the parties hereby agree that (i) the rentable square footage of the Premises shall be increased by 11,664 rentable square feet to equal 70,273 rentable square feet in total, (ii) the schedule of Base Rent with respect to Suite 450 shall be as set forth in the schedule below, and (iii) Tenant’s Pro Rata Share for Suite 450 shall be 9.9958%. The Suite 450 Amendment shall be sent to Tenant within a reasonable time after receipt of the Suite 450 Notice and Tenant shall execute and return the Suite 450 Amendment to Landlord within fifteen (15) days after Tenant’s receipt of same. The terms of such Suite 450 Amendment shall not be effective until such Suite 450 Amendment has been executed by both Landlord and Tenant, provided, however, that an otherwise valid exercise of the Suite 450 Option shall be fully effective whether or not the Suite 450 Amendment is executed.

Period of Term	Annual Base Rent	Monthly Base Rent
Expansion Effective Date – December 31, 2010	$291,133.44	$24,261.12
January 1, 2011 – December 31, 2011	$299,867.44	$24,988.95

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Period of Term	Annual Base Rent	Monthly Base Rent
January 1, 2012 – December 31, 2012	$308,863.47	$25,738.62
January 1, 2013 – December 31, 2013	$318,129.37	$26,510.78
January 1, 2014 – December 31, 2014	$327,673.25	$27,306.10
January 1, 2015 – December 31, 2015	$337,503.45	$28,125.29
January 1, 2016 – December 31, 2016	$347,628.55	$28,969.05
January 1, 2017 – October 7, 2017	$358,057.41	$29,838.12

11.	Expansion Option – Suite 100.

11.1	Grant of Option; Conditions. Tenant acknowledges that the space located on the first floor of the Building containing approximately 10,758 square feet of rentable area shown on Exhibit D attached hereto (subject to adjustment in accordance with the terms of Section 11.2.6, below) and currently designated as Suite 100 (“Future Expansion Space”) is currently leased by Landlord (as successor-in-interest to Bay Park Plaza Associates, L.P.) to Cohn Reid O’Neill Insurance Services, Inc. (“Cohn”) pursuant to the terms of that certain lease between Landlord and Cohn dated February 13, 2009, as the same may be amended from time to time (the “Existing Lease”). Tenant shall have the option, but not the obligation (the “Expansion Option”), to lease the Future Expansion Space, if;

11.1.1	Landlord receives written notice (the “Expansion Notice”) from Tenant of the exercise of its Expansion Option on or before January 1, 2011; and

11.1.2	Tenant is not in default under the Lease, as amended, beyond any applicable cure periods at the time that Landlord receives the Expansion Notice; and

11.1.3	No more than twenty-five percent (25%) of the rentable area of the Premises is sublet (other than pursuant to a Permitted Transfer) at the time Landlord receives the Expansion Notice; and

11.1.4	Tenant has not abandoned the Premises at the time Landlord receives the Expansion Notice.

11.2	Terms for Future Expansion Space. The terms of Tenant’s leasing of the Future Expansion Space shall be as follows:

11.2.1	The initial annual Base Rent rate per rentable square foot for the Future Expansion Space shall be the same as the Base Rent per rentable square

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foot for the Premises on the date the term for the Future Expansion Space commences. The Base Rent rate for the Future Expansion Space shall increase at such times and in such amount as Base Rent for the Premises, it being the intent of Landlord and Tenant that the Base Rent rate per rentable square foot for the Future Expansion Space shall always be the same as the Base Rent rate per rentable square foot for the Premises. Base Rent attributable to the Future Expansion Space shall be payable in monthly installments in accordance with the terms and conditions of the Lease, as amended.

11.2.2	Tenant shall pay Additional Rent (i.e., Expenses and Taxes) for the Future Expansion Space on the same terms and conditions as are set forth in the Lease; provided, however, for purposes of calculating the amount of Expenses and Taxes which Tenant shall pay in connection with the Future Expansion Space, (a) the Base Year shall be the calendar year in which the commencement date of Tenant’s lease of the Future Expansion Space occurs, and (b) Tenant’s Pro Rata Share shall be 9.1825%.

11.2.3	The Future Expansion Space (including improvements and personalty, if any) shall be accepted by Tenant in its “as-built” condition and configuration existing on the earlier of the date Tenant takes possession of the Future Expansion Space or as of the date the term for the Future Expansion Space commences. In addition, Tenant shall be entitled to an “Improvement Allowance,” “Fit-Test Allowance,” and “Corridor Allowance,” as those terms are defined in Sections 1, 2 and 3 of the “Tenant Construction Work Letter,” as that term is defined in Section 11.4, below, with respect to the Future Expansion Space.

11.2.4	Subject to Section 11.3, below, the term for the Future Expansion Space shall commence on the earlier of (i) the first date on which Tenant conducts business in the Future Expansion Space, and (ii) one hundred twenty (120) days following the delivery of the Future Expansion Space to Tenant, which delivery is anticipated to occur on or before August 1, 2011, and end, unless sooner terminated pursuant to the terms of the Lease, as amended, on the Extended Expiration Date of the Lease, as amended, it being the intention of the parties hereto that the terms for the Future Expansion Space and the Term for the Premises shall be coterminous.

11.2.5	The Future Expansion Space shall be considered Premises, subject to all the terms and conditions of the Lease, as amended, except that no allowances, credits, abatements or other concessions (if any) set forth in the Lease, as amended, for the Premises shall apply to the Future Expansion Space, except as may be specifically provided otherwise in this Section 11 and the Tenant Construction Work Letter.

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11.2.6	To the extent the design of the Expansion Space Improvements pursuant to the Tenant Construction Work Letter incorporates the existing corridor on the first floor of the Building (“Corridor”), the square feet of rentable area of the Premises shall be appropriately increased, as determined by Landlord in its sole discretion. Notwithstanding the foregoing, if any portion of the Corridor is incorporated into the Premises pursuant to this Section 11.2.6, then Landlord and Tenant shall document such increase in the square feet of rentable area of the Premises in an amendment to the Lease. Further, any portion of the Corridor which is not incorporated into the Premises pursuant to this Section 11.2.6 shall remain Landlord’s responsibility as a Common Area pursuant to the terms of the Lease, as amended.

11.3	Early Availability. Notwithstanding anything herein to the contrary, if the Existing Lease terminates (or Cohn’s right to possession is terminated), or is reasonably anticipated by Landlord to be terminated, prior to its stated expiration date as a result of a default by Cohn thereunder, Landlord, at its option, may provide Tenant with written notice of such prior termination (the “Prior Termination Notice”). Notwithstanding any provision to the contrary in this Section 11.3, Landlord shall have no right to provide Tenant with a Prior Termination Notice in the event the Existing Lease terminates for any reason other than a default by Cohn thereunder (including, without limitation, any early termination of the Existing Lease mutually agreed to by Cohn and Landlord which is not a result of or related to a default by Cohn under the Existing Lease), and Tenant shall continue to have the option to lease the Future Expansion Space in accordance with the terms and conditions of Section 11.1 above. If Landlord provides Tenant with a Prior Termination Notice, Tenant shall have the option to lease the Future Expansion Space in accordance with the terms and conditions set forth in Section 11.1 above, except that the Expansion Notice shall be due within thirty (30) days after the date of Landlord’s Prior Termination Notice, and the commencement date for such Future Expansion Space shall be determined in accordance with the terms of Section 11.2.4, above, it being agreed that Landlord shall in no event deliver the Future Expansion Space to Tenant prior to February 1, 2011. If Tenant does not provide Landlord with an Expansion Notice within such thirty (30) day period or if Tenant is not entitled to exercise its Expansion Option due to a violation of one of the conditions set forth in Section 11.1 above, Tenant’s Expansion Option shall be deemed to be null and void and Tenant shall have no further rights to lease the Future Expansion Space hereunder.

11.4	Construction of Improvements. Tenant shall have the right to elect, in Tenant’s sole discretion, to construct initial improvements in the Future Expansion Space (“Expansion Space Improvements”). If Tenant so elects, then the construction of such initial improvements shall be in accordance with the terms of the Work Letter attached hereto as Exhibit E (“Tenant Construction Work Letter”).

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11.5	Expansion Amendment. If Tenant is entitled to and properly exercises the Expansion Option, Landlord shall prepare an amendment (the “Expansion Amendment”) to reflect the commencement date of the term for the Future Expansion Space and the changes in Base Rent, rentable square footage of the Premises, Tenant’s Pro Rata Share and other appropriate terms. A copy of the Expansion Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Expansion Notice, and Tenant shall execute and return the Expansion Amendment to Landlord within fifteen (15) days thereafter. The terms of such Expansion Amendment shall not be effective until such Expansion Amendment has been executed by both Landlord and Tenant, provided, however, that an otherwise valid exercise of the Expansion Option shall be fully effective whether or not the Expansion Amendment is executed.

12.	Expansion Option – Suite 310.

12.1	Grant of Option; Conditions. Tenant acknowledges that the space located on the third floor of the Building containing approximately 4,114 square feet of rentable area and currently designated as Suite 310 (the “Suite 310”) is currently leased by Landlord (as successor-in-interest to EOP-Bay Park Plaza, L.L.C.) to Softscape, Inc. (“Softscape”) pursuant to the terms of that certain lease between Landlord and Softscape dated June 24, 2005, as the same may be amended from time to time (the “Softscape Existing Lease”). The parties hereby acknowledge that Tenant is currently, and shall remain, in possession of Suite 310 pursuant to that certain sublease dated March 27, 2008, between Tenant and Softscape, which sublease is scheduled to expire on July 31, 2010 (“Sublease Expiration Date”). The parties further acknowledge that the Softscape Existing Lease is scheduled to expire on October 2, 2010 (“Softscape Expiration Date”). Tenant shall have the option, but not the obligation (the “Suite 310 Expansion Option”), to lease Suite 310 for a term commencing on the date immediately following the date which is the earlier to occur of (i) the Softscape Expiration Date, and (ii) the early termination of the Softscape Existing Lease (or Softscape’s right to possession) (such date, the “Suite 310 Commencement Date”), and ending, unless sooner terminated pursuant to the terms of the Lease, as amended, on the Extended Expiration Date, if:

12.1.1	Landlord receives written notice (the “Suite 310 Expansion Notice”) from Tenant of the exercise of its Suite 310 Expansion Option prior to the Suite 310 Commencement Date; and

12.1.2	Tenant is not in default under the Lease, as amended, beyond any applicable cure periods at the time that Landlord receives the Suite 310 Expansion Notice; and

12.1.3	No more than twenty-five percent (25%) of the Premises is sublet (other than pursuant to a Permitted Transfer) at the time Landlord receives the Suite 310 Expansion Notice; and

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12.1.4	Tenant is in occupancy of Suite 310 at the time that Landlord receives the Suite 310 Expansion Notice, Tenant hereby acknowledging that its occupancy of Suite 310 after the Sublease Expiration Date shall be subject to Softscape’s consent; provided, however, that Landlord hereby agrees that Landlord shall not withhold its consent under the Softscape Existing Lease to such continued occupancy of Suite 310 by Tenant; and

12.1.5	Tenant has not abandoned the Premises at the time Landlord receives the Suite 310 Expansion Notice.

12.2	Terms for Suite 310. The terms of Tenant’s leasing of Suite 310 shall be as follows:

12.2.1	The initial annual Base Rent rate per rentable square foot for Suite 310 shall be the same as the Base Rent rate per rentable square foot for the Premises on the date the term for Suite 310 commences. The Base Rent rate for Suite 310 shall increase at such times and in such amount as Base Rent for the Premises, it being the intent of Landlord and Tenant that the Base Rent rate per rentable square foot for Suite 310 shall always be the same as the Base Rent rate per rentable square foot for the Premises. Base Rent attributable to Suite 310 shall be payable in monthly installments in accordance with the terms and conditions of the Lease, as amended.

12.2.2	Tenant shall pay Additional Rent (i.e., Expenses and Taxes) for Suite 310 on the same terms and conditions as are set forth in the Lease, as amended, including the same Base Year, if any, that is applicable to all of the Premises. Tenant’s Pro Rata Share for Suite 310 shall be 3.5115%.

12.2.3	Suite 310 (including improvements and personalty, if any) shall be accepted by Tenant in its “as-built” condition and configuration existing on the date the term for Suite 310 commences.

12.2.4	Suite 310 shall be considered Premises, subject to all the terms and conditions of the Lease, except that no allowances, credits, abatements or other concessions (if any) set forth in the Lease, as amended, for the Premises shall apply to Suite 310.

12.3

Termination Right. If Tenant exercises its right to lease Suite 310 pursuant to the terms of this Section 12 then, notwithstanding any provision to the contrary in this Section 12, upon not less than thirty (30) days’ prior notice (“Termination Notice”) to Landlord, Tenant shall have the right to terminate its lease of Suite 310 effective on any date (“Termination Date”) between the Suite 310 Commencement Date and the date which is thirty (30) days after the Expansion Effective Date. The Termination Notice shall specify the Termination Date. Provided that Tenant terminates its lease of Suite 310 pursuant to the terms of this Section 12.3, the Lease, as amended, with respect to Suite 310 shall automatically terminate and be of no further force or effect and Landlord and Tenant shall be

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relieved of their respective obligations under the Lease, as amended, with respect to Suite 310 as of the Termination Date, except those obligations set forth in the Lease, as amended, which relate to the term of Tenant’s lease of Suite 310 and/or which specifically survive the expiration or earlier termination of the Lease with respect to Suite 310, including, without limitation, the payment by Tenant of all amounts owed by Tenant under the Lease with respect to Suite 310 up to and including the Termination Date. If Tenant fails to timely deliver a Termination Notice, then Tenant’s right to terminate its lease of Suite 310 pursuant to this Section 12.3 shall be deemed null and void and of no force or effect.

12.4	Suite 310 Expansion Amendment. If Tenant is entitled to and properly exercises the Suite 310 Expansion Option, Landlord shall prepare an amendment (the “Suite 310 Expansion Amendment”) to reflect the commencement date of the term for Suite 310 and the changes in Base Rent, rentable square footage of the Premises, Tenant’s Pro Rata Share and other appropriate terms. A copy of the Suite 310 Expansion Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Suite 310 Expansion Notice, and Tenant shall execute and return the Suite 310 Expansion Amendment to Landlord within 15 days thereafter. The terms of such Suite 310 Expansion Amendment shall not be effective until such Suite 310 Expansion Amendment has been executed by both Landlord and Tenant, provided, however, that an otherwise valid exercise of the Suite 310 Expansion Option shall be fully effective whether or not the Suite 310 Expansion Amendment is executed.

12.5	Subordination. Notwithstanding anything herein to the contrary, Tenant’s Suite 310 Expansion Option is subject and subordinate to (i) the renewal or extension rights of any tenant leasing all or any portion of Suite 310, and (ii) the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof (all such tenants with superior rights are referred to herein as a “Suite 310 Superior Right Holder”). All Suite 310 Superior Right Holders, and their existing superior rights, are set forth on Exhibit H-1 attached hereto.

13.	LEED Certification. Landlord shall, at Landlord’s sole cost and expense, use commercially reasonable efforts to qualify the Building for any level of Leadership in Energy and Environmental Design for Core and Shell certification (“LEED Certification”) on or before June 30, 2011. To the extent reasonably necessary, Tenant shall cooperate (at no expense to Tenant) with Landlord in Landlord’s efforts to obtain such LEED Certification. Notwithstanding any contrary provision hereof, Tenant acknowledges that neither Landlord nor any representative, broker, and/or agent of Landlord has made any representation or warranty regarding the existing condition of the Building, or Landlord’s ability to obtain LEED Certification with respect thereto. In the event Landlord uses commercially reasonable efforts to obtain such LEED Certification but is unable to obtain the same, such inability to obtain the same shall not be a default by Landlord under the Lease.

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14.	Barbeque Amenity. Section 8 set forth in Exhibit F attached to the Original Lease is hereby amended and restated in its entirety:

“8. Barbeque Amenity. Landlord and Tenant hereby acknowledge and agree that Landlord previously constructed an outdoor barbeque on the property outside the Building (“Barbeque Amenity”). Subject to the terms of this Section 8, Landlord hereby grants to Tenant the non-exclusive right to use the “Barbeque Amenity Space,” as that term is defined in Section 8.1, below, for the “Barbeque Amenity Use,” as that term is defined in Section 8.2, below, from time to time during the Term, which Barbeque Amenity Space shall, for purposes of this Lease, be deemed to be Common Areas and not part of the Premises. The costs of operating, maintaining and repairing the Barbeque Amenity and the Barbeque Amenity Space may be included as part of Expenses.

8.1 Barbeque Amenity Space. The Barbeque Amenity Space shall consist of that certain back patio portion of the property outside of the Building which surrounds the Barbeque Amenity, as outlined on Exhibit F-1 attached to this Amendment (“Immediate Barbeque Amenity Space”), and any portions of the property (i.e., sidewalks, corridors, elevators, loading docks and other areas designated by Landlord for travel and transport of persons and property to and from the Immediate Barbeque Amenity Space (collectively, “Barbeque Amenity Space”).

8.2 Barbeque Amenity Use. The Barbeque Amenity Space shall be used for Tenant barbeques and other Tenant functions (but in no event may Tenant license or authorize third parties to use such Barbeque Amenity Space) (“Barbeque Amenity Use(s)”); provided, however, the Barbeque Amenity Space shall at all times be used by Tenant in a manner consistent with a first-class office project containing outside patio areas, and on the terms and conditions set forth herein. Tenant’s right to use the Barbeque Amenity Space shall be further conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed by Landlord from time to time for use of the Barbeque Amenity Space, including, without limitation, those rules and regulations set forth on Exhibit F-2, attached hereto.

Subject to Tenant’s compliance with the terms of this Section 8.2, Landlord hereby agrees that Tenant may sell, serve, or otherwise permit the consumption of alcohol in the Barbeque Amenity Space in connection with each Function. Tenant’s policy of Commercial General Liability Insurance must include host liquor liability coverage and shall otherwise comply with the terms and conditions of the Lease, as amended. If Tenant retains the services of a caterer, party planner or other entity (collective referred to as a “Caterer”) to provide or serve food or beverages, Tenant’s Caterer must maintain and provide Landlord with evidence of the following insurance at least forty-eight (48) hours prior to the scheduled start time of the Function: (i) Commercial General Liability Insurance including liquor liability, if applicable, or Dram shop liability insurance, if applicable, in the amount of at least Two Millions and No/100 Dollars ($2,000,000.00) per occurrence; (ii) Automobile liability insurance in the amount of at least Two Millions and No/100 Dollars ($2,000,000.00) per occurrence; and (iii) Worker’s Compensation with coverage A in the statutory amount, and coverage B in the amount of at least One Million and No/100 Dollars ($1,000,000.00) per occurrence. The insurance described in subsections (i) and (ii) shall name Landlord and the other Landlord Related Parties as additional insureds.

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8.3 Application for Use. If Tenant desires to use the Barbeque Amenity Space for a Barbeque Amenity Use (such use, a “Function”), Tenant shall provide (i) with respect any uncatered event, at least two (2) business days prior written notice, and (ii) with respect to any catered event, at least seven (7) business days prior written notice (each notice, a “Function Notice”), to Landlord of such Function, which Function Notice shall be in the form attached hereto as Exhibit F-3. Provided that the Barbeque Amenity Space is available for use by Tenant and Landlord otherwise approves the Function in Landlord’s reasonable discretion, Landlord shall confirm such Function by signing and returning a copy of the Function Notice to Tenant (A) with respect to an uncatered event, within one (1) business day, and (B) with respect to a catered event, within three (3) business days, of Landlord’s receipt of the applicable Function Notice. Notwithstanding the foregoing, Landlord’s obligation to sign and return a copy of the Function Notice to Tenant in the event of sub-clause (A), above, shall only apply to the extent that Tenant obtains same-day confirmation from Landlord that such Function Notice has been received by Landlord.

8.4 Additional Staff. If the Function occurs at times other than normal business hours for the Building or if Landlord otherwise deems it necessary to have engineers or other Building staff present in connection with the Function, Tenant shall reimburse Landlord for the cost of such Building staff upon Landlord’s demand therefor. Upon written request, Landlord shall advise Tenant for the cost of such Building staff.

8.5 Insurance Requirements. Notwithstanding anything to the contrary set forth in the Lease, as amended, the terms and provisions of Article 14 of the Original Lease (Insurance) shall apply to the Barbeque Amenity Space (as if such space was a part of the Premises) during any period of Tenant’s use of such Barbeque Amenity Space.

8.6 Return of Barbeque Amenity Space at End of Function. On or before the scheduled end time of the clean-up of the Function, Tenant shall remove all of its materials, equipment, supplies and debris from the Barbeque Amenity Space and return the Barbeque Amenity Space to Landlord the same condition and repair in which it existed at the start time of the Function. Tenant shall be responsible for any damage to the Barbeque Amenity Space, Building and any other portion of the property that is caused by Tenant or any Tenant Related Parties. Landlord may repair any such damage at Tenant’s sole cost and expense. Tenant shall reimburse Landlord for any amounts expended by Landlord for such purposes, plus a 10% service charge, within fifteen (15) days after receipt of an invoice for same.

8.7 Other Terms. Tenant acknowledges and agrees that (i) Tenant shall be responsible for supervising and controlling access to the Barbeque Amenity Space by Tenant’s employees, officers, directors, shareholders, agents, representatives, contractors and/or invitees (the “Barbeque Users”); (ii) Landlord is not responsible for supervising and controlling access to the Barbeque Amenity Space, (iii) Tenant assumes the risk for any loss, claim, damage or liability arising out of the use or misuse of the Barbeque

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Amenity Space by Tenant’s Barbeque Users, and Tenant releases and discharges Landlord from and against any such loss, claim, damage or liability, and (iv) Tenant will inspect the Barbeque Amenity Space for hazardous or dangerous conditions immediately prior to each Function and will immediately notify Landlord of any hazardous or dangerous conditions that are discovered. In the event that Landlord shall determine (in Landlord’s sole discretion) that (a) Tenant’s Barbeque Users shall not be using the Barbeque Amenity Space in a manner consistent with a first class office building project, or Landlord otherwise determines the Tenant’s use of the Barbeque Amenity Space is likely to cause a disturbance or otherwise interfere with the normal business operations of the Building, or (b) Tenant shall be utilizing the Barbeque Amenity Space in violation of the terms of this Section 8, then upon notice to Tenant (but without liability of any kind to Tenant and without abatement of Rent), Landlord shall have the right, without limitation of Landlord’s other remedies under the Lease, as amended, or applicable Laws, to terminate Tenant’s right to use the Barbeque Amenity Space. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties, Tenant agrees to indemnify, defend and hold Landlord and the Landlord Related Parties harmless against and from all Losses which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any Function (including, without limitation, arising out of or in connection with the provision, consumption, or availability of alcoholic beverages) or any damage or injury occurring as the result of the use or misuse of the Barbeque Amenity Space by Tenant or Tenant’s Barbeque Users.

Landlord makes no representations or warranties with respect to the condition of the Barbeque Amenity Space or the fitness or suitability of the Barbeque Amenity Space for each Function. Except as otherwise explicitly set forth herein, Landlord shall have no obligation to furnish any services to the Barbeque Amenity Space or to the Tenant in connection therewith.

8.8 No Continuous Provision of Barbeque Amenity Space. Nothing in this Section 8 shall be construed as a representation or covenant by Landlord that Landlord shall continuously maintain the Barbeque Amenity throughout the Term of the Lease, as amended, and Landlord shall have the right, in Landlord’s sole and absolute discretion, to expand, contract, eliminate or otherwise modify the Barbeque Amenity itself, the Barbeque Amenity Space, and/or the Barbeque Amenity Use. No such expansion, contraction, elimination or modification of the Barbeque Amenity, the Barbeque Amenity Space, and/or the Barbeque Amenity Use, and no termination of Tenant’s (or other parties’) rights to use the Barbeque Amenity Space for the Barbeque Amenity Use pursuant to this Section 8 shall entitle Tenant to an abatement or reduction in Rent, or constitute a constructive eviction, or result in an event of default by Landlord under the Lease, as amended.”

15.

Signage. Notwithstanding anything to the contrary set forth in Section 7.02 of Exhibit F attached to the Original Lease, but otherwise subject to the terms of such Section, effective as of the date which is the later to occur of (i) July 1, 2010, and (ii) the date on which Forbes LLC (“Forbes”) (who currently occupies space in the Building pursuant to that certain lease dated May 23, 1997 between Forbes and Landlord (as successor-in-interest

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to Bay Park Plaza Associates, L.P.)) removes its Building signage from the exterior of the Building (provided that if Forbes fails to remove such Building signage prior to July 1, 2010, Landlord shall use commercially reasonable efforts to cause Forbes to remove such Building signage promptly thereafter; provided further that if Forbes fails to remove such Building signage by July 31, 2010, Landlord shall remove such Building signage promptly thereafter) (such applicable date, the “Signage Effective Date”), the total number of exterior Building signage locations granted to Tenant shall be equal to the number of exterior Building signage locations permitted by applicable Laws minus one (and the defined term “Building Signs” therein shall be deemed to refer to such foregoing signs); provided, however, such Building Signs shall in no event be placed in the two (2) locations designated on Exhibit G-1 attached hereto (“Excluded Locations”); provided further, however, that Landlord shall permit only one tenant (in addition to Tenant) which leases space at the Building to place signage on the exterior of the Building (“Other Tenant Signage”), and the placement of such Other Tenant Signage shall be limited to one (but not both) of the Excluded Locations. Furthermore, effective as of the Signage Effective Date, subject to the terms of Section 7.02 of Exhibit F attached to the Original Lease (including, without limitation, any repair obligations), Tenant shall have the right to relocate its existing Building top sign (“Existing Building Top Sign”) which faces the 101 freeway to the location designated on Exhibit G-2 attached hereto.

16.	Renewal Options. Landlord and Tenant hereby acknowledge and agree that, notwithstanding any provision to the contrary in this Second Amendment, Tenant shall continue to have the right to exercise each Renewal Option set forth in Section 4 of Exhibit F attached to the Original Lease, in accordance with the terms thereof, at the end of the Extended Term and initial Renewal Term, as applicable.

17.	Asbestos. In the event asbestos testing of the Existing Premises, the Expansion Space, the Future Expansion Space, and/or Suite 310 is required by any applicable governmental authority, Landlord shall provide Tenant with the relevant portion of the applicable Law or the applicable government authority’s written requirement of testing. In the event asbestos testing is required for:

17.1	the Future Expansion Space, Tenant shall be responsible for performing the testing at its sole cost and expense, and shall be permitted to apply a portion of the “Expansion Allowance,” as that term is defined in Section 1 of the Tenant Construction Work Letter, to such testing;

17.2	the Expansion Space, Landlord shall be responsible for performing the testing at its sole cost and expense; and

17.3	the Existing Premises, Suite 450 (if applicable), and Suite 310, Tenant shall be responsible for performing the testing at its sole cost and expense.

18.

Moving Allowance. Tenant shall be entitled to a one-time allowance (the “Moving Allowance”) in the amount of the lesser of (a) the actual costs of items (i), (ii), and (iii), below, in the aggregate, and (b) Seventy-Five Thousand and No/100 Dollars

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($75,000.00), in either case to be applied toward payment of (i) the costs of moving Tenant Personal Property into the Expansion Space, and/or (ii) the costs of purchasing and/or installing telephone and/or computer cabling in the Expansion Space, and/or (iii) the costs of relocating and expanding Tenant’s existing security system into the Expansion Space. Any portion of the Moving Allowance that Tenant is entitled to use pursuant to the preceding sentence shall be disbursed by Landlord to Tenant within thirty (30) days after receipt of paid invoices from Tenant with respect to such costs. Notwithstanding the foregoing, if Tenant fails to use the entire Moving Allowance by the date which is one hundred eighty (180) days following the Expansion Effective Date, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

19.	Subordination – Right of First Refusal. Notwithstanding anything in the Lease, as amended, to the contrary, Tenant’s Right of First Refusal set forth in Section 5.05 in Exhibit F attached to the Original Lease is subject and subordinate to the outstanding renewal rights, extension rights, or expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) set forth on Exhibit H-2 attached hereto.

20.	Miscellaneous.

20.1	This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

20.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

20.3	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

20.4	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

20.5	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

20.6

Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all

19

claims of any brokers (other than Jones Lang LaSalle Brokerage, Inc., a Maryland corporation (“JLL”)) claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant. Landlord shall pay all fees due JLL in connection with this Amendment pursuant to the terms of a separate written agreement between Landlord and JLL.

20.7	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver it on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

20

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-BAY PARK PLAZA LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general-partner

	By:	/s/ John C. Moe

	Name:	John C. Moe

	Title:	Market Managing Director

TENANT:

VIRGIN AMERICA INC., a Delaware corporation

By:	/s/ Holly Nelson

Name:	Holly Nelson

Title:	SVP & Chief Financial Officer

21

EXHIBIT A

OUTLINE AND LOCATION OF EXPANSION SPACE

SUITE 500

UEXHIBIT A

1

EXHIBIT B

WORK LETTER

EXPANSION SPACE (SUITE 500)

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings: “Agreement” means the Amendment of which this Work Letter is a part. “Premises” means the Expansion Space. “Tenant Improvements” means all improvements to be constructed in the Premises (as defined in the immediately preceding sentence) pursuant to this Work Letter. “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1. ALLOWANCE. [Intentionally Omitted.]

2. PLANS.

2.1 Approved Construction Drawings.

(a) Finalization of Approved Construction Drawings. Landlord and Tenant acknowledge that they have approved the design plans (the “Design Plans”) prepared by Lundberg Design (“Lundberg”), which are attached hereto as Schedule 1. The design aesthetics set forth in the plans prepared by Scheme 2e (i.e., Tenant’s prior architect) shall be incorporated into the Design Plans, subject to modifications required thereto to comply with Law. The parties further acknowledge that Landlord retained Lundberg directly, and as such, shall be responsible for payment of all of Lundberg’s fees and costs. Immediately following Tenant’s execution and delivery of this Agreement, Tenant shall furnish to Landlord all programming information that, together with the Design Plans, is necessary, in the judgment of Landlord, ID Architecture (“Architect”) and Landlord’s engineering consultants (the “Engineers”), to complete the architectural, engineering and final architectural working drawings for the Premises in a form that is sufficient to enable subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvement Work and in a manner consistent with, and which are a logical extension of, the Design Plans (as reasonably determined by Landlord) and otherwise in accordance with Building standards (the “Construction Drawings”). Landlord shall submit the final Construction Drawings for Tenant’s approval, and Tenant shall notify Landlord of Tenant’s approval or disapproval of such Construction Drawings within five (5) business days after Landlord’s delivery thereof. If Tenant fails to timely and properly notify Landlord of its approval or disapproval of the Construction Drawings consistent with the foregoing, Tenant shall be deemed to have approved such Construction Drawings. If Tenant disapproves the Construction Drawings, Tenant shall timely notify Landlord of such disapproval and the reasons upon which it is based, along with the specific and detailed information regarding the same. Any portion of the Construction Drawings not specifically disapproved by Tenant shall be deemed approved by Tenant. If Tenant timely and properly disapproves the Construction Drawings, Landlord shall promptly revise the applicable portion(s) of the Construction Drawings to address the issues identified by Tenant, and shall resubmit the Construction Drawings to Tenant. Thereafter, Tenant shall approve or disapprove the

UEXHIBIT B

1

resubmitted portions of the Construction Drawings within two (2) business days after such resubmittal; provided that Tenant may not disapprove of any portion of the Construction Drawings which were previously approved by Tenant. Such procedure shall be repeated until Tenant approves the Construction Drawings. Notwithstanding any provision to the contrary in this Section 2.1, Tenant may only disapprove the Construction Drawings, or any portion thereof, if the same are not a logical extension of the Design Plans. Landlord and Tenant shall mutually cooperate in good faith, using all due diligence and commercially reasonable efforts to reach agreement on any issues relating to the Construction Drawings. The Construction Drawings finally approved by both Landlord and Tenant shall be referred to herein as the “Approved Construction Drawings.” Any Tenant-requested modifications to the Design Plans, Construction Drawings, or Approved Construction Drawings shall be deemed “Revisions,” as that term is defined in Section 3.3.3, below, and shall be governed by the terms of Section 3.3.3 below.

The Design Plans and the Approved Construction Drawings do and shall, respectively, use Building standard materials similar in quality to the materials in the Existing Premises.

(b) Responsibility for Compliance with Law. Landlord shall be responsible, at its sole cost and expense, for submitting the Approved Construction Drawings to the appropriate municipal authorities (collectively, the “Authorities”) to obtain all applicable permits (collectively, the “Permits”) for the Tenant Improvement Work. Subject to the terms set forth in Sections 2.1(d) and (e), below, (i) for the period (“Tenant Compliance Period”) commencing on the date of this Amendment and ending on the date on which the last Permit for the Tenant Improvement Work is issued (“Permit Issuance Date”), Tenant shall be responsible for any failure of the Design Plans to comply with Law, or any failure of the Approved Construction Drawings to comply with Law as a result of the Design Plans or the programming information provided by Tenant to Landlord, and (ii) for the period (“Landlord Compliance Period”) commencing on the day immediately following the Permit Issuance Date and ending on the date on which the certificate of occupancy (or its legal equivalent) (“CO Date”) is issued for the Premises for general office use, Landlord shall be responsible for any failure of the Approved Construction Drawings to comply with Law (including as a result of the Design Plans or the programming information provided by Tenant to Landlord), other than any Revisions thereof (which shall be governed by the terms of Section 2.1(c), below). Neither the preparation of the Design Plans nor Landlord’s approval of the Design Plans shall relieve Tenant from such responsibility during the Tenant Compliance Period. Also, notwithstanding any provision to the contrary herein, following the CO Date, the parties’ respective compliance with Law obligations with respect to the Premises shall be as set forth in Section 5 of the Original Lease.

(c) Responsibility for Compliance with Law – Revisions. Landlord shall cause the Architect and Engineers to use the Required Level of Care (defined below) to cause any Revision to comply with Law; provided, however, that Tenant, not Landlord, shall be responsible for any violation of Law resulting from Tenant’s use of the Premises for other than general office purposes. As used herein, “Required Level of Care” means the level of care that reputable architects and engineers customarily use to cause drawings and specifications to comply with Law where such drawings and specifications are prepared for spaces in first-class office buildings comparable in quality to the Building and located in the vicinity of the Building.

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2

Tenant shall be responsible for ensuring that any Revision complies with Law to the extent Landlord is not expressly so responsible under this Section 2.1, and neither the preparation of the Revision by the Architect or the Engineers nor Landlord’s approval of the Revision shall relieve Tenant from such responsibility.

(d) Procedure for Remedying Non-Compliance with Law During Tenant Compliance Period. lf, at any time during the Tenant Compliance Period, the Authorities inform the parties that all or any portion of the Design Plans and/or the Approved Construction Drawings fail to comply with Law (and as to the Approved Construction Drawings, such failure to comply with Law is a result of the Design Plans or the programming information provided by Tenant to Landlord), then the parties shall cooperate in good faith for a period of no more than thirty (30) days (the “Review Period”) thereafter to resolve the non-compliance issue(s) and estimate the cost of remedying the same. The Review Period shall not be deemed to be a Tenant Delay. If the parties determine that the remedy will result in an additional cost of One Hundred Thousand Dollars ($100,000.00) or less in the aggregate, Tenant shall pay such amount to Landlord within ten (10) business days after such determination, in which event the parties shall proceed under the terms of this Work Letter. If the parties determine that the remedy will result in an additional cost in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate, Tenant may, at its sole discretion, within ten (10) business days after such determination, either (i) pay such amount to Landlord, in which event the parties shall proceed under the terms of this Work Letter, or (ii) elect in writing (“5th Floor Option”) not to lease the entire 5th floor, in which event the parties shall abandon the Design Plans and instead of the Expansion Space, Tenant shall lease a portion of the fifth (5th) floor of the Building containing not less than 9,000 rentable square feet of space (“5th Floor Option Space”). The failure by Tenant to exercise the 5th Floor Option shall be deemed to be Tenant’s election to pay such amount to Landlord and proceed with the Tenant Improvement Work. In the event Tenant exercises the 5th Floor Option, Tenant shall be deemed to have also exercised the Suite 450 Option. In addition, the configuration of such 5th Floor Option Space shall be determined by Landlord in its sole discretion, provided that, in any event, such 5th Floor Option Space shall be contiguous and shall contain not less than 9,000 rentable square feet. Further, Landlord shall prepare an amendment (“Option Amendment”) to reflect changes in the rentable square footage, Base Rent, Tenant’s Pro Rata Share and other appropriate terms, and amend such provisions in the Agreement as reasonably necessary to cause the 5th Floor Option Space to replace the “Expansion Space”; provided that the parties hereby agree that (i) the rentable square footage of the Premises shall be increased by the actual rentable square footage of the 5th Floor Option Space, as reasonably determined by Landlord’s architect pursuant to the Standard Method of Measuring Floor Area in Office Buildings, ANSI Z65.1 – 1996, and its accompanying guidelines, (ii) the Base Rent applicable to the 5th Floor Option Space shall be the rental rate per rentable square foot allocated to Suite 500 in the Agreement, multiplied by the actual rentable square footage of the 5th Floor Option Space, (iii) Tenant’s Pro Rata Share applicable to the 5th Floor Option Space shall be equal to the product of the number of rentable square feet of the 5th Floor Option Space and 100, divided by the total number of rentable square feet of the Building, and (iv) except as expressly set forth in the paragraph immediately below, Landlord shall pay all “hard” costs incurred in connection with the construction of the initial improvements (“Improvements”) to be performed in the 5th Floor Option Space, subject, however, to the requirements that (i) Landlord and Tenant shall mutually and reasonably work together to develop a new design plan for the 5th Floor Option Space, with

UEXHIBIT B

3

the understanding that the general design scheme and layout of such Improvements shall be substantially similar to the general design scheme and layout of the Tenant Improvements, taking into account the fact that the 5th Floor Option Space is only a portion of the entire 5th floor of the Building (as opposed to the Expansion Space, which consists of the entire 5th floor of the Building), and (ii) the building materials and finishes used for the Improvements shall be substantially similar to the building materials and finishes which were to be used for the corresponding Tenant Improvements in terms of both type, quality, and level. Tenant shall be responsible for all “soft” costs which pertain to the Improvements, including, without limitation, any and all architectural, engineering, and/or permit fees (collectively, “Improvements Soft Costs”), and the costs of any and all equipment, furniture, or other items of personal property of Tenant for the 5th Floor Option Space; provided, however, notwithstanding the foregoing, Tenant shall only be responsible for the Improvements Soft Costs in an amount up to, but not exceeding, One Hundred Thousand Dollars ($100,000.00) (“Soft Cost Cap”). Landlord shall be responsible for any Improvements Soft Costs in excess of the Soft Cost Cap. Notwithstanding any provision herein to the contrary, Landlord shall be responsible for (A) retaining the architects, engineers, and any other professionals or consultants (collectively, “Design Professionals”) required in connection with the preparation of the design plans and construction drawings, as such Design Professionals shall be designated by Landlord in its sole discretion; and (B) the construction of the Improvements pursuant to a work letter mutually and reasonably agreed upon by Landlord and Tenant and attached to the Option Amendment. Tenant shall deliver to Landlord all programming information which is necessary to complete the design plans and construction drawings for the 5th Floor Option Space in a form that is sufficient to enable subcontractors to bid on the work and to obtain all applicable permits for the Improvements, which delivery shall be made no later than ten (10) business days following Tenant’s exercise of the 5th Floor Option.

Landlord and Tenant acknowledge that if Tenant exercises the 5th Floor Option, the 5th floor of the Building will need to be converted to a multi-tenant floor to accommodate Tenant’s lease of the 5th Floor Option Space. Accordingly, Landlord and Tenant agree that all “hard” costs associated with such multi-tenanting (“Multi-Tenanting Costs”) shall be shared equally by Landlord and Tenant; provided, however, notwithstanding the foregoing, in no event shall Tenant be obligated to pay an amount for Tenant’s share of Multi-Tenanting Costs in excess of the difference, if any, between the amount of the Improvements Soft Costs and the Soft Cost Cap (such difference, the “Multi-Tenant Cap”), the parties acknowledging and agreeing that such Multi-Tenant Cap may result in Tenant paying less than its share of the Multi-Tenanting Costs. Subject to the Multi-Tenant Cap, Tenant shall pay to Landlord, from time to time, Tenant’s share of such Multi-Tenanting Costs within thirty (30) days after Landlord’s delivery of a written invoice to Tenant for payment thereof.

Finally, in the event Tenant exercises the 5th Floor Option, Tenant shall continue to have the benefit of the Temporary Space pursuant to the terms of Section 1.4 of this Agreement until and unless otherwise mutually agreed to by the parties in the Option Amendment.

The Option Amendment shall be sent to Tenant within a reasonable time after receipt of Tenant’s written exercise of the 5th Floor Option and Tenant shall execute and return the Option Amendment to Landlord within fifteen (15) days after Tenant’s receipt of same. The terms of

UEXHIBIT B

4

such Option Amendment shall not be effective until such Option Amendment has been executed by both Landlord and Tenant, and if such Option Amendment is not fully executed by Landlord and Tenant within thirty (30) days following Tenant’s receipt of the same, then Tenant’s exercise of the 5th Floor Option shall be null and void and Tenant shall be deemed to have elected not to exercise the 5th Floor Option, in which event the terms of Section 2.1(d)(i) shall apply.

(e) Procedure for Remedying Non-Compliance with Law During Landlord Compliance Period. If, at any time during the Landlord Compliance Period, the Authorities inform the parties that all or any portion of the Design Plans and/or the Approved Construction Drawings fail to comply with Law (for any reason, including as a result of the Design Plans or the programming information provided by Tenant to Landlord), then Landlord shall revise the Design Plans and/or the Approved Construction Drawings, as applicable, in order to cause the same to comply with Law and Landlord shall be solely responsible for the costs of remedying such non-compliance issue(s) and both parties shall proceed with their respective obligations under this Agreement.

(f) Contesting Alleged Violations of Law. To the extent that either party (the “Responsible Party”) is responsible under this Section 2.1 for causing any portion of the Approved Construction Drawings (or any Revision) to comply with Law, the Responsible Party may contest any alleged violation of Law in good faith, including by seeking a waiver or deferment of compliance, asserting any defense allowed by Law, and exercising any right of appeal (provided that the other party incurs no liability as a result of such contest and that, after completing such contest, the Responsible Party makes any modification to the Approved Construction Drawings (or such Revision) or any alteration to the Premises that is necessary to comply with any final order or judgment).

2.2 [Intentionally Omitted.]

2.3 [Intentionally Omitted.]

2.4 Time Deadlines. Tenant shall use its best efforts to cooperate with Landlord and its architect, engineers and other consultants to obtain the permits for the Tenant Improvement Work as soon as possible after the execution of this Agreement, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress.

3. CONSTRUCTION.

3.1 Contractor. The contractor that shall construct the Tenant Improvements (the “Contractor”) shall be selected by Landlord pursuant to a competitive bidding process. Landlord shall select three (3) qualified, licensed and reputable general contractors to participate in the process. Each such contractor shall be notified in the bidding package of the time schedule for construction of the Tenant Improvements and that, unless Landlord otherwise requires, such contractors shall be required to use the fire, lifesafety and/or certain other subcontractors, mechanics and materialmen designated by Landlord. The bids shall be submitted promptly to Landlord and a reconciliation shall be performed by Landlord to adjust inconsistent or incorrect assumptions so that a like-kind comparison can be made and a low bidder determined. The

UEXHIBIT B

5

lowest qualified bidder that commits to Landlord’s time schedule shall be selected. The date of selection of such contractor shall be known hereafter as the “Selection Date” and the cost of the Tenant Improvement Work may be referred to herein as the “Contract Cost.”

3.2 Cost of Tenant Improvement Work. Except as otherwise expressly set forth in this Work Letter, the Tenant Improvement Work shall be performed at Landlord’s expense, including, without limitation, all costs necessary to fully effectuate the Design Plans.

3.3 Construction.

3.3.1 Over-Allowance Amount. Landlord shall be solely responsible for the Contract Cost up to a total amount of One Million Thirty Thousand Nine Hundred Twelve and 65/100 Dollars ($1,030,912.65) (i.e., $42.19 per rentable square foot of the Premises) (“Base Amount”). Subject to the terms and conditions set forth in this Section 3.3.1, the Base Amount shall be increased (the “Over-Allowance Amount”) by an amount not to exceed Seventy-One Thousand Five Hundred Ninety-Four and 55/100 Dollars ($71,594.55) (i.e., $2.93 per rentable square foot of the Premises) if the Contract Cost is in excess of the Base Amount. If all or any portion of the Over-Allowance Amount is used, the monthly Base Rent for the Existing Premises and the Expansion Space, collectively, shall be increased by an amount equal to the “Additional Monthly Base Rent,” as that term is defined below, in order to repay the Over-Allowance Amount to Landlord. The “Additional Monthly Base Rent” shall be determined as the missing component of an annuity, which annuity shall have (w) the amount of the Over-Allowance Amount which is utilized as the present value amount, (x) the number of monthly rental payments that Tenant shall be required to make commencing on January 1, 2011 and continuing for the then-remaining term of Tenant’s lease of the Existing Premises and Expansion Space as the number of payments, (y) 0.67, which is equal to eight percent (8%) divided by twelve (12) months per year, as the monthly interest factor, and (z) the Additional Monthly Base Rent as the missing component of the annuity. By way of example, if w equals $71,594.55, and x equals 81.2, and y equals 0.67, then z, being the Additional Monthly Base Rent, shall be $1,137.07. If the Contract Cost is in excess of the aggregate of the Base Amount and the Over-Allowance Amount, then Landlord shall be responsible for such excess costs, except as provided for in Section 2.1(d), above, or any Revisions.

3.3.2 Landlord’s Retention of Contractor. Landlord shall independently retain the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings.

3.3.3 Revisions to Design Plans, Construction Drawings or Approved Construction Drawings. If Tenant requests any revision to the Design Plans, Construction Drawings, or Approved Construction Drawings (a “Revision”), Landlord shall provide Tenant with notice approving or reasonably disapproving such Revision, and, if Landlord approves such Revision, Landlord shall have such Revision made and delivered to Tenant, together with notice of any resulting change in the total cost associated with the Tenant Improvement Work, within five (5) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement if such Revision is not material, and within such longer period of time as may be reasonably necessary (but not more than ten (10) business days after the later of such receipt or such execution and delivery) if such Revision is material, whereupon Tenant,

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6

within three (3) business days, shall notify Landlord whether it desires to proceed with such Revision. If Landlord has commenced performance of the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such Revision. Tenant shall reimburse Landlord, immediately upon demand, for any increase in the total cost associated with the Tenant Improvement Work that results from any Revision (including the cost of preparing the Revision). It shall be deemed reasonable for Landlord to disapprove any proposed revision to the Approved Construction Drawings that, in Landlord’s reasonable judgment, would fail to comply with Law or Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building.

3.3.4 Contractor’s Warranties. Tenant waives all claims against Landlord relating to any latent construction defects in the Tenant Improvement Work. Notwithstanding the foregoing or any contrary provision of the Lease, if, within 12 months after substantial completion of the Tenant Improvements, Tenant provides notice to Landlord of any latent construction defect in the Tenant Improvements, Landlord shall, at its option, either (a) assign to Tenant any right Landlord may have under the Construction Contract (defined below) to require the Contractor to correct, or pay for the correction of, such latent defect, or (b) at Tenant’s expense, use reasonable efforts to enforce such right directly against the Contractor for Tenant’s benefit. As used herein, “Construction Contract” means the construction contract between Landlord and the Contractor pursuant to which the Tenant Improvements will be constructed.

4. COMPLETION.

4.1 Ready for Occupancy. For purposes of Section 1.2 of this Agreement, the Premises shall be deemed “Ready for Occupancy” upon the substantial completion of the Tenant Improvement Work. Subject to Section 4.2 below, the Tenant Improvement Work shall be deemed to be “substantially complete” upon the completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings (as reasonably determined by Landlord), with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Premises.

4.2 Tenant Delay. If the substantial completion of the Tenant Improvement Work is delayed (a “Tenant Delay”) as a result of (a) the failure of the Design Plans to comply with Law, or the failure of the Approved Construction Drawings to comply with Law as a result of the Design Plans or the programming information provided to Landlord by Tenant, during the Tenant Compliance Period (provided that the Review Period shall not be deemed to be a Tenant Delay); (b) Tenant’s failure to timely approve any matter requiring Tenant’s approval; (c) any breach by Tenant of this Work Letter or the Lease (including Tenant’s failure to pay any amount due to Landlord pursuant to the terms of Section 2.1(d) of this Work Letter); (d) any Revision (or Tenant’s request for any Revision) to the Approved Construction Drawings (except to the extent such Revision results from any failure of Landlord to comply with its obligations under Sections 2.1 and/or 3.3.3 above); (e) Tenant’s requirement for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date of substantial completion of the Tenant Improvement Work as set forth in this Agreement; (f) any change to the base, shell or core of the Premises or Building required by a Tenant-requested Revision thereto; or (g) any other act or omission of Tenant or any of its agents,

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employees or representatives, then, notwithstanding any contrary provision of this Agreement, and regardless of when the Tenant Improvement Work is actually substantially completed, the Tenant Improvement Work shall be deemed to be substantially completed on the date on which the Tenant Improvement Work would have been substantially completed if no such Tenant Delay had occurred.

Tenant acknowledges and agrees that the Tenant Improvement Work may be performed during normal business hours before or after the Expansion Effective Date. Landlord and Tenant shall cooperate with each other in order to enable the Tenant Improvement Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant’s business as is reasonably possible. Notwithstanding any contrary provision of this Agreement, any delay in the completion of the Tenant Improvement Work or inconvenience suffered by Tenant during the performance of the Tenant Improvement Work shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under the Lease, as amended.

5. MISCELLANEOUS. Notwithstanding any contrary provision of this Agreement, if a party defaults under this Agreement before the Tenant Improvement Work is completed, the other party’s obligations under this Work Letter shall be excused until such default is cured and the defaulting party shall be responsible for any resulting delay in the completion of the Tenant Improvement Work. This Work Letter shall not apply to any space other than the Premises.

UEXHIBIT B

8

SCHEDULE 1 TO EXHIBIT B

DESIGN PLANS

USCHEDULE 1 TO

EXHIBIT B

1

NOTES:

1. NEW RATED CORRIDOR REQUIRES 1 HOUR FIRE RATED CONSTRUCTION SEALED TO DECK ABOVE OR ENCLOSED CONTINUOUS FIRE RATED WALLS AND CEILING.
2. ALL DOORS ALONG RATED CORRIDOR REQUIRE FIRE RATING
3. ALL GLASS IN DOORS AND WINDOWS TYPICAL AT OFFICES & CONFERENCE ROOMS 517, 518, 519, 520 & 524 WILL REQUIRE SPECIAL FIRE RATED GLAZING.
4. ALL FIRE RATED DOORS ON HOLD OPENS REQUIRE LINKED COMMUNICATION TO BASE BUILDING FIRE ALARM SYSTEMS.
5. ALL DUCTWORK ENTERING AND EXITING FIRE RATED COORIDORS ROOMS, AND WALLS WILL REQUIRE SPECIAL SMOKE DAMPERS LINKED TO BASE BUILDING FIRE ALARM SYSTEMS.

BAYPARK PLAZA II
555 AIRPORT BLVD
Burlingame, CA 94010

Virgin america

LUNDBERG DESIGN

5th Floor Plan Final Scheme

A101

USCHEDULE 1 TO

EXHIBIT B

2

GRAND TOTALS

CALCULATED OCCUPANCY = 413

MAX ALLOWED TENANT OCCUPANCY = 437

BAYPARK PLAZA II
555 AIRPORT BLVD
Burlingame, CA 94010

Virgin america

LD
LUNDBERG DESIGN

Occupancy Plan & Tables

A102

USCHEDULE 1 TO

EXHIBIT B

3

EXHIBIT C

NOTICE OF LEASE TERM DATES FOR EXPANSION SPACE (SUITE 500)

            , 20

To:

Re:	Amendment (the “Amendment”), dated , 20 , to a lease agreement dated , 20 , between , a (“Landlord”), and , a (Tenant”), concerning Suite on the floor of the building located at , California (the “Expansion Space”).

Lease ID:

Business Unit Number:

Dear                                         :

In accordance with the Lease, Tenant accepts possession of the Expansion Space and confirms that (a) the Expansion Effective Date is             , 20    , and (b) the expiration date of the Lease is             , 20    .

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Section 1.3 of the Amendment, if Tenant fails to execute and return, or, if such notice is not factually correct, if Tenant fails to make such changes as are necessary to make such notice factually correct and thereafter execute and return, this letter within ten (10) business days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

,
a

By:
Name:
Title:

UEXHIBIT C

1

Agreed and Accepted as of , 200 .

“Tenant”:

,
a

By:
Name:
Title:

UEXHIBIT C

2

EXHIBIT D

OUTLINE AND LOCATION OF FUTURE EXPANSION SPACE (SUITE 100)

UEXHIBIT D

1

EXHIBIT E

TENANT CONSTRUCTION WORK LETTER

FUTURE EXPANSION SPACE (SUITE 100)

As used in this Exhibit E (this “Tenant Construction Work Letter”), the following terms shall have the following meanings: “Agreement” means the Amendment of which this Tenant Construction Work Letter is a part. “Future Expansion Space Improvements” means all improvements to be constructed in the Future Expansion Space pursuant to this Tenant Construction Work Letter. “Future Expansion Space Improvement Work” means the construction of the Future Expansion Space Improvements, together with any related work in the Future Expansion Space that is necessary to construct the Future Expansion Space Improvements.

1.	EXPANSION ALLOWANCE

1.1 Expansion Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (“Expansion Allowance”) in the amount of $322,740.00 to be applied toward the “Expansion Allowance Items,” as that term is defined in Section 1.2, below. Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Expansion Allowance Items, to the extent such costs exceed the Expansion Allowance. Notwithstanding any contrary provision of this Agreement, if Tenant fails to use the entire Expansion Allowance by the date which is the second (2nd) anniversary of the commencement of the term of the Future Expansion Space, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2 Disbursement of the Expansion Allowance.

1.2.1 Expansion Allowance Items. Except as otherwise provided in this Tenant Construction Work Letter, the Expansion Allowance shall be disbursed by Landlord only for the following items (the “Expansion Allowance Items”): (a) the fees of the architect and engineers for the preparation of Tenant’s plans and specifications (for purposes hereof, the “Expansion Plans”), and any fees reasonably incurred by Landlord for review of the Expansion Plans by Landlord’s third party consultants; (b) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (c) the cost of performing the Tenant Improvement Work, including after hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (d) the cost of any change to the base, shell or core of the Premises or Building required by the Expansion Plans (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (e) the cost of any change to the Expansion Plans or the Future Expansion Space Improvements required by applicable Laws; (f) the oversight and coordination fee set forth in Article 9 of the Original Lease; (g) sales and use taxes; (h) the cost (1) of installation of Tenant’s telecommunications and computer cabling, and (2) of the expansion of Tenant’s then existing security system in the Premises into the Future Expansion Space, and (i) all other third-party out-of-pocket costs reasonably expended by Landlord or Tenant (but not including any of

UEXHIBIT E

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Tenant’s moving costs or the costs, including installation, of any of Tenant’s equipment, furnishings or other personally) necessary in connection with the performance of the Future Expansion Space Improvement Work.

1.2.2 Disbursement of Expansion Allowance. The Expansion Allowance, less a 10% retainage (which retainage shall be payable as part of the final draw) shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performs the Future Expansion Space Improvement Work, in periodic disbursements within 30 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of ALA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document 0-702, Application and Certificate of Payment; (iii) contractor’s, subcontractor’s and material supplier’s waiver of liens which shall cover all Future Expansion Improvements for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Future Expansion Space is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s mortgagee may reasonably require; and (iv) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Future Expansion Space Improvements. Upon completion of the Future Expansion Space Improvements, and prior to final disbursement of the Expansion Allowance, Tenant shall furnish Landlord with: (i) paid invoices from all parties providing labor or materials to the Future Expansion Space; (ii) executed unconditional mechanic’s lien releases satisfying California Civil Code Sections 3262(d) and 3262(d)(4); (iii) if applicable, a certificate from Tenant’s architect, in a form reasonably acceptable to Landlord, certifying that the Future Expansion Space Improvements have been substantially completed; and (iv) any other information reasonably requested by Landlord; (c) Tenant’s delivery to Landlord of “as built” drawings (in CAD format, if requested by Landlord); and (d) Tenant’s compliance with Landlord’s reasonable, standard “close-out” requirements regarding city approvals, closeout tasks, Tenant’s contractor, financial close-out matters, and Tenant’s vendors. Landlord’s disbursement shall not be deemed Landlord’s approval or acceptance of the Future Expansion Space Improvement Work. In no event shall Landlord be required to disburse the Expansion Allowance more than one time per month. If the cost of the Future Expansion Space Improvement Work exceeds the amount of the Expansion Allowance, Tenant shall be entitled to the Expansion Allowance in accordance with the terms hereof, but each individual disbursement of the Expansion Allowance shall be disbursed in the proportion that the Expansion Allowance bears to the total cost for the Future Expansion Space Improvement Work, less the 10% retainage referenced above.

2.	TEST-FIT ALLOWANCE

In addition to the Expansion Allowance, Landlord shall pay an amount up to $1,613.70 (the “Test-Fit Allowance”) for the preparation by the architect of the initial test-fit plans (“Test-Fit Plans”). In no event shall Landlord make disbursements from the Test-Fit Allowance for costs which are unrelated to the Test-Fit Plans. The procedure for disbursement of the Test-Fit Allowance shall be the same as the procedure to disburse the Expansion Allowance.

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3.	CORRIDOR ALLOWANCE

In addition to the Expansion Allowance and the Test-Fit Allowance, Landlord and Tenant agree that all costs associated with any proposed reconfiguration (if actually undertaken at Tenant’s request) of the Corridor (including, without limitation, design and construction costs) (“Reconfiguration Costs”) shall be shared equally by Landlord and Tenant; provided, however, that Landlord’s share of such Reconfiguration Costs shall in no event exceed Thirty Thousand and No/100 Dollars ($30,000.00) in the aggregate (“Cost Cap”). Subject to the Cost Cap and Tenant’s right to use the Expansion Allowance towards Tenant’s share of such Reconfiguration Costs, Tenant shall pay to Landlord, from time to time, Tenant’s share of such Reconfiguration Costs within thirty (30) days after Landlord’s delivery of a written invoice to Tenant for payment thereof. As set forth in Section 11.2.6 of the Agreement, if any portion of the Corridor is incorporated into the Premises, then Landlord and Tenant shall document such increase in the square feet of rentable area of the Premises in an amendment to the Lease. As further set forth in Section 11.2.6 of the Agreement, any portion of the Corridor which is not incorporated into the Premises shall remain Landlord’s responsibility as a Common Area pursuant to the terms of the Lease, as amended.

4.	MISCELLANEOUS

4.1 Applicable Lease Provisions. Without limitation, the Future Expansion Space Improvement Work shall be subject to the terms of Section 8, 9, and 12 of the Original Lease; provided that, notwithstanding the foregoing, all architects, engineers, and contractors retained in connection with the Future Expansion Space Improvement Work shall be selected and retained by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, delayed, or conditioned.

4.2 Default. Notwithstanding any contrary provision of this Agreement, if either party defaults under this Agreement before the Future Expansion Space Improvement Work is completed, then (a) the non-defaulting party’s obligations under this Tenant Construction Work Letter shall be excused (provided that if Tenant is the defaulting party, Landlord may cause Tenant’s contractor to cease performance of the Future Expansion Space Improvement Work, until such default is cured), and (b) the defaulting party shall be responsible for any resulting delay in the completion of the Future Expansion Space Improvement Work.

4.3 Other. This Tenant Construction Work Letter shall not apply to any space other than the Future Expansion Space.

UEXHIBIT E

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EXHIBIT F-1

IMMEDIATE BARBEQUE AMENITY SPACE

UEXHIBIT F-1

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EXHIBIT F-2

BARBEQUE AMENITY RULES AND REGULATIONS

1. Tenant must contact the manager of the Building (the “Building Manager”) no later than 48 hours prior to the scheduled start time of the Function, or such other advance period designated by the Building Manager, in order to review, and obtain Landlord’s approval of, Tenant’s planning for the Function in such detail as the Building Manager requires. Such review and approval may include, without limitation:

•	the estimated number of people to attend the Function;

•	the agenda and timing of the Function;

•	the names, descriptions, references, insurance coverages and duties of contractors providing services in connection with the Function; and

•	Tenant’s plans for set-up, tear-down, delivery and removal of materials, equipment and supplies, security, crowd management, parking and clean-up.

Tenant’s use of the Barbeque Amenity Space shall be subject to the rules and regulations of the Building, as the same may be revised from time to time, and the terms and conditions of the Lease, as amended. In addition to complying with the standard rules and regulations of the Building, Tenant shall comply with, and cause all Barbeque Users to comply with, the following rules, regulations, terms and conditions:

•	Tenant shall not affix any signs, posters or other matter to the walls of the Building, the sidewalk, or any other structure or fixture of the Barbeque Amenity Space, Building or surrounding property;

•	Tenant shall not set up any furniture, equipment, materials or other property at or on the Barbeque Amenity Space or any other portion of the property without Landlord’s approval or alter or damage any of the improvements, landscaping or personal property on or at the Barbeque Amenity Space, or any other portion of the property;

•	Tenant shall not permit or suffer any flammable, toxic or otherwise hazardous materials to be transported through, or used, located, or stored within, the Barbeque Amenity Space;

•	Tenant and its Barbeque Users shall comply with all Laws applicable to the Function and its use of the Barbeque Amenity Space. Prior to the scheduled start time of the Function, Tenant shall obtain and provide Landlord with copies of any permits and other approvals necessary to perform the Function;

•	Tenant shall ensure that the Function and any activities related to the Function do not interfere with the normal ingress and egress of tenants of the Building or their invitees, and do not interfere with the ordinary course and conduct of business in the Building;

EXHIBIT F-2

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•	All brochures, advertisements, flyers, notices and material that in any way refers to the Building, the Barbeque Amenity Space or Landlord shall be subject to the prior approval of Landlord;

•	Tenant shall not take or use any recordings, film, photographs, drawings or other media showing the name of the Building or the name or image of Landlord or any Landlord Related Parties without the written approval of Landlord. In addition, Tenant shall not take or use any recordings, film, photographs, drawings or other media showing the name or image of any tenant or occupant of the Building without the written approval of such tenant or occupant; and

•	Tenant shall not park any vehicle or locate any equipment within twenty (20) feet of the Fire/Life/Safety access point(s) or block any fire exit, path or access.

2. Landlord shall not be required to supply or provide any materials, supplies, equipment or personnel in connection with the Function, all of which shall be supplied by Tenant at its sole cost and expense. If Tenant’s Function requires additional or special janitorial, security or other service, Tenant shall, at Landlord’s option, either: (i) retain its own contractors (which contractors shall be subject to Landlord’s approval) to provide the necessary service, or (ii) reimburse Landlord for the cost of having such service performed by contractors or employees of Landlord. Upon request, Landlord shall advise Tenant of the hourly rate and approximate cost to Tenant of such contractors or Building staff.

EXHIBIT F-2

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EXHIBIT F-3

FORM OF FUNCTION NOTICE

            , 20

To:

Re:	Use of Barbeque Amenity Space.

Lease ID:

Business Unit Number:

Dear Landlord:

This letter shall be considered Tenant’s Function Notice pursuant to the terms of the Lease, as amended.

1. The proposed date of the Function is [INSERT DATE].

2. The proposed start time of the Function is [INSERT START TIME], and the proposed end time of the Function is [INSERT END TIME]. Tenant shall require [    ] hours prior to the start time for set-up, and [    ] hours after the end time for tear-down and clean-up.

3. Tenant proposes to use the [entire][SPECIFY PORTION] Barbeque Amenity Space for the Function.

4. Tenant anticipates [                    ] number of attendees at the Function.

5. The particular Barbeque Amenity Use which shall apply to the Function is: [INSERT DESCRIPTION OF BARBEQUE AMENITY USE]

Tenant hereby agrees to otherwise comply with the terms of the Lease, as amended, with respect to the use of the Barbeque Amenity Space (including, without limitation, all insurance and indemnity requirements).

In accordance with the terms of the Lease, as amended, within one (1) business day (if a noncatered event and Tenant obtains same-day confirmation of Landlord’s receipt hereof) or three (3) business days (if a catered event) following Landlord’s receipt of this letter, please confirm Landlord’s approval of the foregoing by signing this letter in the space provided below and returning one (1) fully executed counterpart to my attention.

EXHIBIT F-3

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“Tenant”:

,
a

By:
Name:
Title:

Agreed and Accepted as of , 200 .

“Landlord”:

,
a

By:
Name:
Title:

EXHIBIT F-3

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EXHIBIT G-1

RESTRICTED SIGN LOCATIONS

EXHIBIT G-1

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EXHIBIT G-2

NEW LOCATION OF BUILDING TOP SIGN

EXHIBIT G-2

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EXHIBIT H-1

SUITE 310 SUPERIOR RIGHT HOLDERS

1.	Softscape, Inc. — renewal option

2.	Jacobs Consultancy Inc. — right of first offer

EXHIBIT H-1

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EXHIBIT H-2

SUPERIOR RIGHT HOLDERS — TENANT’S RIGHT OF FIRST REFUSAL

1.	Jacobs Consultancy Inc — renewal option — Suite 300

2.	Softscape, Inc. — renewal option — Suite 310

3.	JBS International — renewal option — Suite 400

*Please note that the above renewal options are applicable to the entire then-leased premises of each tenant named above. The Suite references indicate the premises leased by each tenant named above as of the date of this Amendment.

EXHIBIT H-2

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THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Amendment”) is made and entered into as of November 5, 2010, by and between CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and VIRGIN AMERICA INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord (as successor in interest to EOP-Bay Park Plaza, L.L.C., a Delaware limited liability company) and Tenant (as successor in interest to Best Air Holdings, Inc., a Delaware corporation) are parties to that certain lease dated December 9, 2005, as previously amended by instrument(s) dated July 1, 2009 (“First Amendment”) and March 1, 2010 (“Second Amendment”) (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 70,273 rentable square feet (the “Premises”) described as (i) Suite 120 consisting of approximately 6,341 rentable square feet located on the first floor; (ii) Suite 150 consisting of approximately 3,963 rentable square feet located on the first floor; (iii) Suite 200 consisting of approximately 23,870 rentable square feet located on the second floor; (iv) Suite 450 (“Suite 450”) consisting of approximately 11,664 rentable square feet located on the fourth floor, and (v) Suite 500 consisting of approximately 24,435 rentable square feet located on the fifth floor (collectively, the “Premises”), all such Suites being located in the building commonly known as “Bay Park Plaza II” located at 555 Airport Boulevard, Burlingame, California.

B.	Pursuant to the terms of Section 10 of the Second Amendment, Tenant agreed to quit and surrender and deliver exclusive possession of Suite 450 to Landlord in accordance with the terms of the Lease on or before the “Expansion Effective Date,” as that term is defined in Section 1.2 of the Second Amendment (such date being referred to in Section 10.1 of the Second Amendment as the “Give-Back Date”). Landlord and Tenant presently anticipate the Expansion Effective Date (and therefore the Give-Back Date) to occur on October 22, 2010. Notwithstanding the foregoing, the parties wish to extend Tenant’s lease of Suite 450 beyond the scheduled Give-Back Date on the following terms and conditions.

C.	Pursuant to the terms of Section 12 of the Second Amendment, Tenant had the option to lease Suite 310 (which Tenant was subleasing as of the date of the Second Amendment) commencing as of the “Suite 310 Commencement Date,” as that term is defined in Section 12.1 of the Second Amendment, subject to the termination option set forth in Section 12.3 of the Second Amendment. Notwithstanding the fact that Tenant did not timely exercise such option, Tenant remains in possession of Suite 310 as of the date hereof, and accordingly, the parties wish to (i) deem Tenant to have exercised such option to lease Suite 310 effective as of the “Softscape Expiration Date,” as that term is defined in Section 12.1 of the Second Amendment (i.e., October 2, 201 0), and (ii) modify the termination option with respect to Suite 310 set forth in Section 12.3 of the Second Amendment.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Amended and Restated Give-Back Date. Notwithstanding any provision to the contrary set forth in Section 10.1 of the Second Amendment, the Give-Back Date is hereby amended and restated to mean December 31, 2010 (the “Amended and Restated Give-Back Date”). Notwithstanding the Amended and Restated Give-Back Date, the remaining terms of Sections 10.1 and 10.2 of the Second Amendment shall continue to apply with respect to Suite 450 and Tenant’s surrender thereof in full force and effect. The portion of the term of Tenant’s lease of Suite 450 commencing on the Expansion Effective Date and ending on the Amended and Restated Give-Back Date shall be referred to herein as the “Extended Term”.

2.	Base Rent. During the Extended Term, Tenant shall pay monthly installments of Base Rent for Suite 450 in an amount equal to Twenty-Four Thousand Two Hundred Sixty-One and 00/100 Dollars ($24,261.00). All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

3.	Additional Security Deposit. No additional security deposit shall be required m connection with this Amendment.

4.	Expenses and Taxes. During the Extended Term, Tenant shall pay for Tenant’s Pro Rata Share of Expenses and Taxes with respect to Suite 450 in accordance with the terms of the Lease; provided, however, that, during the Extended Term, Tenant’s Pro Rata Share shall be 9.5390% and the Base Year for Expenses and Taxes shall be 2010.

5.	Condition of Suite 450. Tenant acknowledges that it is in possession of Suite 450 and agrees to accept it “as is” without any representation by Landlord regarding its condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement.

6.	Suite 450 Option.

6.1	Section 10.3.1. Section 10.3.1 of the Second Amendment is hereby amended and restated in its entirety as follows: “Notwithstanding any provision to the contrary set forth in this Section 10, Tenant shall have the right (the “Suite 450 Option”) to continue to lease Suite 450 from January 1, 2011 (i.e., the day immediately following the Amended and Restated Give-Back Date) through the Extended Expiration Date if Landlord receives from Tenant, prior to the anticipated Expansion Effective Date, written notice (“Suite 450 Option Notice”) exercising the Suite 450 Option, and Tenant is not in default under the Lease, as amended, on the date Landlord receives the Suite 450 Option Notice. Notwithstanding the foregoing, in the event Tenant intends to continue to lease Suite 450 but is unable, for any reason, to affirmatively commit to lease Suite 450 by such foregoing notice deadline, Tenant shall have the right to deliver to Landlord written notice

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of Tenant’s intention to continue to lease Suite 450 (“Intention to Lease Notice”) in lieu of the Suite 450 Option Notice. In the event Tenant delivers an Intention to Lease Notice to Landlord, (i) Tenant shall continue to have the right to lease Suite 450 if Landlord receives from Tenant, prior to the date which is the thirtieth (30th) day following the Expansion Effective Date (such time period, the “Thirty Day Period”), a Suite 450 Option Notice, and Tenant is not in default under the Lease, as amended, on the date Landlord receives such Suite 450 Option Notice, (ii) the defined term “Amended and Restated Give-Back Date” in Section 1 of this Amendment, above, shall instead mean on or before the expiration of the Thirty Day Period to the extent all or any portion of such Thirty Day Period extends beyond December 31, 2010, and (iii) during such Thirty Day Period (to the extent all or any portion of the same extends beyond December 31, 2010, given that the terms and conditions of the Lease, as amended, shall apply to Suite 450 in full force and effect through December 31, 2010 pursuant to the terms of this Amendment), the terms and conditions of the Lease, as amended, shall apply to Suite 450 in full force and effect, including, without limitation, the payment of Base Rent in accordance with the schedule set forth in Section 10.3.2, below, and Tenant’s Pro Rata Share of Expenses and Taxes with respect to Suite 450.”

6.2	Section 10.3.2. The first row of the Base Rent schedule set forth at the end of Section 10.3.2 of the Second Amendment, which schedule sets forth the Annual Base Rent and the Monthly Base Rent for the period between the Expansion Effective Date and December 31, 2010, is hereby deleted in its entirety and of no further force or effect, in view of the fact that the Base Rent applicable during such period is addressed in Section 2, above.

7.	Suite 310.

7.1	Exercise of Suite 310 Expansion Option. Notwithstanding any provision to the contrary in the Lease, as amended, Landlord and Tenant hereby agree that Tenant shall be deemed to have exercised its Suite 310 expansion option effective retroactively as of the Softscape Expiration Date (i.e., October 2, 2010) in accordance with the terms of Section 12.1 of the Second Amendment. Accordingly, (i) the term of Tenant’s lease of Suite 310 shall commence effective retroactively as of October 3, 2010 (the “Suite 310 Commencement Date”) and shall expire conterminously with Tenant’s lease of the Premises on the Extended Expiration Date (i.e., October 7, 2017) (such period of time, the “Suite 310 Term”), unless sooner terminated as provided in Section 12.3 of the Second Amendment, as amended and restated in Section 7.2, below, (ii) effective as of the Suite 310 Commencement Date, the Premises shall be increased by 4, II4 rentable square feet from 70,273 rentable square feet to 74,387 rentable square feet, (iii) commencing as of the Suite 310 Commencement Date and continuing for the remainder of the Suite 310 Term, the schedule of Base Rent with respect to Suite 310 shall be as set forth in the schedule below, (iii) commencing as of the Suite 310 Commencement Date and continuing for the remainder of the Suite 310 Term, Tenant shall pay Tenant’s Pro Rata Share of Expenses and Taxes with respect to Suite 310 in accordance with the terms of the Lease, as amended; provided, however, for purposes of calculating the

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amount of Tenant’s Pro Rata Share of Expenses and Taxes which Tenant shall pay in connection with Suite 310 only, (a) Tenant’s Pro Rata Share shall equal 3.5115%, and (b) the Base Year shall be the calendar year 2010, and (iv) Tenant hereby acknowledges and agrees that (A) Tenant is presently occupying Suite 310 and as such, shall accept Suite 310 in its currently existing, “as is” condition, (B) Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of Suite 310, and (C) neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of Suite 310 or with respect to the suitability of Suite 310 for the conduct of Tenant’s business.

Period of Term	Annual Base Rent	Monthly Base Rent
October 3, 2010-December 31, 2010	$102,685.44	$8,557.12
January 1, 2011-December 31, 2011	$105,766.00	$8,813.83
January 1, 2012-December 31, 2012	$108,938.98	$9,078.25
January 1, 2013-December 31, 2013	$112,207.15	$9,350.60
January 1, 2014-December 31, 2014	$115,573.37	$9,631.11
January 1, 2015-December 31, 2015	$119,040.57	$9,920.05
January 1, 2016-December 31, 2016	$122,611.79	$10,217.65
January 1, 2017-October 7, 2017	$126,290.14	$10,524.18

7.2	Termination Right. Section 12.3 of the Second Amendment is hereby amended and restated in its entirety as follows: “Termination Right. Upon not less than thirty (30) days’ prior notice (“Termination Notice”) to Landlord, Tenant shall have the right to terminate its lease of Suite 310 effective on any date (“Termination Date”) on or prior to December 31, 2010. The Termination Notice shall specify the Termination Date. Provided that Tenant terminates its lease of Suite 310 pursuant to the terms of this Section 12.3, the Lease, as amended, with respect to Suite 310 shall automatically terminate and be of no further force or effect and Landlord and Tenant shall be relieved of their respective obligations under the Lease, as amended, with respect to Suite 310 as of the Termination Date, except those obligations set forth in the Lease, as amended, which relate to the term of Tenant’s lease of Suite 310 and/or which specifically survive the expiration or earlier termination of the Lease with respect to Suite 310, including, without limitation, the payment by Tenant of all amounts owed by Tenant under the Lease with respect to Suite 310 up to and including the Termination Date. If Tenant fails to timely deliver a Termination Notice, then Tenant’s right to terminate its lease of Suite 310 pursuant to this Section 12.3 shall be deemed null and void and of no force and effect and Tenant shall continue to lease Suite 310 for the remainder of the Suite 310 Term pursuant to the terms of the Lease, as amended.”

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8.	Miscellaneous.

8.1.	This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease.

8.2.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.4.	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

8.5.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

8.6.	Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnifY and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

8.7.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver it on behalf of the party hereto for which such signatory is acting.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD: CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership
By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

	By:	/s/ John C. Moe
	Name:	John C. Moe
	Title:	Market Managing Director

TENANT: VIRGIN AMERICA INC., a Delaware corp

By:	/s/ Holly Nelson
Name:	Holly Nelson
Title:	SVP & Chief Financial Officer

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FOURTH AMENDMENT

THIS FOURTH AMENDMENT (this “Amendment”) is made and entered into as of March 28, 2011, by and between CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and VIRGIN AMERICA INC.; a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord (as successor in interest to EOP-Bay Park Plaza, L.L.C., a Delaware limited liability company) and Tenant (as successor in interest to Best Air Holdings. Inc. a Delaware corporation) are parties to that certain lease dated December 9, 2005, as previously amended by instrument(s) dated July 1, 2009 (“First Amendment”), March 1, 2010 (“Second Amendment”), and November 5, 2010 (“Third Amendment”) (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 58,609 rentable square feet (the “Premises”) described as (i) Suite 120 consisting of approximately 6,341 rentable square feet located on the first floor (“Suite 120”); (ii) Suite 150 consisting of approximately 3,963 rentable square feet located on the first floor (“Suite 150”); (iii) Suite 200 consisting of approximately 23,870 rentable square feet located on the second floor; and (iv) Suite 500 consisting of approximately 24,415 rentable square feet located on the fifth floor (collectively, the “Existing Premises”), all such Suites being located in the building commonly known as “Bay Park Plaza 11” located at 555 Airport Boulevard, Burlingame California (“Building”).

B.	Pursuant to the terms of Section 11 of the Second Amendment, Tenant has exercised its right to expand the Existing Premises to include additional space containing approximately 10,758 square feet of rentable area described as Suite 100 on the first (1st) floor of the Building, as shown on Exhibit A attached hereto (“Suite 100 Expansion Space”), on the following terms and conditions,

C.	In addition, the parties wish to enter into this Amendment in order to expand the Existing Premises to include additional space, containing approximately 4,114 square feet of rentable area described as Suite 310 on the third floor of the Building and shown on Exhibit A-1 attached hereto (the “Suite 310 Expansion Space”), on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion.

1.1	Suite 310 Expansion.

1.1.1	Effect of Suite 310 Expansion. Effective as of the Expansion Effective Date (defined in Section 1.1.2 below), the Existing Premises shall be increased from 58,609 rentable square feet on the first, second, and fifth floors to 62,723 rentable square feet on the first, second, third and fifth floors by the addition of the Suite 310 Expansion Space, and, from and after the Suite 310 Expansion Effective Date, the Existing Premises and the Suite 310 Expansion Space shall collectively be deemed the Premises. The term of the Lease for the Suite 310 Expansion Space (the “Suite 310 Expansion Term”) shall commence on the Suite 310 Expansion Effective Date and, unless sooner terminated in accordance with the Lease, as amended, end on March 31, 2012 (the “Suite 310 Expiration Date”). From and after the Suite 310 Expansion Effective Date, the Suite 310 Expansion Space shall be subject to all the terms and conditions of the Lease except as provided herein. Tenant shall not be entitled to receive, with respect to the Suite 310 Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises (or the Suite 100 Expansion Space), and Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Suite 310 Expansion Space, or with respect to the suitability of the Suite 310 Expansion Space for the conduct of Tenant’s business,

1.1.2	Suite 310 Expansion Effective Date. As used herein, “Suite 310 Expansion Effective Date” means April 1, 2011.

1.2	Suite 100 Expansion.

1.2.1	Effect of Suite 100 Expansion. Effective as of the Suite 100 Expansion Effective Date (defined in Section 1.2.1, below), the then existing Premises (i.e. the Existing Premises and the Suite 310 Expansion Space) shall be increased front 62,723 rentable square feet on the first, second, third and fifth floors to 73,481 rentable square feet on the first, second, third and fifth floors by the addition of the Suite 100 Expansion Space, and, from and after the Suite 100 Expansion Effective Date, the then existing Premises (i.e., the Existing Premises and the Suite 310 Expansion Space) and the Suite 100 Expansion Space shall collectively be deemed the Premises. The term of the Lease for the Suite 100 Expansion Space (the “Suite 100 Expansion Term”) shall commence on the Suite 100 Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on the last day of the term of the Lease for the Existing, Premises (which the parties acknowledge is October 7, 2017). From and after the Suite 100 Expansion Effective Date, the Suite 100 Expansion Space shall be subject to all the terms and conditions of the Lease except as provided herein. Except as may be expressly provided herein or in the Tenant Construction Work Letter attached hereto as Exhibit B (the “Work Letter”), (a) Tenant shall not be entitled to receive, with respect to the Suite 100 Expansion Space, any allowance, free rear or other financial concession granted with respect to the Existing Premises, and (b) Tenant acknowledges that neither Landlord nor any agent of

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Landlord has made any representation or warranty regarding the condition of the Suite 100 Expansion Space, or with respect to the suitability of the Suite 100 Expansion Space for the conduct of Tenant’s business.

1.2.2	Suite 100 Expansion Effective Date. As used herein, “Suite 100 Expansion Effective Date” means the earlier to occur of (i) the first date on which Tenant first commences to conduct business in the Suite 100 Expansion Space, and (ii) September 1, 2011 (which date is based on an anticipated delivery date of May 1, 2011); provided, however, that if Landlord fails to deliver the Suite 100 Expansion Space to Tenant on May 1, 2011 as a result of any holdover or unlawful possession by another party, the Stine 100 Expansion Effective Date shall be the date which is one hundred twenty (120) days following the date on which Landlord delivers possession of the Suite 100 Expansion Space to Tenant in broom clean condition and free from occupancy by any party (the “Suite 100 Expansion Delivery Date”). Any such delay in the Suite 100 Expansion effective Date shall not subject Landlord to any liability for any less or damage resulting therefrom. If the Suite 100 Expansion Effective Date Is delayed, the expiration date under the Lease shall not similarly be extended. Notwithstanding any provision to the contrary herein or in the Work Letter, Tenant shall have no obligation to pay Base Rent or Tenants Pro Rata Share of Expenses and Taxes with respect to the Suite 100 Expansion Space only during the period commencing on the Suite 100 Expansion Delivery Date and ending on the day immediately preceding the Suite 100 Expansion Effective Date (i.e., during Tenant’s period of construction pursuant to the Work Letter).

1.3	Confirmation Letter. At any time after the Suite 310 Expansion Effective Date and/or the Suite 100 Expansion Effective Date, as applicable, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord within tee (10) business days after receiving it; provided that if such notice is not factually correct, then Tenant shall make such changes as are necessary to make such notice factually correct and shall thereafter return such Mice to Landlord within said ten (10) business day period. If Tenant fails to execute and return such notice within ten (10) business days and otherwise in accordance with the immediately preceding sentence after receiving it, Tenant shalt be deemed to have executed and returned it without exception.

2.	Base Rent.

2.1	Suite 310 Base Rent. With respect to the Suite 310 Expansion Space during the Suite 310 Expansion Term, the schedule of Base Rent shall be as follows:

Period of Suite 310 Expansion Term	Annual Base Rent	Monthly Base Rent
April 1, 2011 – March 31, 2012	$105,647.52	$8,803.96

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2.2	Suite 100 Rome Rent. With respect to the Suite 100 Expansion Space during the Suite 100 Expansion Term, the schedule of Base Rent shall be as follows:

Period of Suite 100 Expansion Term	Annual Base Rent	Monthly Base Rent
Suite 100 Expansion Effective Date – December 31, 2011	$276,575.27	$23,047.94
January 1, 2012 – December 31, 2012	$284,872.53	$23,739.38
January 1, 2013 – December 31, 2013	$293.418.70	$24,451.56
January 1, 2014 – December 31, 2014	$302,221.27	$25,185.11
January 1, 2015 – December 31, 2015	$311,287.90	$25,940.66
January 1, 2016 – December 31, 2016	$320,626.54	$26,718.88
January 1,2017 – October 7, 2017	$330,245.34	$27,520.44

2.3	Base Rent, Generally. All such Base Rent set forth in Sections 2.1 and 2.2 above shall be payable by Tenant in accordance with the terms of the Lease.

3.	Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment.

4.	Tenant’s Pro Rata Share. With respect to the Suite 310 Expansion Space during the Suite 310 Expansion Term, Tenant’s Pro Rata Share shall be 3.5115%. With respect to the Suite 100 Expansion Space during the Suite 100 Expansion Term, Tenant’s Pro Rata Share Shall be 9.1825%.

5.	Expenses and Taxes. With respect to the Suite 310 Expansion Space and the Suite 100 Expansion Space during the Suite 310 Expansion Term and the Suite 100 Expansion Term, respectively, Tenant shall pay for Tenant’s Pro Rata Share of Expenses and Taxes for each of the Suite 310 Expansion Space and the Suite 100 Expansion Space in accordance with the terms of the Lease; provided, however, that, with respect to the Suite 310 Expansion Space and the Suite 100 Expansion Space during the Suite 310 Expansion Term and the Suite 100 Expansion Term, respectively, the Base Year for Expenses and Taxes shall be 2011.

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6.	Improvements to Suite 310 Expansion Space and Suite 100 Expansion Space.

6.1	Condition and Configuration of Suite 310 Expansion Space and Suite 100 Expansion Space. Tenant acknowledges that it has inspected each of the Suite 310 Expansion Space and the Suite 100 Expansion Space and agrees to accept each in their respective existing condition and configuration (or in such other condition and configuration as any existing tenant of the Suite 310 Expansion Space or the Suite 100 Expansion Space may cause to exist in accordance with its lease), without any representation by Landlord regarding their respective condition or configuration and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment.

6.2	Responsibility for Improvements to Suite 310 Expansion Space. Any improvements to the Suite 310 Expansion Space performed by Tenant shall be paid for by Tenant and performed in accordance with the terms of the Lease.

6.3	Responsibility for Improvements to Suite 100 Expansion Space. Tenant shall be entitled to perform the Expansion Space Improvements (as defined in the Work Letter) to the Suite 100 Expansion Space, and to receive the “Improvement Allowance,” “Fit-Test Allowance,” and “Corridor Allowance (as those terms are defined in the Work Letter) from Landlord with respect thereto, in accordance with the Work Letter. Notwithstanding any provision to the contrary set forth in the Second Amendment or the Work Letter, Tenant acknowledges and agrees that, to the extent Tenant desires to incorporate the Corridor into the Suite 100 Expansion Space, such incorporation shall occur as part of the Expansion Space Improvements in the Suite 100 Expansion Space. In addition, the parties acknowledge and agree that, as set forth in Section 11.2.6 of the Second Amendment, (i) to the extent the design of the Expansion Space Improvements incorporates the Corridor, (A) the square feet of rentable area of the Premises shall be appropriately increased, as determined by Landlord in its sole discretion, and (B) Landlord and Tenant shall document such increase in an amendment to the Lease, as amended, and (ii) any Portion of the Corridor which is not so incorporated into the Premises shall remain Landlord’s responsibility as a Common Area pursuant to the terms of the Lease, as amended. In the event of such increase, the Base Rent and Tenant’s Pro Rata Share for the Suite 100 Expansion Space, and any other amount which varies based on the square feet of rentable area of the Premises, shall be adjusted accordingly and documented in the amendment to the Lease referenced in sub-clause (B), above.

7.	Base Rent for Existing Premises. Landlord and Tenant acknowledge that Tenant utilized the entire Over-Allowance Amount (i.e. $71,594.55) pursuant to Section 3.3.1 of the Work Letter attached as Exhibit B to the Second Amendment (“Suite 500 Work Latter”) in connection with the construction of the improvements in the portion of the Existing Premises comprised of Suite 500. Accordingly, in accordance with Section 3.1.1 of the Suite 500 Work Letter, the monthly Base Rent for the Existing Premises shall be increased by an amount equal to the Additional Monthly Base Rent

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(i.e., $1,137.07 per month commencing as of January 1, 2011), such that, notwithstanding any provision to the contrary set forth in the Lease, as amended, the schedule of Base Rent for the Existing Premises during the period commencing on January 1, 2011 and expiring on the Extended Expiration Date shall be as follows:

Period of Term	Annual Base Rent	Monthly Base Rent
January 1, 2011 – December 31, 2011	$1,520,411.90	$126.700.99
January 1, 2012 – December 31, 2012	$1,565,614.91	$130.467.91
January 1, 2013 – December 31, 2013	$1,612,174,01	$134,347.83
January 1, 2014 – December 31, 2014	$1,660,129.89	$138,344.16
January 1, 2015 – December 31, 2015	$1,709,524.44	$142,460.37
January 1, 2016 – December 31, 2016	$1,760,400,83	$146,700.07
January 1, 2017 – October 7, 2017	$1,812,803.51	$151,066.96

Landlord and Tenant acknowledge and agree that Tenant has not previously paid the Additional Monthly Base Rent attributable to the months of January 2011, February 2011 and March 2011, and therefore, concurrently with Tenant’s execution of this Amendment, Tenant shall deliver to Landlord an amount equal to $3,411.21 (i.e., $1,137.07 for each of January 2011, February 2011 and March 2011).

Except as expressly provided immediately above, all such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended.

8.	Suite 310 Termination Right. Provided that Tenant is not then in default beyond any applicable notice and cure period expressly set forth in the Lease, as amended, upon not less than thirty (30) days’ prior written notice (“Suite 310 Termination Notice”) to Landlord, Tenant shall have the right to terminate its lease of the Suite 310 Expansion Space effective on any date (“Suite 310 Termination Date”) on or after November 30, 2011 (but prior to the Suite 310 Expiration Date). The Suite 310 Termination Notice shall specify the Suite 310 Termination Date. Provided that Tenant terminates its lease of the Suite 310 Expansion Space pursuant to the terms of this Section 8, the Lease, as amended, with respect to the Suite 310 Expansion Space shall automatically terminate and be of no further force or effect and Landlord turd Tenant shall be relieved of their respective obligations under the Lease, as amended, with respect to the Suite 310 Expansion Space as of the Suite 310 Termination Date, except those obligations set forth in the Lease, as amended, which relate to the term of Tenant’s lease of the Suite 310 Expansion Space and/or which specifically survive the expiration or earlier termination of the Lease with respect to the Suite 310 Expansion Space, including, without limitation, the payment by Tenant of all amounts owed by Tenant under the Lease with respect to the Suite 310 Expansion Space up to and including the Suite 310 Termination Date.

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Effective as of the Suite 310 Termination Date, and subject to any further changes to the size of the Premises between the date of this Amendment and the Suite 310 Termination Date (which further changes, if any, shall be appropriately documented pursuant to an amendment to the Lease, as amended), the size of the Premises shall be decreased from 73,481 rentable square feet on the first, second, third, and fifth floors to 69,367 rentable square feet on the first, second and fifth floors by the subtraction of the Suite 310 Expansion Space, and, from and after the Suite 310 Termination Date, the Existing Premises and the Suite 100 Expansion Space only shall collectively be deemed the Premises.

9.	Miscellaneous.

9.1	This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

9.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

9.3	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

9.4	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

9.5	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

9.6	Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

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9.7	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver it on behalf of the party hereto for which such signatory is acting.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written,

LANDLORD:

CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C.,
a Delaware limited liability company,
its general partner

	By:	/s/ illegible
Name:
Title:

TENANT:

VIRGIN AMERICA INC., a Delaware corporation

	By:	/s/ Holly Nelson
	Name:	Holly Nelson
	Title:	SVP & Chief Financial Officer

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EXHIBIT A

OUTLINE AND LOCATION OF SUITE 100 EXPANSION SPACE

EXHIBIT A

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EXHIBIT A-1

OUTLINE AND LOCATION OF SUITE 310 EXPANSION SPACE

EXHIBIT A-1

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EXHIBIT B

TENANT CONSTRUCTION WORK LETTER

SUITE 100 EXPANSION SPACE

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings: “Agreement” means the Amendment of which this Work Letter is a part. “Expansion Space Improvements” means all improvements to be constructed in the Suite 100 Expansion Space, Suite 120 and Suite 150 (collectively, the “1st Floor Space”) pursuant to this Work Letter. “Expansion Space Improvement Work” means the construction of the Expansion Space Improvements, together with any related work in the 1st Floor Space that is necessary to construct the Expansion Space Improvements.

1.	EXPANSION ALLOWANCE

1.1 Expansion Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (“Expansion Allowance”) in the amount of $322,740.00 to be applied toward the “Expansion Allowance Items,” as that term is defined in Section 1.2, below; provided, however, that, notwithstanding the foregoing, Tenant shall only have the right to apply a portion of such Expansion Allowance in an amount up to $103,040.00 toward Expansion Allowance Items pertaining to Suite 120 and Suite 150 (“Suite 120/150 Cap”), Tenant shall be responsible for all costs associated with the Expansion Space Improvement Work, including the costs of the Expansion Allowance Items, to the extent such costs exceed the Expansion Allowance. Notwithstanding any contrary provision of this Agreement, if Tenant fails to use the entire Expansion Allowance as permitted herein (including the Suite 120/150 Cap) by the date which is the second (2nd) anniversary of the commencement of the term of the Suite 100 Expansion Space, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto,

1.2 Disbursement of the Expansion Allowance.

1.2.1 Expansion Allowance Items. Except as otherwise provided in this Work Letter, the Expansion Allowance shall be disbursed by Landlord only for the following items (the “Expansion Allowance Items”): (a) the fees of the architect and engineers for the preparation of Tenant’s plans and specifications (for purposes hereof, the “Expansion Plans”), and any fees reasonably incurred by Landlord for review of the Expansion Plans by Landlord’s third party consultants; (b) plan-check, permit and license fees relating to performance of the Expansion Space Improvement Work; (c) all costs of performing the Expansion Space Improvement Work, including, without limitation, after hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (d) the cost of any change to the base, shell or core of the Premises or Building required by the Expansion Plans (including, without limitation, if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (e) the cost of any change to the Expansion Plans or the Expansion Space Improvements required by any applicable Laws; (f) the oversight and coordination fee set forth in Article 9 of the Original Lease; (g) sales and use

EXHIBIT B

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taxes; (h) the cost (1) of installation of Tenant’s telecommunications and computer cabling in the Suite 100 Expansion Space, and (2) of the expansion of Tenant’s then existing security system in the Premises into the Suite 100 Expansion Space, and (i) all other third-party out-of-pocket costs reasonably expended by Landlord or Tenant (but not including any of Tenant’s moving costs or the costs, including installation, of any of Tenant’s equipment, furnishings or other personalty) necessary in connection with the performance of the Expansion Space Improvement Work.

1.2.2 Disbursement of Expansion Allowance. The Expansion Allowance, less a 10% retainage (which retainage shall be payable its part of the final draw) shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performs the Expansion Space Improvement Work, in periodic disbursements within 30 days after receipt of the following documentation; (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G-702, Application and Certificate of Payment; (iii) contractor’s, subcontractor’s and material supplier’s waiver of liens (which may be contingent upon receipt of Landlord’s payment but which otherwise satisfies California Civil Code Section 3262(d)(2)) which shall cover all Expansion Improvements for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the lst Floor Space is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s mortgagee may reasonably require; and (iv) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Expansion Space Improvements. Upon completion of the Expansion Space Improvements, and prior to final disbursement of the Expansion Allowance, Tenant shall furnish Landlord with: (i) paid invoices from all parties providing labor or materials to the 1st Floor Space; (ii) executed unconditional mechanic’s lien releases satisfying California Civil Code Section 3262(d)(4); (iii) if applicable, a certificate from Tenant’s architect, in a form reasonably acceptable to Landlord, certifying that the Expansion Space improvements have been substantially completed; and (iv) any other information related to the Expansion Space Improvements reasonably requested by Landlord; (c) Tenant’s delivery to Landlord of “as built” drawings (in CAD format, if requested by Landlord); and (d) Tenant’s compliance with Landlord’s reasonable, standard “close-out” requirements regarding city approvals, closeout tasks, Tenant’s contractor, financial close-out matters, and Tenant’s vendors. Landlord’s disbursement shall not be deemed Landlord’s approval or acceptance of the Expansion Space Improvement Work. In no event shall Landlord be required to disburse the Expansion Allowance more than one time per month. If the cost of the Expansion Space Improvement Work exceeds the amount of the Expansion Allowance, Tenant shall be entitled to the Expansion Allowance in accordance with the terms hereof, but each individual disbursement of the Expansion Allowance shall be disbursed in the proportion that the Expansion Allowance bears to the total cost for the Expansion Space Improvement Work, less the 10% retainage referenced above. Neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the 1st Floor Space and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.

EXHIBIT B

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2.	TEST-FIT ALLOWANCE

In addition to the Expansion Allowance, Landlord shall pay an amount up to $1,613.70 (the “Test-Fit Allowance”) for the preparation by the architect of the initial test-fit plans (“Test-Fit Plans”). In no event shall Landlord make disbursements from the Test-Fit Allowance for costs which are unrelated to the Test-Fit Plans. The procedure for disbursement of the Test-Fit Allowance shall be the same as the procedure to disburse the Expansion Allowance.

3.	CORRIDOR ALLOWANCE

In addition to the Expansion Allowance and the Test-Fit Allowance, Landlord and Tenant agree that all costs associated with any proposed reconfiguration (if actually undertaken at Tenant’s request) of the Corridor (which, for purposes of clarification, is the corridor located on the west side of the first (1st) floor of the Building) (including, without limitation, design and construction costs) (“Reconfiguration Costs”) shall be shared equally by Landlord and Tenant; provided, however, that Landlord’s share of such Reconfiguration Costs shall in no event exceed Thirty Thousand and No/100 Dollars ($30,000.00) in the aggregate (“Cost Cap”). Subject to the Cost Cap and Tenant’s right to use the Expansion Allowance towards Tenant’s share of such Reconfiguration Costs, Tenant shall pay to Landlord, from time to time, Tenant’s share of such Reconfiguration Costs within thirty (30) days after Landlord’s delivery of a written invoice to Tenant for payment thereof. As set forth in Section 11.2.6 of the Second Amendment and Section 6.2 of the Agreement, if any portion of the Corridor is incorporated into the Premises, then Landlord and Tenant shall document such increase in the square feet of rentable area of the Premises in an amendment to the Lease. As further set forth in Section 11.2.6 of the Second Amendment and Section 6.2 of the Agreement, any portion of the Corridor which is not incorporated into the Premises shall remain Landlord’s responsibility as a Common Area pursuant to the terms of the Lease, as amended.

4.	MISCELLANEOUS

4.1 Applicable Lease Provisions. Without limitation, the Expansion Space Improvement Work shall be subject to the terms of Section 8, 9, and 12 of the Original Lease; provided that, notwithstanding the foregoing, all architects, engineers, and contractors retained in connection with the Expansion Space Improvement Work shall be selected and retained by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, delayed, or conditioned.

4.2 Default. Notwithstanding any contrary provision of this Agreement, if either party defaults under this Agreement before the Expansion Space Improvement Work is completed, then (a) the non-defaulting party’s obligations under this Work Letter shall be excused (provided that if Tenant is the defaulting party, Landlord may cause Tenant’s contractor to cease performance of the Expansion Space Improvement Work, until such default is cured), and (b) the defaulting party shall be responsible for any resulting delay in the completion of the Expansion Space Improvement Work.

4.3 Other. This Work Letter shall not apply to any space other than the 1st Floor Space.

EXHIBIT B

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EXHIBIT C

NOTICE OF LEASE TERM DATES

            , 20

To:

Re:	Fourth Amendment (the “Amendment”), dated , 20 to a lease agreement dated December 9, 2005, between CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and VIRGIN AMERICA INC., a Delaware corporation (“Tenant”), concerning [Suite 100/Suite 310] on the [first/third] floor of the building located at commonly known as “Bay Park Plaza II” located at 555 Airport Boulevard, Burlingame, California (the “[Suite 100/Suite 310] Expansion Space”).

Lease ID:

Business Unit Number:

Dear                             :

In accordance with the Amendment, Tenant accepts possession of the [Suite 100/Suite 310] Expansion Space and confirms that (a) the [Suite 100/Suite 310] Expansion Effective Date is [            , 20    /April 1, 2011], and (b) the expiration date of Tenant’s lease of the [Suite 100/Suite 310] Expansion Space is [October 7, 2017/May 31, 2012, subject to early termination pursuant to the terms of Section 8 of the Amendment].

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Section 1.3 of the Amendment, if Tenant fails to execute and return, or, if such notice is not factually correct, if Tenant fails to make such changes as are necessary to make such notice factually correct and thereafter execute and return, this letter within ten (10) business days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

EXHIBIT C

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“Landlord”:

CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.LC.,
a Delaware limited liability company, its general partner

	By:	/s/
Name:
Title:

EXHIBIT C

2

Agreed and Accepted as of , 20 .

“Tenant”:

VIRGIN AMERICA INC., a Delaware corporation

By:
Name:	Holly Nelson
Title:	SVP & Chief Financial Officer

EXHIBIT C

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FIFTH AMENDMENT

THIS FIFTH AMENDMENT (this “Amendment”) is made and entered into as of January 23, 2012, by and between CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and VIRGIN AMERICA INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord (as successor in interest to EOP-Bay Park Plaza, L.L.C., a Delaware limited liability company) and Tenant (as successor in interest to Best Air Holdings, Inc., a Delaware corporation) are parties to that certain lease dated December 9, 2005, as previously amended by instrument(s) dated July 1, 2009 (“First Amendment”), March 1, 2010 (“Second Amendment”), November 5, 2010 (“Third Amendment”) and March 28, 2011 (“Fourth Amendment”) (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 73,481 rentable square feet (the “Premises”) described as (i) Suite 100 consisting of approximately 10,758 rentable square feet located on the first floor; (ii) Suite 120 consisting of approximately 6,341 rentable square feet located on the first floor; (iii) Suite 150 consisting of approximately 3,963 rentable square feet located on the first floor; (iv) Suite 200 consisting of approximately 23,870 rentable square feet located on the second floor; (v) Suite 310 consisting of approximately 4,114 rentable square feet located on the third (3rd) floor (“Suite 310”); and (vi) Suite 500 consisting of approximately 24,435 rentable square feet located on the fifth floor (collectively, the “Existing Premises”), all such Suites being located in the building commonly known as “Bay Park Plaza II” located at 555 Airport Boulevard, Burlingame, California (“Building”). In addition, Landlord and Tenant are parties to that certain Temporary Space Agreement dated November 16, 2011, whereby Landlord has leased to Tenant on a temporary basis (through June 7, 2012) Suite 450 consisting of approximately 12,193 rentable square feet located on the fourth floor of the Building.

B.	The parties wish to enter into this Amendment in order to extend the term of Tenant’s lease of Suite 310 (the “Suite 310 Lease”) for an additional three (3) months, on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Extension. The term of the Suite 310 Lease is hereby extended through June 30, 2012 (the “Suite 310 Extended Expiration Date”). The portion of the Suite 310 Lease commencing on April 1, 2012 (i.e., the date immediately following the Suite 310 Expiration Date) (the “Suite 310 Extension Date”) and ending on the Suite 310 Extended Expiration Date shall be referred to herein as the “Suite 310 Extended Term”.

2.	Base Rent. During the Suite 310 Extended Term, the schedule of Base Rent for Suite 310 shall be as follows:

Period of Suite 310 Extended Term	Annual Base Rent	Monthly Base Rent
April 1, 2012 – June 30, 2012	$123,420.00	$10,285.00

All such Base Rent for Suite 310 shall be payable by Tenant in accordance with the terms of the Lease.

3.	Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment.

4.	Tenant’s Pro Rata Share. During the Suite 310 Extended Term, Tenant’s Pro Rata Share for Suite 310 shall continue to be 3.5115%.

5.	Expenses and Taxes. During the Suite 310 Extended Term, Tenant shall continue to pay Tenant’s Pro Rata Share of Expenses and Taxes for Suite 310 in accordance with the terms of the Lease.

6.	Improvements to Suite 310.

6.1	Condition of Suite 310. Tenant acknowledges that it is in possession of Suite 310 and agrees to accept it “as is” without any representation by Landlord regarding its condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement.

6.2	Responsibility for Improvements to Suite 310. Any improvements to Suite 310 performed by Tenant shall be paid for by Tenant and performed in accordance with the terms of the Lease.

7.	Deletions. Effective as of the date of this Amendment, Landlord and Tenant hereby acknowledge and agree that Section 8 of the Fourth Amendment (Suite 310 Termination Right) is hereby deleted in its entirety and of no further force or effect.

8.	Miscellaneous.

8.1	This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

8.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

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8.3	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.4	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

8.5	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

8.6	Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

8.7	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver it on behalf of the party hereto for which such signatory is acting.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:

Name:

Title:

TENANT:

VIRGIN AMERICA INC., a Delaware corporation

	By:	/s/ Peter D. Hunt

	Name:	Peter D. Hunt

	Title:	SVP & Chief Financial Officer

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SIXTH AMENDMENT

THIS SIXTH AMENDMENT (this “Amendment”) is made and entered into as of July 31, 2012, by and between CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and VIRGIN AMERICA INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord (as successor in interest to EOP-Bay Park Plaza, L.L.C., a Delaware limited liability company) and Tenant (as successor in interest to Best Air Holdings, Inc., a Delaware corporation) are parties to that certain lease dated December 9, 2005, as previously amended by instrument(s) dated July 1, 2009 ( “First Amendment”), March 1, 2010 (“Second Amendment”), November 5, 2010 (“Third Amendment”), March 28, 2011 (“Fourth Amendment”), and January 23, 2012 (“Fifth Amendment”) (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 73,481 rentable square feet (the “Premises”) described as (i) Suite 100 containing approximately 10,758 rentable square feet on the first floor, (ii) Suite 120 consisting of approximately 6,341 rentable square feet located on the first floor (“Suite 120”); (iii) Suite 150 consisting of approximately 3,963 rentable square feet located on the first floor (“Suite 150”); (iii) Suite 200 consisting of approximately 23,870 rentable square feet located on the second floor; and (iv) Suite 500 consisting of approximately 24,435 rentable square feet located on the fifth floor (collectively, the “Existing Premises”), all such Suites being located in the building commonly known as “Bay Park Plaza II” located at 555 Airport Boulevard, Burlingame, California (“Building”).

B.	In addition to the Existing Premises, Tenant previously leased the “Suite 310 Expansion Space” pursuant to the terms of the Fourth Amendment, the lease of which space expired as of June 30, 2012, and was not extended.

C.	Pursuant to that certain Temporary Space Agreement dated November 16, 2011, Tenant leased Suite 450, containing approximately 12,193 rentable square feet on the fourth floor of the Building (“Suite 450”). Tenant’s lease of Suite 450 terminated on June 7, 2012. Landlord and Tenant desire to retroactively extend the term of Tenant’s lease of Suite 450 to be coterminous with Tenant’s lease of the Existing Premises, and to otherwise amend the Lease on the terms of this Amendment.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

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1.	Lease of Suite 450. Tenant’s lease of Suite 450 is hereby retroactively extended from June 8, 2012, to be coterminous with Tenant’s lease of the Existing Premises, and, accordingly shall expire on October 7, 2017 (the “Expiration Date”). The period of time commencing retroactively as of June 8, 2012, and continuing through the Expiration Date is referred to herein as the “Suite 450 Term”. Except as set forth in this Amendment, Suite 450 shall be a part of the Premises under the Lease, and Tenant’s lease of Suite 450 shall be on all of the terms and conditions of the Lease (including any option to renew the term of the Lease as provided in the Lease), as amended by this Amendment.

2.	Suite 450 Base Rent. With respect to Suite 450 during the Suite 450 Term, the schedule of Base Rent shall be as follows:

Date	Annual Base Rent	Monthly Base Rent
June 8, 2012 - June 7, 2013	$365,790.00	$30,482.50
June 8, 2013 - June 7, 2014	$376,763.70	$31,396.98
June 8, 2014 - June 7, 2015	$388,066.67	$32,338.89
June 8, 2015 - June 7, 2016	$399,708.67	$33,309.06
June 8, 2016 - October 7, 2017	$411,699.93	$34,308.33

All such Base Rent set forth above shall be payable by Tenant in accordance with the terms of the Lease.

Notwithstanding the foregoing, provided that Tenant is not then in default of the Lease, after expiration of any applicable notice and cure periods, Tenant shall have no obligation to pay any Base Rent attributable to Suite 450 for the period from June 8, 2012, through December 7, 2012.

3.	Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment.

4.	Tenant’s Pro Rata Share. With respect to Suite 450 during the Suite 450 Term, Tenant’s Pro Rata Share shall be 9.9716%.

5.	Expenses and Taxes. With respect to Suite 450 during the Suite 450 Term, Tenant shall pay for Tenant’s Pro Rata Share of Expenses and Taxes for Suite 450 in accordance with the terms of the Lease; provided, however, that the Base Year for Expenses and Taxes shall be 2012.

6.	Improvements to Suite 450.

6.1

Condition and Configuration of Suite 450. Tenant acknowledges that it has been occupying Suite 450 pursuant to the Temporary Space Agreement, and shall continue to accept Suite 450 in its currently existing condition and configuration,

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without any representation by Landlord regarding their respective condition or configuration and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment and the Lease.

6.2	Responsibility for Improvements to Suite 450. Any improvements to Suite 450 performed by Tenant shall be paid for by Tenant (subject to the “Suite 450 Allowance” set forth below) and performed in accordance with the terms of the Lease.

6.3	Suite 450 Allowance. Landlord hereby grants Tenant an allowance (the “Suite 450 Allowance”) in the amount of $274,342.50 (i.e., $22.50 per rentable square foot of Suite 450), to be used by Tenant for improvements and alterations to Suite 450. Landlord shall disburse the Suite 450 Allowance to Tenant as reimbursement for costs expended by Tenant prior to September 30, 2014, in connection with the alterations or improvements performed by Tenant in Suite 450. Such disbursement shall be made to Tenant within thirty (30) days after Landlord’s receipt of invoices marked paid, for work performed in Suite 450, together with any applicable governmental sign offs on any work requiring permits, and with unconditional and final lien releases with respect to the work performed. Notwithstanding the foregoing, Tenant shall have the right, by written notice to Landlord, to elect to use up to $30,482.50 of the Suite 450 Allowance (i.e., $2.50 per rentable square foot of Suite 450) as a credit against Base Rent otherwise due under the Lease prior to January 7, 2013.

9.	Miscellaneous.

9.1.	This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

9.2.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

9.3.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

9.4.	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

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9.5.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

9.6.	Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

9.7.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver it on behalf of the party hereto for which such signatory is acting.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

	By:	/s/ John C. Moe
	Name:	John C. Moe
	Title:	Market Managing Director

TENANT:

VIRGIN AMERICA, INC., a Delaware corporation

By:	/s/ Peter D. Hunt
Name:	Peter D. Hunt
Title:	SVP & Chief Financial Officer

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SEVENTH AMENDMENT

THIS SEVENTH AMENDMENT (this “Amendment”) is made and entered into as of January 29, 2014, by and between CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and VIRGIN AMERICA INC., a Delaware corporation (“Tenant”).

RECITALS

(A)	Landlord (as successor in interest to EOP-Bay Park Plaza, L.L.C., a Delaware limited liability company) and Tenant (formerly known as Best Air Holdings, Inc., a Delaware corporation) are parties to that certain Office Lease Agreement dated December 9, 2005, as previously amended by that certain First Amendment dated July 1, 2009, that certain Second Amendment dated March 1, 2010, that certain Third Amendment dated November 5, 2010, that certain Fourth Amendment dated March 28, 2011, that certain Temporary Space Agreement dated November 16, 201 I, that certain Fifth Amendment dated January 23, 2012 and that certain Sixth Amendment dated July 31, 2012 (the “Sixth Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 81,560 rentable square feet (the “Existing Premises”) described as Suite No. 100, 120 and 150 on the first floor Suite No. 200 on the second floor, Suite 450 on the fourth floor and Suite 500 on the fifth floor of the building commonly known as Bay Park Plaza D located at 555 Airport Boulevard, Burlingame, California (the “Building”).

(B)	The parties wish temporarily to expand the Premises (defined in the Lease) to include additional space, containing approximately 4,114 rentable square feet described as Suite No. 310 on the third floor of the Building and shown on Exhibit A attached hereto (the “Temporary Suite 310 Expansion Space”), on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Expansion.

1.1	Effect of Expansion. Effective as of the Temporary Suite 310 Expansion Effective Date (defined in Section A below), the Premises shall be increased from 81,560 rentable square feet on the first, second, fourth and fifth floors to 85,674 rentable square feet on the first, second, third, fourth and fifth floors by the addition of the Temporary Suite 310 Expansion Space, and, from and after the Temporary Suite 310 Expansion Effective Date through the Temporary Suite 310 Expansion Expiration Date (defined in Section A below), the Existing Premises and the Temporary Suite 310 Expansion Space shall collectively be deemed the Premises. The term of the Lease for the Temporary Suite 310 Expansion Space (the “Temporary Suite 310 Expansion Term”) shall commence on the Temporary Suite 310 Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on the Temporary Suite 310 Expansion Expiration Date. During the Temporary Suite 310 Expansion Term, the Temporary Suite 310 Expansion

Space shall be subject to all the terms and conditions of the Lease except as provided herein. Except as may be expressly provided herein, (a) Tenant shall not be entitled to receive, with respect to the Temporary Suite 310 Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises, and (b) no representation or warranty made by Landlord with respect to the Existing Premises shall apply to the Temporary Suite 310 Expansion Space.

A.	Expansion Effective Date. As used herein, “Temporary Suite 310 Expansion Effective Date” means the earlier of (i) the date on which Tenant first conducts business in the Temporary Suite 310 Expansion Space. or (ii) the date that is ten (10) Business Days after the date of full execution and delivery of this Amendment; provided, however, that if Landlord fails to deliver the Temporary Suite 310 Expansion Space to Tenant on or before the date described in the preceding clause (ii) as a result of any holdover or unlawful possession by another party, the Temporary Suite 310 Expansion Effective Date shall be the date on which Landlord delivers possession of the Temporary Suite 310 Expansion Space to Tenant free from occupancy by any party. Any such delay in the Temporary Suite 310 Expansion Effective Date shall not subject Landlord to any liability for any Joss or damage resulting therefrom.

B.	Continuation Letter. At any time after the Temporary Suite 310 Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by written notice to Landlord, reasonably object to) such notice within five (5) Business Days after receiving it.

1.2	Expiration.

A.	Expansion Space Expiration Date. Subject to the terms hereof, the term of the Lease shall expire with respect to the Temporary Suite 310 Expansion Space on the Temporary Suite 310 Expansion Expiration Date. As used herein, “Temporary Suite 310 Expansion Expiration Date” means the last day of the 12th full calendar month beginning on or after the Temporary Suite 310 Expansion Effective Date. Without limiting the foregoing:

1.	Tenant shall surrender the Temporary Suite 310 Expansion Space to Landlord in accordance with the terms of the Lease, as amended, on or before the Temporary Suite 310 Expansion Expiration Date.

2.	Tenant shall remain liable for all Rent and other amounts payable under the Lease with respect to the Temporary Suite 310 Expansion Space for the period up to and including the Temporary Suite 310 Expansion Expiration Date, even though billings for such amounts; may occur after the Temporary Suite 31 0 Expansion Expiration Date.

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3.	Tenant’s restoration obligations with respect to the Temporary Suite 310 Expansion Space shall be as set forth in the Lease; provided that Landlord hereby notifies Tenant that, pursuant to Section 8 of the Lease, Tenant shall be required to remove any Cable installed in the Temporary Suite 310 Expansion Space by or for the benefit of Tenant

4.	If Tenant fails to surrender any portion of the Temporary Suite 310 Expansion Space on or before the Expansion Expiration Date, Tenant’s tenancy with respect to the Temporary Suite 310 Expansion Space shall be subject to Section 22 of the Lease.

2. Base Rent. With respect to the Temporary Suite 310 Expansion Space during the Temporary Suite 310 Expansion Term, the schedule of Base Rent shall be as follows:

Period During Temporary Suite 310 Expansion Term	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent
Temporary Suite 310 Expansion Effective Date through Temporary Suite 310 Expansion Expiration Date	$39.00	$13,370.50

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

3. Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment.

4. Tenant’s Pro Rata Share. With respect to the Temporary Suite 310 Expansion Space during the Temporary Suite 310 Expansion Term, Tenant’s Pro Rata Share shall be 3.5115%.

5. Expenses and Taxes. With respect to the Temporary Suite 310 Expansion Space during the Temporary Suite 310 Expansion Term, Tenant shall pay for Tenant’s Pro Rata Share of Expenses and Taxes in accordance with the terms of the Lease, as amended; provided, however, that, with respect to the Temporary Suite 310 Expansion Space during the Temporary Suite 310 Expansion Term the Base Year for Expenses and Taxes shall be 2014.

6. Improvements to Expansion Space.

6.1	Configuration and Condition of Expansion Space. Tenant acknowledges that it has inspected the Temporary Suite 310 Expansion Space and agrees to accept it in its existing configuration and condition without any representation by Landlord regarding its configuration or condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment

6.2	Responsibility for Improvements to Expansion Space. Any improvements to the Temporary Suite 310 Expansion Space performed by Tenant shall be paid for by Tenant and performed in accordance with the terms of the Lease.

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7. Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

7.1	California Public Resources Code § 25402.10. If Tenant (or any party claiming by. through or under Tenant) pays directly to the provider for any energy consumed at the Building, Tenant, promptly upon request, shall deliver to Landlord (or, at Landlord’s option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider) any data about such consumption that Landlord, in its reasonable judgment, is required to disclose to a prospective buyer, tenant or mortgage lender under California Public Resources Code§ 25402.10 or any similar law.

7.2	California Civil Code Section 1938. Pursuant to California Civil Code§ 1938, Landlord hereby states that the Temporary Suite 310 Expansion Space has not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).

7.3	Corrections. The parties agree that due to a scrivener’s error the total square footage of the “Premises” set forth in Recital A of the Sixth Amendment was incorrectly referred to as “73,481 rentable square feet” and is hereby amended to be “69,367 rentable square feet”.

7.4	Early Entry. Tenant may enter the Temporary Suite 310 Expansion Space before the Temporary Suite 310 Expansion Effective Date, solely for the purpose of installing telecommunications and data cabling and equipment, furnishings and other personal property in the Temporary Suite 310 Expansion Space. Other than the obligation to pay Base Rent and Tenant’s Pro Rata Share of any Expense Excess or Tax Excess, all of Tenant’s obligations under the Lease, as amended, shall apply during any period of such early entry.

8. Miscellaneous.

8.1	This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

8.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

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8.4	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

8.5	Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

8.6	Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than Jones Lang LaSalle) claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

8.7	If Tenant has any expansion right (whether such right is designated as a right of first offer, right of first refusal, expansion option or otherwise) that was granted to Tenant under the Lease (as determined without giving effect to this Amendment) and that, by virtue of this Amendment, will apply to space different from or in addition to the space to which such expansion right previously applied, then, as applied to such different or additional space, such expansion right shall be subject and subordinate to any expansion right (whether such right is designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building or project in which the Building is located existing on the date of mutual execution and delivery hereof.

[SIGNATURES ARE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

	By:	/s/ Kenneth Young
	Name:	Kenneth Young
	Title:	Vice President - LEasing

TENANT:

VIRGIN AMERICA, INC., a Delaware corporation

By:	/s/ Peter D. Hunt
Name:	Peter D. Hunt
Title:	SVP & Chief Financial Officer

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EXHIBIT A

OUTLINE AND LOCATION OF EXPANSION SPACE

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EXHIBIT B

WORK LETTER

[Intentionally Omitted]

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EXHIBIT C

NOTICE OF LEASE TERM DATES

, 20

To:

Re: Seventh Amendment (the “Amendment”), dated              2014, to a lease agreement dated December 9, 2005, between CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and VIRGIN AMERICA INC., a Delaware corporation (“Tenant”, concerning Suite 310 on the third floor of the building located at 555 Airport Boulevard, Burlingame, California (the “Expansion Space”).

Lease ID:

Business Unit Number:

Dear

In accordance with the Amendment, Tenant accepts possession of the Temporary Suite 310 Expansion Space and confirms that (a) the Temporary Suite 310 Expansion Effective Date is              20     , and (b) the Temporary Suite 310 Expansion Expiration Date is              20     ,

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, under Section 1.1.B of the Amendment, Tenant is required to execute and return (or reasonably object in writing to) this letter within five (5) Business Days after receiving it.

“Landlord”:

CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:
Name:
Title:

9

Agreed and Accepted as

of             , 2014

“Tenant”:

VIRGIN AMERICA, INC., a Delaware corporation

By:
Name:
Title:

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